                                                                  EXHIBIT 10(z)

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
     AMERICAN ENTERTAINMENT, L.L.C., A LOUISIANA LIMITED-LIABILITY COMPANY


     This Amended and Restated Operating Agreement (the "Agreement") is entered into as of this 8th day of February, 1995, by and between CIRCUS CIRCUS LOUISIANA, INC., a Louisiana corporation ("CCLI") and AMERICAN ENTERTAINMENT CORPORATION, a Louisiana corporation ("AEC"), collectively referred to as the "Members." Subject to the provisions of Section 14.12 below, this Agreement amends and restates in its entirety that certain Operating Agreement dated as of January 14, 1994, as heretofore amended by an Amendment thereto dated as of February 8, 1994.

                        ARTICLE 1.  NAME; DEFINED TERMS

     Section 1.1  Name.  The name of the Company shall be:  "American
                  ----
Entertainment, L.L.C."

     Section 1.2  Identification of Company.  The abbreviation "L.L.C." must
                  -------------------------
appear in the name of the Company on all correspondence, stationery, checks, invoices, and all documents executed by the Company.

     Section 1.3  Certain Definitions.  As used in this Agreement, the following
                  -------------------
terms shall have the following meanings:

          "Additional Capital Contributions" means the amount or amounts
           --------------------------------
     contributed to or for the benefit of the Company pursuant to Section 6.2.

          "AEC Loan" means the loan made by CCEI to AEC as more particularly
           ---------
     described in Section 6.6.

          "AEC Parties" means AEC and Georgusis.
           ------------

          "AEC Preferred Capital Balance" means the amount of AEC's Additional
           ------------------------------
     Capital Contribution pursuant to Section 6.2(a), as reduced (but not below zero) by the aggregate amount of all prior distributions of Net Available Cash to or for the account of AEC pursuant to Sections 7.3(a)(iii) and 7.3(a)(v).

          "Affiliate" means any person or entity controlling, controlled by or
          -----------
     under common control with any other person or entity, including without limitation, any officer, director, employee, agent, partner or member of any such person or entity.

          "Appointing Member" means the Member entitled to initially appoint a
          -------------------
     Manager or to fill a vacancy of a Manager on the Management Committee pursuant to Section 5.3(c).

          "B of A Prime Rate" means the "prime rate" of interest charged from
          -------------------
     time to time by Bank of America, N.T. & S.A. to its best commercial customers for short term unsecured loans.

          "CCEI" means Circus Circus Enterprises, Inc., a Nevada corporation, an
          ------
     Affiliate of CCLI.

          "CCLI  Additional Capital Contributions" means the amounts contributed
          ----------------------------------------
     to or for the benefit of the Company by CCLI pursuant to Section 6.2(b).

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

          "CCLI Loans" means loans made by CCLI or an Affiliate to or for the
           -----------
     benefit of the Company pursuant to Section 6.2(d); provided that any such CCLI Loans pursuant to Section 6.2(d) below (i) shall bear interest from the date of each advance until repaid, at a rate equal to ten percent (10%) per annum, (ii) may be secured by deeds of trust and/or other security interests in the Property, the Project and/or other assets of the Company, as contemplated in the Financing Outline, and (iii) shall be made upon and subject to such commercially reasonable terms and conditions as proposed from time to time by CCLI or such Affiliate, consistent with the Financing Outline.

          "CCLI Preferred Capital Balance" means the aggregate amount of CCLI's
          --------------------------------
     Additional Capital Contributions pursuant to Section 6.2(b), as reduced (but not below zero) by the aggregate amount of all prior distributions of Net Available Cash to CCLI pursuant to Sections 7.3(a)(iii) and 7.3(a)(v).

          "Capital Account" shall have the meaning ascribed to it in Section
          -----------------
     6.5.
          "Capital Contribution" of a Member means the aggregate amount of such
          ----------------------
     Member's Initial Capital Contribution and Additional Capital Contributions.

          "Circus Parties" means CCLI and CCEI.
          ----------------

          "Code" means the Internal Revenue Code of 1986, as amended.
          ------

          "Conditional Approval" means the certificate of approval for a gaming
          ----------------------
     license granted to the Company by the Gaming Authorities after completion of all suitability investigations and all required public hearings, which license is conditioned (if at all) only upon the completion of construction of the Project and the satisfaction of other non-discretionary conditions (which conditions shall have been approved by the Management Committee).

          "Construction Budget" means the written budgets and schedules and any
          ---------------------
     amendments thereto, approved by the Management Committee pursuant to
     Section 5.3, setting forth in reasonable detail on a line item basis, in compliance with the prescribed CCEI construction budget format, all costs and expenses (including without limitation, both "hard" and "soft" costs for both off-site and on-site work) incurred or to be incurred in connection with the acquisition and development of the Property and any additional property and the design, development, construction, fixturizing, equipping, preopening expenses and initial bankroll for operation of the Project. Any change in a line item or related series of line items (including without limitation, any reallocation of amounts between or among line items) resulting in a change in any such line item of more than 15% (and in all events, any such change in a line item or reallocation of funds among line items which involves more than $100,000), shall be deemed an amendment requiring the approval of the Management Committee. Unless otherwise expressly approved by the Management Committee, the total Construction Budget shall not exceed $107,000,000.

          "Construction-Related Agreement(s)" means any contracts or
          -----------------------------------
     subcontracts for the furnishing of materials or equipment or for the rendering of labor or other services in connection with the development of the Property and the development, design and construction of the Project.

          "Consulting Agreement" means that certain Riverboat Casino Consulting
          ----------------------
     Agreement to be entered into concurrently herewith between the Company as owner

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

     and AEC as consultant, in form and substance as set forth on attached Exhibit E.
     ---------

          "Consulting Fees" means the consulting fees payable to AEC pursuant to
          -----------------
     the Consulting Agreement.

          "Current Year Amortization" means for each fiscal year with respect to
           -------------------------
     each CCLI Loan the aggregate amount that would be payable by the Company with respect to such fiscal year to amortize each such CCLI Loan ratably over a five-year period commencing with the date of such CCLI Loan; provided, however, that for any fiscal year in which the Liquidation of the Company shall occur, "Current Year Amortization" with respect to each CCLI Loan shall mean the outstanding principal balance and all accrued but unpaid interest of such CCLI Loan.

          "Depreciation" means, for each fiscal year or other period, an amount
          --------------
     equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

          "Event of Default" shall have the meaning ascribed to it in Section
          ------------------
     9.1.

          "Financing Outline" means the outline of anticipated terms of Third
          -------------------
     Party Loans and CCLI Loans to finance the initial development and construction of the Project up to the amount of the approved Construction Budget, as set forth in a letter dated as of February 2, 1995 from Don Copp of CCEI to Lewis Frank of AEC.

          "Final Approval" means the satisfaction or waiver of all conditions
          ----------------
     imposed pursuant to the Conditional Approval, so that all gaming licenses have become effective and the Company is entitled to conduct all contemplated gaming activities and substantially all other contemplated activities at the Project.

          "Gaming Authorities" means the Louisiana Riverboat Gaming Commission,
          --------------------
     the Louisiana Riverboat Gaming Enforcement Division and/or any other governmental or quasi-governmental authority possessing and exercising jurisdiction over the Property, the Project, the Company, any Member, any of their respective Affiliates, or any officers or directors of any of the foregoing, with respect to gaming activities.

          "Georgusis" means Joseph Georgusis, an Affiliate of AEC.
          -----------

          "Gross Appraised Value" means the fair market value of the Property,
          -----------------------
     the Project and any other material assets of the Company, and shall represent the amount that a single buyer would reasonably be expected to pay for the entire Property, Project and other material assets, free and clear of all liens and encumbrances, in a single cash purchase, taking into account the then-current condition, use, zoning and income of the Property and Project, and including the value of any gaming licenses and similar intangible assets, but excluding any good will attributable to the Circus Circus names, logos, marks, trade dress and other intellectual property, and/or CCEI business operations. Such fair market value shall be determined by mutual agreement of the Members or if they are unable to mutually agree within 30 days after request by either Member, then by appraisal by a reputable disinterested appraiser who is experienced in the appraisal of casino properties, and who shall be instructed to complete and deliver the appraisal report within 30 days after engagement. For purposes of Section 8.2(c), the appraiser shall be selected by CCLI, subject to AEC's approval, which approval shall not be unreasonably withheld or delayed. For purposes of Section 8.2(d), the appraiser shall be selected by the non-defaulting Member. The cost of the appraisal shall be borne equally by the Members in the event of a buy-sell pursuant to
     Section 8.2(c) and shall be borne by the Defaulter in the event of a buy-sell pursuant to Section 8.2(d).

          "Gross Asset Value" means, with respect to any asset, the asset's
          -------------------
     adjusted basis for federal income tax purposes, except as follows: (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members; and (ii) the Gross Asset Value of all assets whose Gross Asset Value has been adjusted pursuant to Section 7.5(f) shall be adjusted pursuant to the last sentence of Section 7.5(f).

          "Initial Capital Contribution" means the amount contributed to or for
          ------------------------------
     the benefit of the Company by a Member pursuant to Section 6.1.

          "Intangibles" means (i) the Preliminary Approval, (ii) the Conditional
          -------------
     Approval, (iii) the Final Approval and (iv) all other leases, contracts, building or other permits, licenses and other assets (excluding cash) necessary to develop, construct, market and operate the Project.

          "Liquidation" means (i) when used with reference to the Company, the
          -------------
     earlier of (a) the date upon which the Company is terminated under Section 708(b)(1) of the Code, or any similar provision enacted in lieu thereof, or
     (b) the date upon which the Company ceases to be a going concern, and (ii) when used with reference to any Member, the earlier of (a) the date upon which there is a Liquidation of the Company or (b) the date upon which such Member's entire interest in the Company is terminated by means of a distribution or series of distributions by the Company to the Member.

          "Major Decision" shall have the meaning ascribed to it in Section
          ----------------
     8.2(a).

          "Management Agreement" means that certain Riverboat Casino Management
          ----------------------
     Agreement to be entered into concurrently herewith between the Company as owner and CCLI or an Affiliate of CCLI as manager, relating to the management and operation of the Project, in form and substance as set forth on attached Exhibit D.
                 ---------

          "Management Fees" means the base management fees payable to CCLI or
          -----------------
     its Affiliate pursuant to the Management Agreement.

          "Management Committee" shall have the meaning ascribed to it in
          ----------------------
     Section 5.3(a).

          "Manager" shall have the meaning ascribed to it in Section 5.3.
          ---------

          "Member Nonrecourse Debt" means any Company liability to the extent
          -------------------------
     the liability is nonrecourse for purposes of Regulations Section 1.1001-2, and a Member (or a related person within the meaning of Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2).

          "Member Nonrecourse Debt Minimum Gain" means Minimum Gain attributable
          --------------------------------------
     to Member Nonrecourse Debt.

          "Minimum Gain" means the sum of the separately computed amount of
          --------------
     gain, if any, that would be realized by the Company if, with respect to each nonrecourse liability of the Company, the Company disposed of the property subject to such nonrecourse liability for no other consideration than full satisfaction of such liability in accordance with Regulations Section 1.704-2(d). For this purpose, the term "nonrecourse liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

          "Minimum Purchase Price" of a Member's Interest in the Company means,
          ------------------------
     in the case of CCLI, the sum of the unpaid balance of all CCLI Loans and the CCLI Preferred Capital Balance, and, in the case of AEC, the amount of the AEC Preferred Capital Balance.

          "Net Available Cash" of the Company means, for each fiscal year or
          --------------------
     other period, an amount equal to the total cash revenues and receipts of the Company from any source (including financings and refinancings) for such period, less the sum of (i) cash payments made by the Company during such period in connection with the conduct of the Company's business (including the repayment of any Third Party Loans, current principal and interest payments on other Company debt, and payment of the Project Management and Consulting Fees, but excluding any payments or distributions pursuant to Section 7.3) and (ii) the amount of any increase during such period in, or amounts established during such period for, reasonable reserves for anticipated costs, expenses, liabilities and obligations of the Company, working capital needs of the Company or other appropriate Company purposes, as determined by the Management Committee pursuant to
     Section 5.3.

          "Net Equity" of a Member's Interest in the Company means the amount
           -----------
     that would be distributed to such Member in liquidation of the Company pursuant to Section 11.2 if (i) all the Company's assets were sold for their Gross Appraised Values; (ii) the Company paid its unpaid liabilities and established reserves for the payment of reasonably anticipated contingent and unknown liabilities; and (iii) the Company distributed the remaining proceeds to the Members in liquidation. The Net Equity of a Member's Interest in the Company shall be determined from the books and records of the Company by the firm of independent certified public accountants regularly employed by the Company. Net Equity of a Member's Interest shall be determined within thirty (30) days after receipt in writing of the Gross Appraised Value of the Project and the Property. The amount of such Net Equity shall be disclosed in writing to the Company and each of the Members. The Net Equity determination of such accountants shall be final and binding in the absence of a showing of gross negligence or willful misconduct.

          "Opening Date" means the date of initial opening of the Project for
           ------------
     business, as more particularly defined in the Management Agreement.

          "Operating Budgets" means the annual written budgets and schedules and
          -------------------
     any amendments thereto, approved by the Management Committee pursuant to
     Section 5.3, setting forth in reasonable detail, all costs and expenses incurred or to be incurred in connection with the maintenance (including capital improvements), management, marketing and operation of the Project.

          "Percentage Interest" or "Interest" means the percentage ownership
          -----------------------------------
     interest of a Member in the Company, as set forth in Section 7.1.

          "Permitted Title Exceptions" means those matters affecting title to
          ----------------------------
     the Property
     which have been approved by CCLI, as set forth on attached Exhibit B.
                                                                ---------
          "Preliminary Approval" means the certificate of preliminary approval
          ----------------------
     for a gaming license granted to AEC, as heretofore modified by a certain modification of preliminary approval.

          "Profits" and "Losses" means the taxable income or loss for federal
          ---------     --------
     income tax purposes of the Company for each fiscal year, plus income and gain of the Company exempt from federal income tax for such fiscal year, and minus Section 705(a)(2)(B) Expenditures for such fiscal year. Any item of income, gain, loss, deduction or Section 705(a)(2)(B) Expenditure that is allocated in any fiscal year pursuant to Section 7.5(a), (b), (c) or (d) shall be excluded from the computation of Profits or Losses to be allocated for such fiscal year pursuant to Section 7.4. Profits or Losses resulting from any disposition of Company property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value. In lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing income for federal income tax purposes, there shall be taken into account Depreciation for such fiscal year.

          "Project" means a riverboat gaming operation and related facilities to
          ---------
     be developed on or adjacent to the Property, including a riverboat gaming vessel, a dockside facility and related parking, all as determined by the Management Committee pursuant to Section 5.3(c)(i).

          "Property" means those certain parcels of land containing
          ----------
     approximately 26 contiguous acres, located on Paris Road in St. Bernard Parish, State of Louisiana, as more particularly described on attached Exhibit A.
     ---------

          "Regulations" means the Income Tax Regulations promulgated under the
          -------------
     Code, as such regulations may be amended from time to time.

          "Reimbursement Agreement" means that certain Reimbursement and
          -------------------------
     Guaranty Agreement to be entered into concurrently herewith between the AEC Parties and the Circus Parties, in form and substance as set forth on attached Exhibit F.
              ---------

          "Section 705(a)(2)(B) Expenditure" means any expenditure of the
          ---------------------------------
     Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i).

          "Submerged Property" means those certain submerged portions of land
          --------------------
     bordering the eastern edge of the Property and containing approximately 5 acres.

          "Third Party Loans" means secured or unsecured financings arranged by
          -------------------
     CCLI or its Affiliates and obtained from unaffiliated third parties upon the terms and conditions as generally outlined in the Financing Outline or as otherwise approved by the Management Committee.

     ARTICLE 2.  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT

     Section 2.1  Principal Office.  The initial principal office of the Company
                  ----------------
in the State of Louisiana shall be located at 8301 West Judge Perez Drive, Suite 305, Chalmette, Louisiana 70043. The Company may have all such other offices, either within or without the State of Louisiana, as the Management Committee may designate from time to time.

     Section 2.2  Registered Office and Agent.  The address of the initial
                  ---------------------------
registered
office of the Company is 8301 West Judge Perez Drive, Suite 305, Chalmette, Louisiana 70043, and the initial registered agent at such address is Lewis S. Frank. The registered office and agent may be changed from time to time by action of the Management Committee and by filing the prescribed form with the Louisiana Secretary of State. The Company shall keep at its registered office, originals or copies of the records and information required pursuant to R.S. 12:1319.

                              ARTICLE 3.  PURPOSE

     Section 3.1  Purpose.  The purposes for which the Company is organized
                  -------
include, without limiting those enumerated in the Articles of Organization, the acquisition of the Property and the development, improvement, construction and operation thereon of the Project, and for any other lawful purposes incidental thereto for which a limited-liability company may be organized under the laws of the State of Louisiana, except banking or insurance.

     Section 3.2  Powers.  The Company shall have all the powers granted to a
                  ------
limited-liability company under the laws of the State of Louisiana.

                                ARTICLE 4.  TERM

     Section 4.1  Duration.  The Company commenced its existence on December 22,
                  --------
1993 and shall terminate fifty (50) years from that date, unless earlier dissolved as provided by law, in this Agreement or in the Articles of Organization.

                  ARTICLE 5.  MEMBERS; MANAGEMENT OF COMPANY

     Section 5.1  Members' Voting Rights.
                  ----------------------
          (a) Each Member shall be entitled to cast a single vote on all matters properly brought before the Members, and except as otherwise expressly provided in this Agreement or in the Articles of Organization, all decisions of the Members shall be made by a majority vote of the Members. (By way of clarification but not as a modification of the foregoing, it is acknowledged that so long as there are only two Members of the Company, a "majority vote of the Members" shall mean the affirmative vote of both Members.)

          (b) Notwithstanding R.S. 12:1318 B, only the following matters shall require approval by the Members (except to the extent such approval rights have been delegated to the Management Committee pursuant to Sections 5.3 and 6.2):
               (i) The election to dissolve and wind up the Company pursuant to Section 10.01(b).

               (ii) The sale, exchange or other transfer of all or substantially all of the assets of the Company (expressly excluding any lease, mortgage, pledge or similar financing transactions).

               (iii) The lease, mortgage, pledge or other hypothecation of all or substantially all of the assets of the Company, unless such transaction(s) is contemplated in an approved Construction Budget or Operating Budget, in which event such transaction(s) shall not require the independent approval of the Members.
               (iv)  The merger or consolidation of the Company.

               (v) The incurrence of indebtedness by the Company other than in the ordinary course of its business; it being expressly agreed and understood that any incurrence of indebtedness as contemplated in an approved Construction Budget or Operating Budget shall be deemed in the ordinary course of the Company's business.

               (vi) The alienation, lease or encumbrance of any immovables of the Company other than in the ordinary course of its business, it being expressly agreed and understood that any such alienation, lease or encumbrance contemplated in an approved Construction Budget or Operating Budget shall be deemed in the ordinary course of the Company's business.

               (vii) An amendment to the Articles of Organization or this Agreement.

               (viii) Subject to Section 5.3, the selection and removal of the Managers, the determination of their compensation and the prescription of such powers and duties for them as may be consistent with law, the Articles of Organization and this Agreement.

               (ix) Such other matters as are expressly reserved to the Members pursuant to any provisions of this Agreement.


     Section 5.2  New Members.  A new Member may only be admitted as a Member in
                  -----------
the Company with the unanimous consent of the existing Members; provided however, upon the occurrence of any of the acts or events set forth in Section 10.1(c), the remaining Member, acting alone, may admit one or more new Members. In any such event, the new Member shall execute a written consent to be bound by the terms and provisions of this Agreement. The new Member and all existing Members shall also execute Amended Articles of Organization to be filed with the Secretary of State before the new Member becomes a Member of the Company.

     Section 5.3  Managers; Management Committee.
                  -------------------------------
          (a) The management of the Company's business shall be vested in a Management Committee composed of six (6) Managers, of which three of such Managers shall be appointed by AEC and three of such Managers shall be appointed by CCLI. The vote of a majority in number of the Managers comprising the Management Committee shall be required to act on any matter requiring Management Committee approval; provided however, that so long as CCLI is not in default of its obligations under the Management Agreement, until such time as the AEC Loan has been paid in full, CCLI shall have the right, after consultation with AEC, to break any tie vote of the Management Committee, other than the following matters, for which the vote of a majority in number of the Managers shall be required: (i) any increase in the Construction Budget to an amount in excess of $107,000,000; (ii) approval of the matters described in Section 5.3(c)(i); (iii) approval of the Annual Plans (including the annual Operating Budgets); and (iv) the election of the Company to terminate the Management Agreement, provided that the CCLI-appointed Managers on the Management Committee shall abstain from the vote to exercise the limited right of termination pursuant to Section 2.4 of the Management Agreement (if it has been determined that the performance standards set forth in said Section 2.4 have not been met), and provided further that the CCLI-appointed Managers shall be entitled to vote on the selection of any replacement Project managers and the approval of any replacement management agreements.

          (b) The powers granted to the Management Committee shall include, without limitation, the express powers:

               (i) To conduct, manage and control the affairs and business of the

Company, and to make such rules and regulations therefor consistent with law, the Articles of Organization and this Agreement.

               (ii) To change the principal office of the Company from one location to another within Louisiana; to fix and locate from time to time one or more subsidiary offices of the Company within or without the State of Louisiana; and to designate any place within or without the State of Louisiana for the holding of any Members' or Management Committee meeting or meetings.

               (iii) To borrow money and incur indebtedness for the purposes of the Company, in accordance with the approved Construction Budgets and Operating Budgets and as directed by CCLI pursuant to Sections 6.2(c) and (d), and to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities.

          (c) Matters requiring Management Committee approval shall include, without limitation, the following:

               (i) Decisions relating to the development of the Project, based upon submittals presented to the Management Committee by AEC, including, without limitation, the scope and design of the Project (including without limitation, the plans and specifications for the riverboat gaming vessel and the land-based facilities), Construction Budget, construction schedule and selection of general contractors, major subcontractors and major equipment and materials suppliers, and any amendments, modifications and supplements to any of the foregoing (including without limitation, any expansions, remodeling or other alteration of the Project or any portion thereof).

               (ii) Approval of the Annual Plans, Pre-Opening Budget, Annual Operating Budget, Annual Capital Replacements Budget, Annual Riverboat Replacements Budget, Operating Guidelines and Training Plan (as such terms are defined in the Management Agreement), and any amendments to any of the foregoing; based upon submittals presented to the Management Committee by CCLI.

          (d) The Managers appointed to the Management Committee by one Appointing Member may be removed at any time either with or without cause, but only by such Appointing Member. Any Manager may resign at any time by giving written notice to the Members. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The applicable Appointing Member shall replace any vacancy in the office of any Manager appointed by such Appointing Member. The Management Committee shall endeavor to defer voting on any material matters while a vacancy exists. However, if a majority of the remaining Managers on the Management Committee determine that it is necessary or advisable to vote on a material matter prior to appointment of a replacement Manager by the Appointing Member, then the Management Committee may vote on such matter, but the remaining Manager(s) appointed by the Appointing Member shall have the right to cast an additional vote, so that each Appointing Member shall be represented by an equal number of votes on the Management Committee. Each Manager on the Management Committee shall be chosen annually by the applicable Appointing Member and each shall hold office until such Manager shall resign or shall be removed or otherwise disqualified to serve, or the Manager's successor shall be elected and qualified.

          (e) The Management Committee may from time to time authorize one or more Managers, acting alone or in concert, to take such actions as may be necessary or advisable to implement the policies and decisions of the Management Committee including, without limitation, the execution and delivery of documents and instruments as contemplated in Section 5.3(b)(iii).

     Section 5.4  CCLI Decisions.  Subject to Section 5.3(a), decisions relating
                  --------------
to the operation of the riverboat gaming facility comprising the Project including, without limitation, the layout of the casino, marketing and credit policies, internal control and security procedures, and decisions concerning employment and operation of the Project, shall be determined exclusively by CCLI, in its capacity as a Member of the Company or by CCLI or an Affiliate in its capacity as manager of the Project pursuant to the Management Agreement; provided however, that CCLI shall consult with AEC prior to making such decisions. It is acknowledged that employment decisions shall be made with due consideration to guidelines recommended by the Gaming Authorities on local employment and procurement, and the use of minority and women owned business enterprises.

     Section 5.5  Books of Account.  Each of the Members shall have the right at
                  ----------------
all reasonable times to review all books of account and physical books and records of the Company. Each Member shall be entitled to review, for at least thirty (30) days prior to filing, the annual Form 1065, income tax returns, tax elections and other tax filings proposed to be filed for the Company with the Internal Revenue Service. At the completion of each fiscal year, the books of account and physical records of the Company shall be audited by a certified public accounting firm selected by the Management Committee.

     Section 5.6  Banking.  The Company shall establish one or more general
                  -------
business bank accounts with such bank or banks as may be determined by the Management Committee from time to time. All Company receipts shall be deposited to said account or accounts of the Company, and all expenses of the Company shall be paid from said account or accounts.

     Section 5.7  Authorization of Disbursement of Company Funds.  Disbursement
                  ----------------------------------------------
of Company funds, in payment of business expenses or otherwise, shall be by appropriate check, draft or other instrument and shall be drawn upon those signatures as determined from time to time by the Management Committee.

     Section 5.8  General Restrictions.  No Member or Manager shall have the
                  --------------------
right, power or authority to do any of the following acts without the prior written consent of the Members:

          (a) expend or use any Company money or property except upon the account of and for the benefit of the Company;

          (b) mortgage, lease, pledge or otherwise dispose of all, or substantially all, of the assets of the Company, other than in the ordinary course of business; it being expressly acknowledged that any transactions contemplated in an approved Construction Budget or Operating Budget shall be deemed "in the ordinary course of business;"

          (c) pledge any of the Company's credit or property for other than Company purposes;

          (d) compromise, settle or release any debt due the Company except upon full payment thereof or except in the ordinary course of business;

          (e) assign the Company's property in trust for creditors or on the assignee's promise to pay the debts of the Company;

          (f) confess a judgment against the Company, the Company's property or any of the Members;

          (g)  dispose of any of the goodwill of the Company business; or

          (h) do any other act which would make it impossible to carry on the ordinary business of the Company.

     Section 5.9  Progress Reports; Meetings.  The Management Committee shall
                  --------------------------
report to the Members not less frequently than monthly during the development and construction phase (including the first three months after the Project initially opens for business to the public) and not less frequently than quarterly thereafter, concerning the progress of the development, construction and operation of the Project. Any Member may call a special meeting of the Members and/or the Management Committee for any purpose on giving three (3) days prior written notice of the meeting (shorter notice may be agreed upon by the parties in writing). The notice shall provide information as to time, place and agenda of the meeting.

     Section 5.10  Salaries and Compensation to Members.  Except as specifically
                   ------------------------------------
provided in the Management Agreement or the Consulting Agreement or as otherwise approved from time to time by the Management Committee, the Company shall have no duty or obligation to reimburse or compensate the Members, their employees, assigns or Affiliates, for services rendered on behalf of the Company, nor shall a Member be entitled to salary or other compensation; provided however, that pursuant to the Management Agreement only, CCLI and/or its Affiliates shall be entitled to compensation from the Company for the provision of accounting, bookkeeping, computer services and management information and similar central office services at a cost not to exceed the reasonable direct costs incurred by CCLI or such Affiliate in providing such services; and provided further that the Company shall be responsible for all Project costs as set forth in approved Construction and Operating Budgets, and to the extent that such costs are paid or loaned to the Company by a Member or Affiliates, such Member shall be entitled to reimbursement by the Company in the manner and at such times as is specifically herein set forth (including reimbursement to AEC for its reasonable time and costs incurred in carrying out its duties under Section 5.13 below in the amounts as expressly provided for in the approved Construction Budget).
Each Member shall pay its own licensing costs and fees.

     Section 5.11  Company Property.  All property originally brought into or
                   ----------------
transferred to the Company as capital contributions of the Members or subsequently acquired by purchase or otherwise by or on behalf of the Company, shall be owned by and held in the name of the Company or in such fictitious business names as are approved by the Management Committee.

     Section 5.12  Other Business Activities.
                   -------------------------
          (a) Each reference in this Section 5.12 to a "Member" shall also mean and include each and every Affiliate of such Member; it being expressly agreed and understood that this Section 5.12 shall be deemed to apply to (and each Member shall cause the provisions of this Section 5.12 to become binding upon) each and every Affiliate of such Member.

          (b) Each Member may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company, including non-gaming-related entertainment ventures wherever situated and gaming-related ventures located outside of the radii specified in Section 5.12(c) below and/or in Article 8 below. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall, subject to the provisions of Section 5.12(c) below and/or in Article 8 below, be without prejudice to their rights to have such other interests and activities and to receive and enjoy profits and compensation therefrom. Subject to the provisions of Section 5.12(c) below and/or in Article 8 below, each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Members. Subject to the provisions of Section 5.12(c) below and/or in Article 8 below, any Member may engage in or possess any interest in any other business venture of any nature or description independently or with others, and neither the Company nor any other Member shall have any right by virtue of this Agreement in and to such venture or the income or profits derived therefrom.

          (c) Notwithstanding the provisions of Section 5.12(b) above, in the event that (i) prior to the commencement of operations at the Project and for a period of three (3) years thereafter, any Member shall desire to directly or indirectly participate (as an owner, operator, manager, developer, lender, investor or in any other similar capacity) in any gaming-related venture (a "Gaming Project") within that area of Louisiana falling within a 150 mile radius (to include Lafayette) of the Property or (ii) during the balance of the term of this Agreement, any Member shall desire to so participate in any such Gaming Project within that area of Louisiana falling within a 75 mile radius (to include Baton Rouge) of the Property, such Member (the "Offering Member") shall offer to the other Member (the "Receiving Member") the right to participate with the Offering Member in such proposed Gaming Project, upon such terms and conditions as the Offering Member shall reasonably propose, consistent with then-current market conditions. The Offering Member shall give written notice thereof to the Receiving Member, which notice shall include (i) a general description of the proposed Gaming Project, including such detail as a prudent investor would customarily require in order to make an informed investment decision, (ii) to the extent reasonably available, pro forma budgets of development and construction costs and projections of income and expense and
(iii) the proposed economic terms and conditions upon which the Offering Member and the Receiving Member would jointly participate in such proposed Gaming Project. The Receiving Member shall have ten (10) days after receipt of such notice and supporting documentation in which to negotiate a mutually acceptable agreement whereby the Offering Member and the Receiving Member will jointly participate in the development of the Proposed Development Project. If the Receiving Member declines the Offering Member's offer, or if the parties, after proceeding in good faith and with due diligence, are unable to reach agreement within said 10-day period, then, unless otherwise approved by both Members in their sole and absolute discretion, the offer shall be deemed to have expired and neither Member shall participate in any manner in such proposed Gaming Project without the involvement of the other Member.

     Section 5.13  Project Development.
                   -------------------
          (a) AEC shall be responsible for, and shall diligently and continuously pursue to completion, the day-to-day development and construction of the Project, in accordance with and subject to the approved plans and specifications, the approved Construction Budget and all applicable laws (including without limitation, all applicable gaming laws, orders, rules and regulations).

          (b) All Construction-Related Agreements shall contain the following minimum provisions: (i) a statement as to whether the contractee is a certified minority business enterprise, woman-owned business enterprise or disadvantaged business enterprise; (ii) any requirements for licensing (if necessary) before the Gaming Authorities; and (iii) a requirement that if the contractee is found unsuitable by the Gaming Authorities, that the contract will become null and void.

          (c) All Construction-Related Agreements shall include provisions reasonably necessary to protect the ability of the Company, the Members, their respective Affiliates, and their respective officers and directors to obtain and maintain gaming licenses in any jurisdiction. AEC shall not select any firms or persons to provide services that would potentially result in a revocation, finding of non-suitability or disqualification as to gaming licenses or a material sanction or penalty in respect of such gaming licenses of the Company, the Members, their respective Affiliates, or any of their respective officers or directors in Louisiana or any other jurisdiction, and all such firms and persons shall be competent and have good reputations. AEC shall consult with the Management Committee prior to the execution of any Construction-Related Agreement regarding any possible material impact the Construction-Related Agreement might have on the management and operation of the Company and the Project and the Management Committee shall have the right to approve or consent to any such Construction-Related Agreements.

     Section 5.14  Project Management.
                   ------------------

          (a) Concurrently with the execution and delivery of this Agreement, the Company shall enter into the Management Agreement with CCLI (or an Affiliate designated by CCLI) and the Consulting Agreement with AEC. The termination of the Management Agreement for any reason whatsoever shall, without the necessity of further action by any party, result in the automatic termination of the Consulting Agreement, effective as of the termination date of the Management Agreement. So long as the Company owns the Project and AEC is a Member of the Company, a termination of the Consulting Agreement (other than a voluntary termination thereof) shall, without the necessity of further action by any party, result in the automatic termination of the Management Agreement, effective as of the date of termination of the Consulting Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in the Management Agreement or the Consulting Agreement, if, with respect to any annual period, the full amount of Management Fees and Consulting Fees cannot be paid without reducing the Net Available Cash to an amount less than the amount necessary to pay the Current Year Amortization with respect to any outstanding CCLI Loans, then the aggregate amount of Management Fees and Consulting Fees shall be reduced by the amount of such shortfall. Such aggregate reduction shall be apportioned between the Management Fees and the Consulting Fees in the ratio of 3.5 to 1. Any resulting Net Available Cash will be applied toward payment of the CCLI Loans. Any unpaid amounts of Management Fees and Consulting Fees will be deferred until sufficient funds are available for their payment.

ARTICLE 6.  CAPITAL CONTRIBUTIONS; LOANS; INITIAL PUBLIC OFFERING

     Section 6.1  Initial Capital Contributions.
                  -----------------------------

          (a)  (i)    As its Initial Capital Contribution AEC has initially
contributed (or shall as soon as possible hereafter contribute) to the Company, fee simple title to the Property, subject only to any Permitted Title Exceptions. Such contribution shall be deemed to have an agreed value of $5,000,000.
               (ii) If it has not already done so, AEC shall execute and deliver to the Company, such deeds, bills of sale, assignments and other instruments of conveyance as may, in the opinion of CCLI and its counsel, be necessary or advisable to vest title to the Property and the Intangibles in the Company. If it has not already done so, AEC shall cause to be issued in favor of and delivered to the Company, an ALTA extended coverage owner's policy of title insurance (or equivalent) in a liability amount as approved by CCLI, showing fee simple title to the Property to be vested in the Company, subject only to the Permitted Title Exceptions and/or such other matters affecting title to the Property as shall have been approved in advance in writing by the Members in their sole and absolute discretion.

               (iii) As soon as possible following the date hereof, AEC shall cause to be conveyed to the Company, fee simple title to the Submerged Property, subject only to such title exceptions as shall have been approved by CCLI, at a price to the Company equal to AEC's or its Affiliates' actual out-of-pocket costs in acquiring the Submerged Property from unaffiliated third parties, and without any profit, mark-up, commission, finder's fee or similar payment of whatsoever nature to AEC or its Affiliate. In addition, in the event that the Members determine that any additional properties, purchase agreements, options, leases or governmental approvals, permits, licenses and/or waivers are necessary or advisable for the full development and operation of the Project, AEC shall proceed with due diligence and use its best efforts to cause such other property rights and entitlements to be transferred, assigned and conveyed to the Company at a price to the Company equal to AEC's or its Affiliate's actual out-of-pocket costs (as approved by CCLI), and without any profit, mark-up, commission, finder's fee or similar payment of whatsoever nature to AEC or its Affiliates.

          (b) As its Initial Capital Contribution, CCLI has contributed to the Company, cash in the amount of $5,000,000.

     Section 6.2  Additional Capital Requirements.
                  -------------------------------
          (a) As an Additional Capital Contribution, AEC has contributed (or shall as soon as possible hereafter contribute) to the Company the Intangibles, free and clear of all liens and third party claims, except as shall have been expressly approved in advance in writing by CCLI. Such contribution shall be deemed to have an agreed value of $15,000,000, unless the Company is dissolved prior to the Opening Date, in which event such contribution shall be deemed to have an agreed value of $1.

          (b) As Additional Capital Contributions, CCLI has heretofore contributed and/or shall hereafter contribute to the Company, from time to time as needed, additional cash in an aggregate amount of $15,000,000.

          (c) CCLI and AEC shall use their best good faith efforts (and shall cause their respective Affiliates, CCEI and Georgusis, to use their respective good faith efforts, including giving the guarantees provided below, if required) to obtain Third Party Loans on behalf of the Company upon terms and conditions commensurate with those offered on similar projects. The presently contemplated terms are as outlined in the Financing Outline, which Financing Outline is hereby approved by the Members and by the Management Committee. Each Member and its respective Affiliates shall be entitled to promptly receive copies of all material correspondence and communications in connection with the application and commitment for any Third Party Loans including prior disclosure of interest rates and amortization schedules; provided, however, that no additional approvals or consents with respect to the terms and conditions of such Third Party Loans shall be required to be obtained from the Management Committee or a Member or its Affiliates unless CCEI proposes to accept a higher interest rate, shorter amortization schedule, shorter term or higher commitment fee than as set forth in the Financing Outline. If any additional approvals or consents are required from the Management Committee, such approvals or consents shall not be unreasonably withheld. If the third party lender requires personal guarantees, they will be provided on a joint and several basis to the third party lender by the AEC Parties and the Circus Parties. Although such guarantees shall be joint and several vis-a-vis the third party lender, the AEC Parties and the Circus Parties have agreed (as more particularly memorialized in the Reimbursement Agreement) that the AEC Parties as a group and the Circus Parties as a group, shall each be liable for only 50% of the total guaranteed obligations, and that should any party be required to pay more than its agreed-upon share of the total guaranteed obligations, the other party will be obligated to promptly reimburse the paying party for the amount of such excess payments.

          (d) It is anticipated that the total Project cost will exceed the sum of the cash portion of the Initial Capital Contributions, the CCLI Additional Capital Contributions and the proceeds of the Third Party Loan. CCEI shall make available to CCLI, and CCLI shall provide to the Company, additional funds in the form of CCLI Loans to fund Project costs in accordance with the approved Construction Budget, but in no event to exceed (i) the lesser of (A) the amount of the approved Construction Budget or (B) $107,000,000, less (ii) the sum of the Initial Capital Contributions, CCLI Additional Capital Contributions and proceeds of any Third Party Loans. As more particularly described in the Reimbursement Agreement, the AEC Parties shall jointly and severally guarantee repayment of 50% of the total amount of CCLI Loans. CCLI may at any time and from time to time replace all or any part of any CCLI Loans with a Third Party Loan at rates and on terms commensurate with those outlined in the Financing Outline or upon such other terms and conditions as shall have been approved by the Management Committee.

          (e) If and to the extent the approved Construction Budget exceeds $107,000,000 and/or if, after the initial development, construction and start-up of the Project, the Management Committee determines that additional funds are or will be required for the payment of Project costs, expenses and obligations (as set forth in approved Operating Budgets), CCLI and AEC shall each be obligated to fund 50% of such required funds as additional capital contributions to the Company. The failure of a Member to duly and timely fund any such additional capital contribution shall be deemed a default under this Agreement.

          (f) Except as provided in Sections 6.2(a) through 6.2(e), any other loans or advances to or for the benefit of the Company shall be subject to the prior written approval of the Management Committee.

          (g) The provisions of this Article 6 are solely and exclusively for the benefit of the Members (and their permitted successors and assigns), and may only be enforced by, the Members (or such permitted successors and assigns), and shall not inure to the benefit of, or be enforceable by, any third parties, including without limitation, any creditors of the Company.

     Section 6.3  Interest.  No Member shall be entitled to interest on its
                  --------
Initial Capital Contributions; however, the provision of this Section shall not impair the obligation of the Company and the right of CCLI to receive interest upon its Loans to the Company as hereinabove provided.

     Section 6.4  Withdrawal of Capital.  No Member shall withdraw any
                  ---------------------
portion of the capital of the Company without the express consent of the Management Committee.

     Section 6.5  Capital Account.  An individual Capital Account shall be
                  ---------------
established and maintained for each Member. The Capital Account of each Member shall be equal to the aggregate amount of cash contributed by such Member to the Company, increased by (i) the fair market value of property contributed by such Member to the Company (other than a promissory note by such Member who is the maker of such note), net of liabilities secured by such property that the Company assumes or takes the property subject to, (ii) the amount of any Company liabilities assumed by such Member other than liabilities secured by property distributed to such Member, (iii) such Member's distributive share of Profits of the Company and (iv) any items in the nature of income and gain which are excluded from the definitions of Profits and Losses and allocated to such Member, and reduced by (i) such Member's distributive share of Losses, (ii) the amount of any distributions of cash to such Member, (iii) the amount of liabilities of such Member assumed by the Company, other than liabilities secured by property contributed by such Member, (iv) the fair market value of property (net of liabilities assumed by such Member and liabilities to which such distributed property is subject) distributed to such Member, and (v) any items in the nature of deductions or losses which are excluded from the definitions of Profits and Losses and allocated to such Member. Upon a distribution of property, other than one described in Section 7.5(f), the Capital Account of each Member shall be adjusted as provided in Regulations
Section 1.704-1(b)(2)(iv)(e). In the event the Gross Asset Values of Company assets are adjusted pursuant to Section 7.5(f), the Capital Account of each Member shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. For purposes of this section, the term Member shall include any predecessor in interest of such Member.

     Section 6.6  AEC Loan.  Prior hereto, CCEI loaned to AEC the principal
                  --------
sum of $10,000,000, which AEC Loan is evidenced by a recourse, interest-bearing promissory note, secured by a security and pledge agreement encumbering AEC's interest in the Company, and guaranteed by Georgusis pursuant to a guaranty (collectively, the "AEC Loan Documents"). Contemporaneously herewith, the AEC Loan Documents have been amended (collectively, the "Amended AEC Loan Documents"), copies of which are attached hereto as Exhibits G-1 through G-3.
                                                    ------------------------
Pursuant to the Amended AEC Loan Documents, AEC has absolutely and unconditionally assigned and transferred to CCEI, all Net Available Cash otherwise payable to AEC pursuant to Sections 7.3(a) and/or 11.2 of this Agreement, and all consulting fees otherwise payable to AEC pursuant to the Consulting Agreement; provided however, that prior to the occurrence of any default by AEC or its Affiliates under the Amended AEC Loan Documents, AEC shall have a license to receive and retain such consulting fees. In this connection, AEC hereby agrees and acknowledges that the Company is hereby irrevocably authorized and instructed to pay directly to or to the order of CCEI, as and when otherwise payable to AEC or its Affiliates, all such Net Available Cash (and after occurrence of any such default by AEC or its Affiliates, the consulting fees) until the outstanding principal balance and all accrued but unpaid interest and other charges due under the Amended AEC Loan Documents shall have been paid in full to or to the order of CCEI. Notwithstanding such assignment of proceeds by AEC to CCEI, AEC expressly agrees and acknowledges that Profits and Losses of the Company shall be allocated in accordance with Section 7.4 below. Annual payments on the AEC Loan equal to the greater of (i) the amount of accrued but unpaid interest or (ii) the amount of Net Available Cash payable to AEC with respect to the prior 12 month period, shall be payable by AEC to CCEI commencing November 1, 1995 and continuing on the first day of each November thereafter, with mandatory prepayments to CCEI to the extent of any interim distributions of Net Available Cash otherwise payable to AEC, until November 1, 2001, at which time the outstanding balance of principal and accrued but unpaid interest shall be due and payable. At the election of CCEI, the outstanding balance of the AEC Loan may be accelerated upon (i) the failure of AEC to make any payment when due under the AEC Loan which failure remains uncured for a period of ten (10) days after notice or the occurrence of any non-monetary default under the AEC Loan Documents which default remains uncured for a period of thirty (30) days after notice; (ii) the occurrence of any Event of Default by AEC under this Agreement,
(iii) the occurrence of any event requiring dissolution of the Company pursuant to Section 10.1, or (iv) the occurrence of any event which results in the exercise of the "buy-sell" provisions pursuant to Sections 8.1(b) or 8.2. The AEC Loan may be prepaid in whole or in part at any time without premium or penalty therefor. Pursuant to Section 8.1(b), CCLI hereby consents to AEC's pledge of its Membership Interest in the Company to CCEI pursuant to the above-referenced Amended AEC Loan Documents.

     Section 6.7  Initial Public Offering.  After the Project is in
                  -----------------------
operation, the Management Committee will cause the Company to engage a national investment banking/underwriting firm to advise the Company on the advisability/feasibility of retiring debt and invested capital and commencing an initial public offering or institutional private placement of equity or debt interests in the Company's business. Upon approval by the Members, the Company will take the actions reasonably necessary or advisable to proceed with such initial public offering or private placement.

                       ARTICLE 7.  PERCENTAGE INTERESTS;
              CASH DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

     Section 7.1  Percentage Interests. The Members shall have the
                  --------------------
following Percentage Interests in the Company:

                         AEC  50%
                         CCLI  50%
     Section 7.2  Periodic Determination of Net Available Cash.  Not more
                  --------------------------------------------
frequently than monthly and not less than annually, the Management Committee shall review the cash flow of the Company and, consistent with prudent business practices, shall determine the amounts, if any, of funds available for designation and distribution as Net Available Cash.

     Section 7.3  Distribution of Net Available Cash.
                  ----------------------------------

          (a) Net Available Cash with respect to each fiscal year shall be distributed in the following order of priority:

               (i) First, to each Member, an amount equal to (or in proportion to if less than) 39% (or such other percentage as the Members shall mutually agree) of the net income for federal income tax purposes allocated to such Member by the Company with respect to such fiscal year;

               (ii) Second, to CCLI, an amount equal to the Current Year Amortization with respect to any outstanding CCLI Loans;

               (iii) Third, 50% to CCLI and 50% to AEC until AEC has received (or is deemed to have received) distributions of Net Available Cash pursuant to this Section 7.3(a)(iii) equal to the outstanding balance of the AEC Loan, all of which distributions shall be applied in reduction of AEC's and CCLI's respective Preferred Capital Balances;

               (iv) Fourth, to CCLI, an amount equal to the outstanding balances of any CCLI Loans;

               (v) Fifth, 50% to CCLI and 50% to AEC until CCLI and AEC have received distributions of Net Available Cash pursuant to this Section 7.3(a)(v) equal to their respective Preferred Capital Balances; and

               (vi) Sixth, the balance of any Net Available Cash, to the Members, pro rata in accordance with their respective Percentage Interests.

     (b) The amount of any distributions of Net Available Cash to CCLI pursuant to Sections 7.3(a)(ii) and 7.3(a)(iv) shall be applied first to accrued but unpaid interest and then to the outstanding principal balance of the CCLI Loans.

     Section 7.4  Determination and Allocation of Profits and Losses.
                  --------------------------------------------------
     (a) Losses of the Company for each fiscal year shall be allocated to the Members, pro rata in accordance with their respective Percentage Interests.

     (b) Profits of the Company for each fiscal year shall be allocated to the Members, pro rata in accordance with their respective Percentage Interests.

     Section 7.5  Tax Regulatory Provisions.
                       -------------------------
          (a) Notwithstanding the provisions of Section 7.4, in no event shall any allocation of Losses (or any other loss, deduction or Section 705(a)(2)(B) Expenditure) to any Member cause such Member to have or increase a deficit balance in its Capital Account.

          (b) If a Member receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which creates or increases a deficit balance (taking into account distributions, other than distributions in liquidation of the Company, reasonably expected to be made) in the Member's Capital Account (as provided in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6)), the Company shall allocate items of income or gain (as those terms are used in Regulations Section 1.704-1(b)(2)(ii)(d)) to such Member in an amount and manner to eliminate the Member's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible.

          (c) If there is a net decrease in the Company's Minimum Gain during any fiscal year, each Member shall be allocated items of income and gain for such fiscal year equal to such Member's share of the net decrease in Minimum Gain during such fiscal year in accordance with Regulations Sections 1.704-2(f) and (g).

          (d) Any item of Company loss, deduction or Section 705(a)(2)(B) Expenditure that is attributable to Member Nonrecourse Debt shall be allocated to the Member or Members that bear the economic risk of loss with respect to such Member Nonrecourse Debt in accordance with Regulations Section 1.704-2(i). If there is a net decrease during any fiscal year in the minimum gain attributable to a Member Nonrecourse Debt (within the meaning of Regulations
Section 1.704-2(i)(3)), then any Member with a share of the minimum gain attributable to such Member Nonrecourse Debt at the beginning of such fiscal year shall be allocated items of Company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain as provided in Regulations Section 1.704-2(i)(4).

          (e)  In accordance with Section 704(c) of the Code and Regulations
Section 1.704-1(b)(2)(iv)(d), income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between adjusted basis of such property to the Company and its initial Gross Asset Value. In the event the Gross Asset Value of any Company property is adjusted (other than for Depreciation) subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property and its Gross Asset Value in the same manner as under Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocation shall be made by the Members in a manner that reasonably reflects the purpose and intention of this Agreement.

          (f) The Gross Asset Values of all Company assets may be adjusted by the Members in accordance with Regulations Section 1.704-1(b)(2)(iv) to equal their respective gross fair market values as reasonably determined by the Members as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a retiring or continuing Member as consideration for an interest in the Company of more than a de minimis amount of money or other Company property; and (iii) the Liquidation of the Company. In such event, if the Gross Asset Value of an asset does not equal its adjusted basis for federal income tax purposes, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (g) For purposes of Sections 7.5(a), (b), (c) and (d), there shall be excluded from any deficit in a Member's Capital Account any amount such Member is obligated to restore to its Capital Account under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5) after taking into account thereunder any changes during such fiscal year in Minimum Gain and Member Nonrecourse Debt Minimum Gain.

          (h) For purposes of Sections 7.5(a), (c) and (d), each Member's Capital Account shall be reduced by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (i) To the extent that Profits includes any income or gain which for federal income tax purposes is treated as ordinary income from recapture of depreciation, such Profits treated as ordinary income shall be apportioned among the Members, to the extent of Profits allocated to the Members, pro rata in accordance with the prior allocation of depreciation to which such recapture is attributable.

          (j) If there is any conflict in the application of the following Sections, they shall be applied in the following order of priority: (i) Section 7.5(c), (ii) Section 7.5(d), (iii) Section 7.5(b), (iv) Section 7.5(a) and (v)
Section 7.4.

          (k) If there is a Liquidation of the Company, the Capital Accounts of the Members shall be adjusted to reflect the actual or anticipated Profits or Losses allocable among the Members shall be adjusted in accordance with, or as if there had been, an actual disposition of the Company's property at its fair market value.
          (l) Upon the transfer of an Interest in the Company, the Transferor's Capital Account that is attributable to the transferred Interest shall carry over to the transferee Member. If the transfer of any Interest in the Company causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Member shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv). The constructive reformation of the Company shall be treated as the formation of a new limited liability company, and the capital accounts of the Members of such new limited liability company shall be determined and maintained accordingly.

     Section 7.6  Taxable Year and Accounting Method.  Except as otherwise
                  ----------------------------------
required by the Code or the Regulations, the Company's taxable year shall be the calendar year. The Company shall use the accrual method of accounting for federal income tax purposes.

     Section 7.7  Tax Elections.  CCLI shall have the authority to make any
                  -------------
election or other determination on behalf of the Company provided for under the Code or any provision of state or local tax law. In making such elections, CCLI shall consider the interests of both Members as well as that of the Company.

     Section 7.8  Tax Matters Partner.  The Tax Matters Partner (within the
                  -------------------
meaning of Section 6231(a)(7) of the Code) of the Company shall be CCLI. In the event of an administrative or judicial proceeding, the Tax Matters Partner shall regularly consult with AEC regarding all significant decisions affecting such proceeding. The Tax Matters Partner shall have the right to determine whether to challenge a final partnership administrative adjustment by initiating an action in the Tax Court or, if advised by counsel to do so and with the consent of AEC, in the United States District Court or the Claims Court.

                  ARTICLE 8.  TRANSFER OF MEMBERS' INTERESTS

     Section 8.1  Transfer of Members' Interests.
                  ------------------------------
          (a) The Interest of each Member of the Company is personal property. Except as otherwise provided in this Agreement, the "transfer" of a Member's Interest or portion thereof or interest therein and/or the "transfer" of any legal and/or beneficial ownership interests in, or control of, each Member, shall include a gift, sale, transfer, assignment, hypothecation, pledge, encumbrance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including without limitation, any transfer occurring upon or by virtue of the dissolution, bankruptcy or insolvency of a Member; the appointment of a receiver, trustee or conservator or guardian for a Member or its property; or pursuant to the will of a Member or the laws of descent and distribution in the event of a Member's death; pursuant to court order in the event of divorce, marital dissolution, legal separation or similar proceedings; or pursuant to any loan or security agreement under which any of the Member's Interest is pledged or otherwise serve as collateral, as well as the transfer of any such Interest in the event recourse is made to such collateral, but shall expressly exclude any changes in ownership of CCEI's equity securities.

          (b) Except as otherwise provided in Sections 6.6 and 8.2(c), neither Member shall transfer all or any portion of its Interest in the Company, nor shall either Member permit any transfer of legal and/or beneficial ownership interest in, or control of, such Member during the period prior to the expiration of the first three years following the Opening Date (as defined in the Management Agreement). Thereafter, neither Member shall transfer or permit any such transfer without the prior written consent of the other Member, which consent may be granted or withheld in its sole discretion; provided however, that CCEI shall have the right at any time (including the three-year period referred to in the preceding sentence) to transfer all or any portion of its ownership interest in CCLI in connection with (i) the sale or other disposition of all or substantially all of the assets of CCEI, or (ii) any corporate reorganization, financing transaction or similar transaction involving CCEI or its Affiliates or any material assets of any such companies, so long as CCEI or its successor shall remain the owner, directly or indirectly, of all or substantially all of the CCLI interest. Without limiting the right of a Member to grant or withhold in its sole discretion the consent to a transfer by the other Member, if a Member (the "Offering Member") desires to transfer all or any portion of its Interest in the Company (a "Sale Interest"), the other Member (the "Receiving Member") shall have the right, but not the obligation, to require the Offering Member to (i) sell the Sale Interest to the Receiving Member (or an Affiliate) on the same terms and conditions on which the Sale Interest is proposed to be sold to the third party; or (ii) purchase, or require the third party to purchase, all or any portion of the Receiving Member's Interest in the Company on the same terms and conditions on which the Sale Interest in proposed to be sold to the third party, but in all events for cash at closing in an amount at least sufficient to pay the Receiving Member its Minimum Purchase Price. In the event of a sale of all or substantially all of the Receiving Member's Interest, the Offering Member or third party transferee shall cause the Receiving Member and its Affiliates to be released from all guarantees and other liabilities with respect to any Third Party Debt or other obligations of the Company for which such Member or its Affiliates may have personal liability. In all events, the identity of the third party (including financial statements, business experience and such other information as may be reasonably required by the Receiving Member) must be disclosed by the Offering Member. All transfers shall be subject to any required approvals by the Louisiana State Gaming authorities and any third party lenders. Notwithstanding anything to the contrary contained in this Agreement, the Member whose Interest is transferred (and its Affiliates) shall not, for a period of three years from the date of such transfer, directly or indirectly participate in a gaming-related venture within that part of Louisiana constituting the New Orleans metropolitan area.

          (c) Notwithstanding any other provision contained in this Agreement, any transferee of an Interest in the Company or a portion thereof shall not become a substituted Member without the unanimous consent of all Members other than the transferor.

     Section 8.2  Major Decisions: Deadlock: Buy-Sell Agreement.
                  ----------------------------------------------
          (a) For purposes of this Section, the term "Major Decision" shall mean any action (or election not to act) by or on behalf of the Company which, pursuant to the provisions of this Agreement, requires the approval of all or a majority of the Members or a majority of the Management Committee, and which may have, or which may be anticipated to have, a material effect on the business and operation of the Company.

          (b) In the event the voting rights of the Members or the Management Committee are evenly divided with respect to a Major Decision and the Members or the Management Committee are unable to reach agreement with respect to a proposed course of action within fifteen (15) days after a written request for action by any Member, then in such an event (except as otherwise provided in Section 5.3(a) above), a deadlock (the "Deadlock") shall be deemed to exist.

          (c) At any time after the occurrence of a Deadlock and prior to a resolution thereof among the Members or the Management Committee, as applicable, CCLI may, but shall not be obligated to, require AEC (i) to sell to CCLI all of AEC's Interest in the Company or (ii) to buy from CCLI all of CCLI's Interest in the Company. Provided that the Project has been in operation for at least twenty-four (24) months, at any time after the occurrence of a Deadlock and prior to a resolution thereof among the Members or the Management Committee, as applicable, AEC may, but shall not be obligated to, request CCLI to sell all of CCLI's Interest in the Company, whereupon CCLI shall, within thirty (30) days after receipt of AEC's request, notify AEC that CCLI has elected one of the following: (i) agree to sell its entire Interest to AEC; (ii) require that all Members sell their enitre Interests (or cause the entire Project and all other material assets of the Company to be sold) to a bona fide third party (and in such event the Members shall cooperate to effect such a third party sale as expeditiously as possible); or (iii) require AEC to sell its entire Interest to CCLI. The purchase price for the selling Member's Interest shall be the greater of (i) the Minimum Purchase Price or (ii) the Net Equity of such Member's Interest. Unless otherwise approved by the Members, such purchase and sale shall be consummated within nine (9) months after the initiating party's notice to the other party and twenty percent (20%) of the purchase price for the Interest being sold or purchased shall be payable at the closing in cash (or by wire transfer in immediately available funds); provided however, (i) if CCLI is the initiating party, if the Gross Appraised Value results in a Net Equity which is equal to or greater than the Minimum Purchase Price, then at least the Minimum Purchase Price shall be payable in cash at closing, or if the Net Equity is less than the Minimum Purchase Price, then at least an amount equal to the Net Equity shall be payable in cash at closing, or (ii) if

AEC is the initiating party, at least the Minimum Purchase Price shall be payable in cash at Closing. The balance of the purchase price shall be paid in five (5) equal annual installments of principal, together with interest on the unpaid principal balance at one percent (1%) per annum in excess of the B of A Prime Rate, and shall be secured by (i) a deed of trust (or equivalent) encumbering the Project (subject and subordinate only to any secured debt existing as of the date of closing of such purchase) and (ii) an assignment of all rights to receive any proceeds from the Project. Notwithstanding any other provisions hereof to the contrary, any Member shall not be required to close on the purchase of any Interest in accordance with this Section unless the representations and warranties of the selling Member as set forth in Section 8.3 shall be true and correct in all material respects as of the date of such closing, and the selling Member shall deliver a certificate to such effect to the purchasing party dated as of the closing date. Notwithstanding anything to the contrary contained in this Agreement, the selling Member and its Affiliates shall not, for a period of three years from the date of such transfer, directly or indirectly participate in a gaming-related venture within that part of Louisiana constituting the New Orleans Metropolitan Area. Concurrently with the initial closing of such purchase and sale, the purchasing Member shall cause the selling Member and its Affiliates to be released from all guarantees and other liabilities with respect to any Third Party Debt or other obligations of the Company for which such Member or Affiliates may have personal liability.

          (d) At any time after the occurrence of an Event of Default under this Agreement, the non-defaulting Member, without limiting any other rights or remedies it may have under this Agreement, any other agreement or instrument relating to or arising out of this Agreement, at law or in equity, may, upon written notice to the Defaulter, elect to either sell its Interest to the Defaulter or purchase the Interest of the Defaulter. If the non-defaulting Member is the selling Member, the purchase price shall be the greater of (i) the Minimum Purchase Price or (ii) the Net Equity of such selling Member's Interest. If AEC is the Defaulter and is the selling Member, the purchase price shall be 90% of the Net Equity of AEC's Interest. If CCLI is the Defaulter and is the selling Member, the purchase price shall be the sum of (i) 100% of the outstanding balance of any CCLI Loans and (ii) 90% of any other amounts comprising the Net Equity of CCLI's Interest. Unless otherwise approved by the Members, such purchase and sale shall be consummated within nine (9) months after the non-defaulting Member's notice, and the terms of payment of the purchase price shall be as set forth in Section 8.2(c) above; provided however, if the non-defaulting Member is the seller, then the cash portion of the purchase price shall at least equal the Minimum Purchase Price of the selling Member's Interest. Notwithstanding anything to the contrary contained in this Agreement, if the Defaulter is the seller, the Defaulter (and its Affiliates) shall not, for a period of three years from the date of such transfer, directly or indirectly participate in a gaming-related venture within that part of Louisiana constituting the New Orleans metropolitan area. Concurrently with the initial closing of such purchase and sale, if the non-defaulting Member is the seller, the Defaulter shall cause the non-defaulting Member and its Affiliates to be released from all guarantees and other liabilities with respect to any Third Party Debt or other obligations of the Company for which the non-defaulting Member or its Affiliates may have personal liability.

     Section 8.3  Representations and Warranties of the Members.  As of the
                  ---------------------------------------------
date of exercise of any option and closing of any sale pursuant to this Article 8, each of the

Members represents and warrants to the Company and the other Members with respect to itself as follows:

          (a) Such Member is the lawful owner of and has the full right, power and authority to sell, transfer and deliver the Interest of the Company which it purports to own, and the sale, transfer and delivery of such Interests of the Company in accordance therewith will transfer good and marketable title thereto free and clear of all liens, encumbrances, claims or right of the third parties of every kind and nature whatsoever, subject only to the provisions of this Agreement.

          (b) The Interests of the Company owned by such Member have been duly authorized and are fully paid and non-assessable (except as otherwise stated). There are no existing options, warrants, calls or commitments on the part of any Member relating to such Interests. No voting agreements or restrictions of any kind other than those set forth in this Agreement affect the rights of any such Interests of the Company or such Member.

          (c) Such Member has the right and power to enter into this Agreement, and this Agreement has been fully executed and delivered and constitutes the valid and binding obligation of such Member. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of such Member in connection with or resulting from the execution or performance of this Agreement.

                         ARTICLE 9.  EVENTS OF DEFAULT

     Section 9.1  Events of Default.  The occurrence of any of the
                  -----------------
following events shall constitute an event of default ("Event of Default") hereunder on the part of the Member to whom such event occurs (the "Defaulter") if within thirty (30) days following the Defaulter's receipt of notice of such default from the other Member, or within ten (10) days where the default is due solely to the non-payment of monies, whichever is applicable, the Defaulter fails to pay such monies or in the case of non-monetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in Section 9.1(b) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or the passage of time except as specifically set forth in any such subparagraph.

          (a)  the violation by a Member of any of the restrictions set forth in
Article 8 of this Agreement upon the right of a Member to transfer its Interest;

          (b) (i) institution by a Member of proceedings under any laws of the United States or any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Member is seeking relief as debtor; (ii) a general assignment by a Member for the benefit of creditors;
(iii) the institution by a Member of a proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective; (iv) the institution against a Member of a proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or as hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) days after the filing thereof or, if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding; (v) a proposed plan of arrangement or other action by a Member's creditors taken as a result of a general meeting of the creditor of such Member; (vi) admission by a member in writing of its inability to pay its debts as they mature; (vii) the attachment, execution or other judicial seizure of all or any substantial part of a Member's assets or of a Member's Percentage Interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than Five Thousand Dollars ($5,000.00) and remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by such Member of its obligations under this Agreement; provided, however, that any such attachment, execution or seizure shall not constitute an Event of Default hereunder if such Member posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen (15) days after the levy thereof and the Member's assets are thereby released from the lien of such attachment (any of the foregoing hereinafter referred to as an "Act of Insolvency");

          (c) any breach by a Member of its representations and warranties pursuant to Article 13 or any material default in performance of, or failure to comply with any other agreements, obligations or undertakings of a Member herein contained, or any default in payment or performance by a Member or an Affiliate of such Member of its or their obligations pursuant to the Reimbursement Agreement;

          (d) causing or permitting an event of default under any Third Party Loan, any CCLI Loans, or other permitted mortgage loan encumbering the Project;

          (e) any default in the payment or performance of the AEC Loan and the Georgusis Guaranty; and

          (f) the rejection of a Member for licensing by the Gaming Authorities or any other event involving a Member which (i) results in the Company or a Member becoming unable to conduct a gaming business or (ii) in the reasonable and good faith judgment of the other Member, poses a serious threat of revocation or suspension of a gaming license of the Company or any of its Members.

     Section 9.2  Remedies Upon Default.  Upon the occurrence of any Event
                  ---------------------
of Default, the non-defaulting Member shall have the right, without limitation, to exercise any and all rights and remedies set forth in Agreement and/or as may otherwise be available at law and in equity against Defaulter. Notwithstanding anything to the contrary contained in this Agreement, during the continuation of any Event of Default, the Defaulter and the Managers on the Management Committee appointed by the Defaulter shall have no voting rights to participate in the management of the Company.

               ARTICLE 10.  EVENTS REQUIRING DISSOLUTION OF THE
                          COMPANY/CONSENT TO CONTINUE

     Section 10.1  Events Requiring Dissolution.  The Company shall be
                   ----------------------------
dissolved upon the occurrence of any of the following events:

          (a)  The expiration of the fifty (50) year term of the Company;

          (b)  The unanimous written consent of all Members;

          (c) The death, interdiction, withdrawal, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates a Member's continued membership in the Company, unless within ninety
(90) days after such event the remaining Members unanimously consent in writing to continue the business of the

Company, or if there is only one remaining Member, the admission of one or more new Members pursuant to Sections 5.2 and 10.2;

          (d) At the election of the non-defaulting Member, the occurrence of an Event of Default by a Defaulter (or if applicable, by an Affiliate of the Defaulter);

          (e) The final and non-appealable rejection of the Company's application for a gaming license for the Project or, after issuance, the final and non-appealable revocation of such license;

          (f) The sale or other disposition of all or substantially all of the assets of the Company and the collection of the proceeds thereof.

     Section 10.2  Members' Consent to Continue the Company's Business.
                   ---------------------------------------------------
Upon the occurrence of any event described in Section 10.1 which may cause the dissolution of the Company, or subsequent discovery of the occurrence of such an event (a "triggering event"), the Company shall immediately notify in writing each of the Members of the occurrence of the triggering event, each of the remaining Members shall notify the Company, in writing, whether or not such Member consents to continue the business of the Company. If all of the remaining Members consent to continue the Company's business, and there are at least two (2) remaining Members, the Company shall not be dissolved and the remaining Members shall continue the Company's business. If there is only one
(1) remaining Member and it consents to continue the Company's business, such Member shall have the absolute right, notwithstanding any contrary provisions of this Agreement, to transfer a portion of its Interest to a transferee (who may be an Affiliate of such Member) and to unilaterally admit such transferee as a new Member in the Company, so that such two (2) Members may continue the Company's business. In the event the business of the Company is not continued, the provisions of Article 11 shall apply.

                            ARTICLE 11.  DISSOLUTION

     Section 11.1  Liquidation.  Upon the occurrence of any event requiring
                   -----------
dissolution as set forth in Section 10.1, if the business of the Company is not continued by the remaining Members pursuant to Section 10.2, the Company shall immediately execute and deliver to the Secretary of State a statement of its intent to dissolve. Upon filing the statement of intent to dissolve, the Company shall cease to carry on its business and shall wind up its affairs and liquidate.

          In the course of the dissolution and winding up the affairs of the Company, every effort shall be made to sell the assets of the Company for cash so that the distribution may be made to the Members in cash. If the Company's assets include notes secured by deeds of trust (or equivalent) on properties which the Company or an Affiliate has sold, said notes and deeds of trust may be distributed in kind to the Members if the Members may legally accept same, and shall be valued at one hundred percent (100%) of the unpaid principal balance of said notes, plus accrued interest at the time of such distribution. Any assets including notes secured by deeds of trust which are owned by the Company and cannot conveniently or economically be converted into cash, may be distributed in kind to the Members. Unless the Members otherwise agree in writing, each Member shall receive a proportionate share of each of those assets which are to be distributed in kind.

          Section 11.2  Distribution of Assets.  During the liquidation of the
                        ----------------------
Company, the Members shall continue to share profits and losses in the same proportions as before dissolution. In settling accounts after dissolution, (i) the aggregate amount of all prior distributions of Net Available Cash to a Member pursuant to Section 7.3(a)(i) in excess of the additional amount of Net Available Cash that such Member would receive if the aggregate amount of all prior distributions of Net Available Cash to the Members pursuant to Section 7.3(a)(i) were repaid to the Company and distributed to the Members as Net Available Cash in liquidation of the Company pursuant to this Section 11.2 and Section 7.3(a)(ii) through (vi) shall be paid by such Member to the other Member, and (ii) the proceeds from the liquidation of the Company's assets shall be applied as follows:

          (a) To creditors of the Company, in the order of priority as provided by law, other than debts owed to Members for their contributions; and

          (b)  To the Members in accordance with Section 7.3(a)(ii) through
(vi); provided, however, that if the dissolution of the Company occurs prior to the Opening Date, the remaining proceeds from the liquidation of the Company's assets shall be applied (i) first, to pay the outstanding balance of any CCLI Loans,(ii) second, to the Members, an amount equal to (or in proportion to if less than) each Member's Capital Contribution, (iii) third, to AEC, an amount equal to $15,000,000, and (iv) fourth, to the Members, pro rata in accordance with their respective Percentage Interests..

                          ARTICLE 12.  INDEMNIFICATION

     Section 12.1  Indemnification of Manager, Member, Employee or Agent:
                   ------------------------------------------------------
Proceeding Other than by Company.  The Company shall indemnify any person who
- --------------------------------
was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Manager, Member, employee or agent of this Company, or is or was serving at the request of this Company as Manager, Member, director, officer, employee or agent of another limited-liability company partnership, joint venture, trust or other entity, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 12.2  Indemnification of Manager, Member, Employee or Agent:
                   -------------------------------------------------------
Proceeding by Company.  The Company shall indemnify any person who was or is a
- ---------------------
party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that he is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, Member, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Company or for amounts paid in settlement to this Company, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 12.3  Indemnity if Successful.  To the extent that a Manager,
                   -----------------------
Member, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 12.1 or 12.2, or in defense of any claim, issue or matter therein, the Company shall indemnify the Manager, Member, employee or agent against expenses, including attorney fees, actually and reasonably incurred in connection with the defense.

      Section 12.4  Expenses.  Any indemnification under Sections 12.1 and
                    --------
12.2, unless ordered by a court or advanced pursuant to Section 12.5 below, must be made by this Company only as authorized in the specific case upon a determination that indemnification of the Manager, Member, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the Members;
               (b) By the owners of more than 50% of the interests owned by Members who were not parties to the act, suit or proceeding; or

               (c) If Members who own more than 50% of the interests owned by Members who are not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion; or

               (d) If Managers who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 12.5  Advancement of Expenses.  The expenses of Members and
                   -----------------------
Managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member or Manager is not entitled to be indemnified by the Company.

                  ARTICLE 13.  REPRESENTATIONS AND WARRANTIES

     Section 13.1  CCLI Representations and Warranties.  As a material
                   ------------------------------------
inducement to AEC to enter into this Agreement, CCLI represents and warrants to AEC that, as of the date hereof, CCLI knows of no facts or circumstances that are likely to affect the ability of CCLI, AEC or the Company to receive all gaming licenses and approvals necessary to operate the Project.

     Section 13.2  AEC Representations and Warranties.   As a material
                   -----------------------------------
inducement to CCLI to enter into this Agreement, AEC represents and warrants to CCLI that, as of the date hereof, AEC knows of no facts or circumstances that are likely to affect the ability of CCLI, AEC or the Company to receive (i) all gaming licenses and approvals necessary to operate the Project or that would constitute a violation of Louisiana Gaming Laws or the Louisiana Code of Ethics for Public Employees and (ii) all other licenses, permits and approvals necessary or advisable for the construction, completion, operation, ownership and use of the Property and the Project as a riverboat gaming facility. AEC shall proceed with due diligence and (i) take all actions necessary or advisable to apply for all necessary licenses, permits and approvals, and will use its best efforts to cause all such licenses, permits and approvals to be issued to the Company in due course, at a cost to the Company not to exceed the actual out-of-pocket costs reasonably incurred in furtherance of the terms of the application processes, and (ii) use its best good faith efforts to cause the Project to be duly and timely completed in accordance with and subject to the approved plans and specifications, the approved Construction Budget and all applicable laws (including without limitation, all applicable gaming laws, orders, rules and regulations).

     Section 13.3  Breach.  In the event any representation or warranty
                   -------
made by a Member is discovered to be untrue or is breached, the non-defaulting Member may, without limiting the other rights or remedies it may have, declare an Event of Default and elect to dissolve the Company pursuant to Article 10.
In such event, the defaulting Member shall, within thirty (30) days after demand, reimburse the non-defaulting Member for all Capital Contributions and loans or other advances made, and all expenses incurred, by the non-defaulting Member in connection with the Project, the Preliminary Approval and the Company.

                     ARTICLE 14.  MISCELLANEOUS PROVISIONS

     Section 14.1  Agreement to Perform Necessary Acts.  Each Member agrees
                   -----------------------------------
to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 14.2  Amendments.  The provisions of this Agreement may not be
                   ----------
waived, altered, amended or repealed, in whole or in part, except with the unanimous written consent of the Members.

     Section 14.3  Successors and Assigns.  This Agreement shall be binding
                   ----------------------
on, and shall inure to the benefit of, the Members and their respective heirs, legal representatives, successors and assigns.

     Section 14.4  Validity of Agreement.  It is intended that each Section
                   ---------------------
of this Agreement shall be viewed as separate and divisible, and in the event that any Section shall be held to be invalid, the remaining Sections shall continue to be in full force and effect.

     Section 14.5  Notices.  All notices, requests, demands and other
                   -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, or on the next business day if sent by confirmed electronic facsimile transmission ("fax") or on the date of actual delivery (as set forth in the courier's or carrier's receipt) if sent by overnight commercial courier or by first class mail, registered or certified, postage prepaid and properly addressed to the party at his address set forth below, or any other address that any party may from time to time designate by written notice to the others:

If to CCLI:
       Circus Circus Louisiana, Inc.
       2880 Las Vegas Boulevard South
       Las Vegas, Nevada  89109
       Attention: General Counsel

If to AEC:
       American Entertainment Corporation
       8301 Judge Perez Drive, Suite 305
       Chalmette, Louisiana  70043
       Attention: Mr. Bill Bueck

     Section 14.6  Governing Law; Binding Arbitration.  This Agreement
                   ----------------------------------
shall be governed by and construed in accordance with the laws of the State of Louisiana; provided however, that either Member shall have sixty (60) days after the inception of any disputes concerning the enforcement or interpretation of this Agreement or the compliance by a Member with the terms and provisions of this Agreement, to elect that such dispute be settled by binding arbitration in St. Bernard Parish, Louisiana. The Member whose performance is in dispute may commence the running of such 60-day period by delivering written notice of a dispute to the other Member. Such election shall be made by such other Member by commencing the arbitration or delivering a notice to the contrary to the Member whose performance is in dispute.

          (a)  Arbitrators.   The arbitration shall be conducted by three (3)
               -----------
arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Section 14.6, in accordance with the then prevailing rules regarding commercial arbitration of the American Arbitration Association (or any organization successor thereto) in the metropolitan area of New Orleans, Louisiana. Each Member shall prepare a list of five (5) individuals to serve as arbitrators, each of which prospective arbitrators shall be experienced in the casino business. Each Member shall choose one individual from the other's list to serve as an arbitrator. If either Member fails to timely select an arbitrator then the party that has timely selected an arbitrator shall be permitted to choose the second arbitrator. The parties shall respond to any proposed list of arbitrators within ten (10) days after the receipt thereof.
The two (2) arbitrators shall then agree on a third arbitrator within ten (10) days. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their decision and award, upon the concurrence of at least two (2) of their number, within three (3) months after the appointment of the last arbitrator. In all arbitration proceedings submitted to the arbitrators, the arbitrators shall be required to agree upon and approve the substantive position advocated by either Member with respect to each disputed issue and shall not adopt an alternative or compromise position. Judgment may be entered on the determination and award made by the arbitrators in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of Louisiana. The arbitrators will follow and apply the terms of this Agreement and Louisiana law in rendering their decisions.

          (b)  Procedures and Discovery.   The Members hereby agree that in any
               ------------------------
such arbitration each party shall be entitled to discovery of the other party as provided by Louisiana law; provided, however, any such discovery shall be completed within two (2) months from the date the last arbitrator is appointed, unless such period is extended by agreement of the Members. Any disputes concerning discovery shall be determined by the arbitrators with any such determination being binding on the parties. Each Member shall cooperate with the other with respect to the timely completion of such discovery. The arbitrators shall apply Louisiana substantive law and the Louisiana evidence law, as appropriate, to the proceeding. The arbitrators shall prepare in writing and provide to the parties factual findings and the reasons on which the decision is based. Each Member shall bear its own expenses related to the arbitration including, without limitation, attorneys' fees, and shall divide the arbitration expenses and fees equally.

          (c)  No Timely Decision.   If for any reason whatsoever the written
               ------------------
decision and award of the arbitrators shall not be rendered within the time limits set forth in this Section 14.6, either party may apply to any court of
                         ------------
competent jurisdiction to determine the question in dispute consistently with the provisions of this Agreement by action, proceeding or otherwise (but not by a new arbitration proceeding).

          (d)  Extension of Time.   Any time periods for performance of a matter
               -----------------
submitted to arbitration hereunder shall be extended by the amount of time taken by the arbitration.

          (e)  Choice of Forum.  By their execution of this Agreement, the
               ---------------
Members agree to pursue the enforcement of and be bound by the enforcement of any arbitration awards which result from arbitrations pursuant to this Section
                                                                       -------
14.6 in the 34th Judicial District for the Parish of St. Bernard, Louisiana.
- ----

          (f)  Conflict.  In the event of any conflict or inconsistency between
               --------
the provisions of this Section 14.6 and the provisions of Article 21 of the Management Agreement, the provisions of Article 21 of the Management Agreement shall govern and prevail.

     Section 14.7  Counterparts.  This Agreement may be executed in one or
                   ------------
more counterparts, each of which shall be deemed an original, but all of which together shall be constitute one and the same instrument.

     Section 14.8  Gender and Number.  As used in this Agreement, and
                   -----------------
masculine, feminine, and neuter gender, and the singular or plural number shall be considered to include the others whenever the context so indicates.

     Section 14.9  Attorney Fees.  Subject to Section 14.6 above, in the
                   -------------
event any party shall bring an action or proceeding for damages against the other party for an alleged breach of any provision of this Agreement, or to enforce, protect, or establish any right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorney fees and court costs.

     Section 14.10  Exhibits.  The Exhibits referred to herein and attached
                    --------
hereto are hereby incorporated by reference as though set forth in full. Unless the context otherwise expressly requires, any reference to "this Agreement" shall mean and include all such Exhibits.

     Section 14.11  Complete Agreement.  Subject to Section 14.12 below;
                    ------------------
(a) this

Agreement and the Articles of Organization constitute the complete and exclusive statement among the Members with respect to the subject matter contained therein and (b) this Agreement and the Articles of Organization supersede all prior agreements by and among the Members.

     Section 14.12  Approval of Gaming Authorities.  It is the intention of
                    -------------------------------
the Members that this Agreement shall become effective and binding immediately upon the full execution and delivery hereof by the Members. However, the Members acknowledge that this Agreement is subject to the review and approval by the Gaming Authorities. Accordingly, if this Agreement (or any material provision hereof is disapproved by any Gaming Authority, this Agreement and the Amended AEC Loan Documents shall be deemed null and void and the original Operating Agreement dated as of January 14, 1994, as heretofore amended by the Amendment thereto dated as of February 8, 1994, together with the original AEC Loan Documents, shall be deemed automatically revived and reinstated, as though never amended or superseded by this Agreement or the Amended AEC Loan Documents. Promptly upon execution and delivery of this Agreement, the Company shall cause its counsel to apply for and pursue the approval of this Agreement and the transactions contemplated hereby, by any necessary Governmental Authorities.

     IN WITNESS WHEREOF, this Agreement was adopted by a unanimous vote of all the Members of this Company at a meeting thereof held on the 8th day of February, 1995.
                                    CIRCUS CIRCUS LOUISIANA, INC., a Louisiana corporation


                              By:  CLYDE T. TURNER
                                   Name:  Clyde T. Turner
                                   Title:  President



                              AMERICAN ENTERTAINMENT CORPORATION, a Louisiana corporation


                              By:  JOSEPH H. GEORGUSIS
                                   Name:  Joseph H. Georgusis
                                   Title:  President

                                   EXHIBIT A
                                   ---------
                          LEGAL DESCRIPTION OF PARCELS
                          ----------------------------
                               CONTRIBUTED BY AEC
                               ------------------

1. Legal description contained in Schedule A, Item 5 of First American Title Insurance Policy No. FA-10962 dated July 19, 1994 - Lots 7-Z-1, 7-Z-2 and 7-Z-3.
2. Legal description contained in Schedule A, Item 5 of First American Title Insurance Policy No. FA-10961 dated August 2, 1994 - Lots 6-B-1, 6-B-3 and 6-B-4.
3. Legal description contained in Schedule A, Item 5 of First American Title Insurance Policy No. FA-10955 dated October 2, 1994 - Halter Marine Lot.

                                   EXHIBIT B
                                   ---------
                           PERMITTED TITLE EXCEPTIONS

1. Title exceptions contained in Schedule B of First American Title Insurance Policy No. FA-10962 dated July 19, 1994 - Lots 7-Z-1, 7-Z-2 and 7-Z-3.
2. Title exceptions contained in Schedule B of First American Title Insurance Policy No. FA-10961 dated August 2, 1994 - Lots 6-B-1, 6-B-3 and 6-B-4.
3. Title exceptions contained in Schedule B of First American Title Insurance Policy No. FA-10955 dated October 2, 1994 - Halter Marine Lot.

                                   EXHIBIT C
                                   ---------
                             INTENTIONALLY DELETED

                             AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
       AMERICAN ENTERTAINMENT, L.L.C., A LOUISIANA LIMITED-LIABILITY
                                    COMPANY

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

ARTICLE 1.  NAME; DEFINED TERMS..................................  1
    1.1     Name.................................................  1
    1.2     Identification of Company............................  1
    1.3     Certain Definitions..................................  1
ARTICLE 2.  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT........  8
    2.1     Principal Office.....................................  8
    2.2     Registered Office and Agent..........................  8
ARTICLE 3.  PURPOSE..............................................  8
    3.1     Purpose..............................................  8
    3.2     Powers...............................................  8
ARTICLE 4.  TERM.................................................  8
    4.1     Duration.............................................  8
ARTICLE 5.  MEMBERS; MANAGEMENT OF COMPANY.......................  9
    5.1     Members' Voting Rights...............................  9
    5.2     New Members..........................................  10
    5.3     Managers; Management Committee.......................  10
    5.4     CCLI Decisions.......................................  12
    5.5     Books of Account.....................................  12
    5.6     Banking..............................................  12
    5.7     Authorization of Disbursement of Company Funds.......  12
    5.8     General Restrictions.................................  12
    5.9     Progress Reports; Meetings...........................  13
    5.10    Salaries and Compensation to Members.................  13
    5.11    Company Property.....................................  13
    5.12    Other Business Activities............................  14
    5.13    Project Development..................................  15
    5.14    Project Management...................................  15
ARTICLE 6.  CAPITAL CONTRIBUTIONS; LOANS; INITIAL PUBLIC
             OFFERING............................................  16
    6.1     Initial Capital Contributions........................  16
    6.2     Additional Capital Requirements......................  17
    6.3     Interest.............................................  18
    6.4     Withdrawal of Capital................................  18
    6.5     Capital Account......................................  18
    6.6     AEC Loan.............................................  19
    6.7     Initial Public Offering..............................  20
ARTICLE 7.  PERCENTAGE INTERESTS; CASH DISTRIBUTIONS;
             ALLOCATIONS OF PROFIT AND LOSS......................  20
    7.1     Percentage Interests.................................  20
    7.2     Periodic Determination of Net Available Cash.........  20
    7.3     Distribution of Net Available Cash...................  20

    7.4     Determination and Allocation of Profits and Losses...  21
    7.5     Tax Regulatory Provisions............................  21
    7.6     Taxable Year and Accounting Method...................  23
    7.7     Taxable Elections....................................  23
    7.8     Tax Matters Partner..................................  23
ARTICLE 8.  TRANSFER OF MEMBERS' INTERESTS.......................  23
    8.1     Transfer of Members' Interests.......................  23
    8.2     Major Decisions: Deadlock: Buy-Sell Agreement........  25
    8.3     Representations and Warranties of the Members........  26
ARTICLE 9.  EVENTS OF DEFAULT....................................  27
    9.1     Events of Default....................................  27
    9.2     Remedies Upon Default................................  28
ARTICLE 10.  EVENTS REQUIRING DISSOLUTION OF THE
             COMPANY/CONSENT TO CONTINUE.........................  28
    10.1    Events Requiring Dissolution.........................  28
    10.2    Members' Consent to Continue the Company's Business..  29
ARTICLE 11.  DISSOLUTION.........................................  29
    11.1    Liquidation..........................................  29
    11.2    Distribution of Assets...............................  30
ARTICLE 12.  INDEMNIFICATION.....................................  30
    12.1    Indemnification of Manager, Member, Employee or Agent:
             Proceeding Other than by Company....................  30
    12.2    Indemnification of Manager, Member, Employee or Agent:
             Proceeding by Company...............................  30
    12.3    Indemnity if Successful..............................  31
    12.4    Expenses.............................................  31
    12.5    Advancement of Expenses..............................  31
ARTICLE 13.  REPRESENTATIONS AND WARRANTIES......................  32
    13.1    CCLI Representations and Warranties..................  32
    13.2    AEC Representations and Warranties...................  32
    13.3    Breach...............................................  32
ARTICLE 14.  MISCELLANEOUS PROVISIONS............................  32
    14.1    Agreement to Perform Necessary Acts..................  32
    14.2    Amendments...........................................  32
    14.3    Successors and Assigns...............................  32
    14.4    Validity of Agreement................................  33
    14.5    Notices..............................................  33
    14.6    Governing Law; Binding Arbitration...................  33
    14.7    Counterparts.........................................  35
    14.8    Gender and Number....................................  35
    14.9    Attorney Fees........................................  35
    14.10   Exhibits.............................................  35
    14.11   Complete Agreement...................................  35
    14.12   Approval of Gaming Authorities.......................  35

EXHIBITS
- --------

A    Legal Description
B    Permitted Title Exceptions
C    INTENTIONALLY DELETED
D    Management Agreement
E    Consulting Agreement
F    Reimbursement Agreement
G-1  AEC Note
G-2  AEC Security Agreement
G-3  Georgusis Guaranty

                               February 8, 1995



American Entertainment, L.L.C.
700 Camp Street
New Orleans, Louisiana  70130


Gentlemen:

          Reference is made to that certain Amended and Restated Operating Agreement of American Entertainment, L.L.C., a Louisiana limited liability company, dated as of February 8, 1995 (the "Operating Agreement"). Unless otherwise expressly stated, any defined term used in this letter shall have the same meaning as set forth in the Operating Agreement.

          The undersigned, Circus Circus Enterprises, Inc., a Nevada corporation, an Affiliate of CCLI, hereby acknowledges and agrees to be bound by the obligations set forth in Sections 6.2(c) and 6.2(d) of the Operating Agreement as fully and to the same extent as if the undersigned were a signatory to the Operating Agreement.

          This letter shall be binding upon the undersigned and its successors in interest and assigns, and shall inure to the benefit of, and shall be enforceable by, the Company, any Member and any substituted or additional Member admitted to the Company pursuant to the terms and provisions of the Operating Agreement, but shall not inure to the benefit of or be enforceable by any other third party.

                                Very truly yours,

                                CIRCUS CIRCUS ENTERPRISES, INC., a
                                Nevada corporation

                                By: CLYDE T. TURNER
                                    --------------------------------------------
                                     Clyde T. Turner, Chief Executive Officer

                               February 8, 1995



American Entertainment, L.L.C.
700 Camp Street
New Orleans, Louisiana  70130


Gentlemen:

          Reference is made to that certain Amended and Restated Operating Agreement of American Entertainment, L.L.C., a Louisiana limited liability company, dated as of February 8, 1995 (the "Operating Agreement"). Unless otherwise expressly stated, any defined term used in this letter shall have the same meaning as set forth in the Operating Agreement.

          The undersigned, Joseph H. Georgusis, an Affiliate of AEC, hereby acknowledges and agrees to be bound by the obligations set forth in Sections 6.2(c) and 6.2(d) of the Operating Agreement as fully and to the same extent as if the undersigned were a signatory to the Operating Agreement.

          This letter shall be binding upon the undersigned and his successors in interest and assigns, and shall inure to the benefit of, and shall be enforceable by, the Company, any Member and any substituted or additional Member admitted to the Company pursuant to the terms and provisions of the Operating Agreement, but shall not inure to the benefit of or be enforceable by any other third party.

                                                Very truly yours,



                                                JOSEPH H. GEORGUSIS
                                                -------------------
                                                Joseph H. Georgusis

                     RIVERBOAT CASINO MANAGEMENT AGREEMENT
                     -------------------------------------

     This Agreement is made and entered into this 8th day of February, 1995, by and among AMERICAN ENTERTAINMENT, L.L.C., a Louisiana limited liability company ("Owner"), and CIRCUS CIRCUS LOUISIANA, INC., a Louisiana corporation ("Manager").

                                R E C I T A L S

     A. Owners desires to own and operate a riverboat gaming operation based in St. Bernard Parish, Louisiana at Bayou Bienvenue which shall operate on the inland waterways of Bayou Bienvenue within the State of Louisiana or other navigational limits established by any Operating Permit or Law (as each is defined herein).

     B. Owner has received a Certificate of Preliminary Approval from the Louisiana Riverboat Gaming Commission (the "Commission") describing in detail the riverboat gaming and incidental operations Owner desires to conduct, as such Certificate may be amended and approved from time to time with the prior written consent of Manager (the "Proposal").

     C. Owner desires to engage a third party to manage the gaming operations on the riverboat and any landside or other related operations necessary, required or incidental to the riverboat gaming operations as described in the Proposal and as such plans are modified in accordance with any Related Contract or Governmental Requirements.

     D. Affiliates of Manager are experienced in managing gaming establishments.

     E. Owner desires to engage Manager and Manager desires to be engaged to manage the Project (as defined herein), including the gaming operations on the riverboat and the landside or other related operations necessary, required or incidental to the riverboat gaming operations. This Agreement, and to the extent applicable, the Vessel Operating Agreement and the Owner's Operating Agreement, will serve as the sole management agreement pertaining to the operation and maintenance of the Project.

                                  AGREEMENTS
                                  ----------
     NOW THEREFORE, for cause and in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto do hereby agree as follows:

1.   DEFINITION/ARTICLES, SECTIONS, PARAGRAPHS AND CLAUSES
     -----------------------------------------------------

     1.1.  Definitions.  All capitalized terms referenced or used in this
           -----------
Agreement and not specifically defined herein shall have the meaning set forth on Exhibit "A", which is attached hereto and incorporated herein by this
   -----------
reference.

     1.2.  Articles, Sections, Paragraphs and Clauses.  All references to
           ------------------------------------------
"Article", "Section", "Paragraph" and "Clauses" in this Agreement shall refer to a major section designated by a single Arabic number with a caption entirely in capital letters, a section designated by two Arabic numbers and/or a caption having initial capital letters and a paragraph designated by three Arabic letters and/or a caption having initial capital letters, respectively. Clauses are indicated by parenthetical lower case Arabic letters or Roman numerals. Titles or captions in this Agreement are included only as a matter of convenience and reference, and are in no way intended to define, limit, extend or describe the scope of this Agreement. References to Articles, Sections, Paragraphs and clauses in this Agreement shall be deemed references to the Articles, Sections, Paragraphs and clauses of this Agreement unless otherwise explicitly indicated.

2.   TERM
     ----
     2.1.  Initial Term.  This Agreement shall be effective upon its execution
           ------------
by Owner and Manager. The Initial Term of this Agreement shall be for a period of five (5) years from the Opening Date, unless sooner terminated in accordance with this Agreement.

     2.2.  Extended Term.  Provided that (i) Manager is not then in Default
           -------------
pursuant to
the terms of this Agreement and (ii) (a) Owner has not previously notified Manager of its intent to terminate the Agreement pursuant to Paragraph 16.1.1 or
(b) the Agreement has not otherwise been terminated pursuant to the terms of this Agreement, then Manager shall have three (3) options to extend the Initial Term for consecutive periods of five (5) additional years each (each such additional five (5) year period being designated as an "Extension Period"). Subject to the foregoing conditions, if Manager gives written notice to Owner that it has elected to exercise an option to extend the Term at least one hundred eighty (180) days prior to the date of the expiration of the Initial Term or an Extension Period then in effect, then this Agreement shall be extended for an Extension Period, if any remain, upon the terms, conditions, covenants and provisions set forth herein without the necessity of executing any new management agreement or other instruments or agreements. If Manager does not give written notice to Owner that it has elected to exercise an option to extend prior to the later of (i) the beginning of such 180-day period and (ii) ten (10) days after the receipt by Manager of a "reminder" notice from Owner that an option to extend is about to expire, then this Agreement shall end on the expiration of the Initial Term or then-current Extension Period, if any was previously exercised, if not sooner terminated pursuant to the terms of this Agreement.

     2.3. Pre-Opening Conditions.  The satisfaction, or waiver by Owner, of
          ----------------------
the following conditions (collectively, the "Pre-Opening Conditions") are necessary preconditions to the commencement of the operation of the Business:

          (i) Owner shall have obtained the Owner Operating Permits other than those listed on Exhibit "B", if any, and all conditions thereof shall have
                -----------
been satisfied;

          (ii)  Subject to Paragraph 17.2.1(a), Manager shall have obtained the
                            -------------------
Manager Operating Permits and the Owner Operating Permits listed on Exhibit "B",
                                                                    -----------
if any, and all conditions to the effectiveness thereof shall have been satisfied;

          (iii) The Construction Conditions are satisfied;

          (iv) Owner shall have obtained, as a cost of development of the Project, an environmental site assessment covering the real property necessary for the Related Amenities demonstrating to Owner's satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of at the Related Amenities in violation of any Environmental Requirements, and there is no evidence of any violation of any other Environmental Requirements and no evidence of any Environmental Damage on or pertaining to the Related Amenities;

          (v) Owner shall have taken possession of the Riverboat and Related Amenities and all construction and/or renovation necessary to commence operating the Business shall have been completed; and

          (vi) Owner shall have obtained all insurance coverage contemplated in Sections 11.1 and 11.2.
   -------------     ----
Owner and Manager each shall use its good faith and diligent efforts to satisfy the Pre-Opening Conditions or cooperate with the other's efforts to satisfy the Pre-Opening Conditions as soon as reasonably practical after the date of this Agreement.

     2.4. Limited Right of Termination.  In the event the Net Operating Income
          -----------------------------
of the Project for four (4) consecutive fiscal quarters during the term of this Agreement is less than eighty percent (80%) of the amount of projected Net Operating Income as set forth in the Annual Plan for such period(s), after adjustment for casualties or other factors beyond the reasonable control of Manager and after adjustment for factors affecting similar businesses in the vicinity of the Project, Owner shall have the right to terminate this Agreement upon at least sixty (60) days prior written notice to Manager; provided that such right of termination shall expire (with respect to prior sub-standard performance, but not as to future sub-standard performance) if, prior to Manager's receipt of Owner's notice of termination, the Project achieves at least eighty percent (80%) of projected Net Operating Income (adjusted for the factors described above) for any fiscal quarter. Notwithstanding the foregoing, within thirty (30) days after the receipt by Manager of Owner's notice of termination, Manager may (but shall not be obligated to) elect to pay to Owner in arrears, the amount by which eighty percent (80%) of projected Net Operating Income (adjusted for the factors described above) exceeded the actual Net Operating Income during such four (4) or more consecutive fiscal quarters, in which event Owner's notice of termination shall be deemed withdrawn and this Agreement shall remain in full force and effect.

3.   CONSTRUCTION AND TECHNICAL SERVICES
     -----------------------------------

     3.1. Construction Conditions.  Prior to and including the Opening Date,
          -----------------------
Owner and Manager shall cooperate and use all reasonable efforts to satisfy the following conditions (collectively, the "Construction Conditions"):

          (i)   All Construction Permits shall have been issued or obtained;

          (ii) Financial Commitments shall have been obtained for the funds budgeted to develop, construct and/or renovate the Project and operate the Business on terms and conditions acceptable to Owner ; and

          (iii) Operator shall have delivered to Owner its certification that it is prepared to commence operation of the Riverboat.

     3.2. Owner's Obligations to Construct and Deliver.   If the Construction
          --------------------------------------------
Conditions are satisfied, or waived by Owner, Owner shall, at its sole expense and with all reasonable diligence, construct, renovate, furnish, equip, outfit and deliver the Project to Manager in accordance with the Plans and Specifications, FF&E Specifications and the Construction Schedule and in conformity with all applicable Laws. The Project shall be of a first class quality.

     3.3. Plans and Specifications.
          ------------------------

          3.3.1. Owner has engaged and retained, or will engage and retain, at Owner's sole cost and expense, such architects, engineers, contractors, designers and other specialists as Owner deems necessary to prepare all site plans, grading plans, construction drawings, surveys, materials, specifications, architectural plans and drawings, elevations, construction models, engineering plans and drawings, approved plats and all other plans, drawings, studies or reports required for renovation, construction and/or outfitting of the Project (the "Plans and Specifications") and for the purchase and installation of the FF&E (the FF&E Specifications"). Owner, in consultation with Manager, shall select the architects (the "Project Architects") and the interior designers (the "Project Interior Designers") for the Project. The Project Architects and Project Interior Designers shall have the technical expertise to perform the specific services for which they are to be employed, their fee proposals shall be consistent with the Construction Budget and they shall have the ability to meet the time schedules contemplated in the Construction Schedule.

          3.3.2. The Plans and Specifications shall be consistent in all material respects with and based upon Owner's conceptual plans as set forth in the Proposal and shall be subject to any changes necessary to meet applicable Governmental Requirements or comply with any Related Contract. Manager shall have the right, without limitation, to approve the Plans and Specifications with respect to (i) the selection and layout of the FF&E and the interior design of the Project as such relate to the conduct of Gaming Activities and (ii) the sufficiency, integrity and specification of the security system at the Project. Manager's advice with respect to and approval of such matters shall be given in a manner that will assure that the time deadlines in the Construction Schedule are met, provided Owner shall have give Manager reasonably sufficient time for such a review. Owner and Manager acknowledge that the various Governmental Authorities have certain approval rights over the Plans and Specifications.

          3.3.3. The FF&E Specifications shall be prepared by Owner with the advice and recommendations of Manager and shall be delivered to Manager for its review and approval prior to the ordering of any of the items set forth therein. Manager's advice and recommendations shall be given in a manner that will assure that the time deadlines in the Construction Schedule are met, provided Owner shall have given Manager a reasonably sufficient time for such a review.

          3.3.4. FF&E shall (i) be consistent with the Construction Budget and the requirements of the Loan Documents, (ii) bear the name or identifying characteristic or logo of the Riverboat, where appropriate, (iii) be of a class or grade generally consistent in quality and relative scope with that used at other first class gaming operations, taking into consideration local conditions, image and target markets of the Business, (iv) comply with all applicable Laws and other Governmental Requirements, (v) be available in quantities required by the FF&E Specifications and in a manner to timely meet the Construction Schedule and (vi) satisfy the cost parameters established by the FF&E Budget (collectively, the "FF&E Requirements"). Manager shall have the right to approve the FF&E Requirements. Such approval shall be give in a manner that will assure that the time deadlines in the Construction Schedule are met, provided Owner shall have presented the FF&E Requirements to Manager in time sufficient to allow Manager reasonable time to complete its review.

          3.3.5. Any aspects of the conceptual, preliminary and final Plans and Specifications and the FF&E Specifications which are otherwise subject to Manager's approval shall not be changed in any material manner after approval by Manager without the approval of Manager and shall be given in a manner that will assure that the time deadlines in the Construction Schedule are met. Manager may recommend, subject to Owner's approval, such further changes in the Plans and Specifications and the FF&E Specifications as are necessary to address problems that may arise during the period of constructing, furnishing, outfitting and equipping the Project, subject at all times to the limitations imposed by the Construction Budget and the FF&E Budget.

          3.3.6. If requested by Owner, Manager shall purchase gaming equipment in accordance with Section 5.4 and shall use commercially reasonable
                   -----------
efforts to assure that the gaming equipment is delivered and available for installation in accordance with the Construction Schedule. Subject to Section
                                                                      -------
5.4, Manager shall use its best efforts to ensure that the purchase of all
- ---
gaming equipment complies with applicable Governmental Requirements, including without limitation, the Federal Transporting Gambling Devices Act (15 U.S.C. Sec. 1172-73 (1962)) (the "FTGDA"). Further, Manager shall pass on to

Owner any agreements or understandings whereby Manager receives any price concessions or reductions from suppliers of gaming equipment.

     3.4. Construction Schedule.   Manager will assist Owner, the Project
          ---------------------
Architects and the Project Interior Designers during the preparation of a construction schedule with respect to the completion of the Plans and Specifications and coordination and completion of all phases of the construction and/or renovation and equipping of the Project (the "Construction Schedule").

     3.5. INTENTIONALLY DELETED.

     3.6. Technical Services.   From the date hereof until the Opening Date,
          ------------------
Manager, either directly or through one or more of its Affiliates, in a manner consistent with the scheduling requirements imposed by the Construction Schedule, shall provide on behalf of and for the account of Owner the technical services described in Paragraphs 3.6.1 through 3.6.7 (collectively, the
                      ----------------         -----
"Technical Services"), subject to the conditions and limitations provided in this Agreement:

          3.6.1. Manager will provide Owner with specific operational and functional criteria for the Business for use by the Project Architects and the Project Interior Designers in the preparation of the Plans and Specifications and the FF&E Specifications;

          3.6.2. Manager will consult with Owner in the preparation and evaluation of (i) the construction and/or renovation budget for the Project (the "Construction Budget"), which shall include a breakdown of estimated costs of construction, specialty finishes and professional fees and (ii) the FF&E budget (the "FF&E Budget"), which shall include a breakdown of the estimated costs of each item of FF&E;

          3.6.3. Manager shall advise and consult with Owner and the Project Architects in the development of schematic, preliminary and working Plans and Specifications and the Project Interior Designers in the selection and specification of FF&E, wall and floor coverings, design and color, wall hangings, signage, art, accouterments, space planning requirements and functional design criteria and all other aesthetic and operational elements of design and other nonstructural elements of the Project related to the Business;

          3.6.4. Manager shall advise and consult with Owner, the Project Architects and the Project Interior Designers regarding various key systems, including without limitation, mechanical, electrical, plumbing and life safety;

          3.6.5. Manager shall advise and consult with Owner in all operational and all functional requirements of the Business including without limitation, recreational and gaming areas, food facilities layout and equipment, and such other areas as management information systems, energy, signage, lighting, sound, communications, laundry, housekeeping, maintenance, personnel, data processing equipment and software, point of sale systems, surveillance and security systems, marketing and entertainment;

          3.6.6. Manager shall review, critique and make recommendations to Owner, the Project Architects and the Project Interior Designers in the selection, purchase and ordering of the FF&E and the installation and layout of the FF&E in accordance with the FF&E Requirements, FF&E Specifications and the Plans and Specifications; and

          3.6.7. Manager shall use commercially reasonable efforts to coordinate with Owner's construction manager during all phases of the construction and/or renovation of the Project with respect to providing the Technical Services as described in Paragraphs 3.6.1 through 3.6.6 so as to allow
                                   ----------------         -----
the construction and/or renovation of the Project to progress in accordance with the Construction Schedule. Owner and Manager acknowledge and agree that many of the Technical Services may be performed, at least in part, by Owner's employees and consultants under Manager's supervision or by other persons the expense for which shall be Owner's under Section 6.1.
                                                     -----------

     3.7. Opening the Project.   The Project shall be opened to the public on
          -------------------
a date established by mutual agreement of Manager and Owner upon satisfaction of the following: (i) the Project Architects have issued to Owner a certificate
(s) of substantial completion confirming that the Project has been substantially completed in accordance with the Plans and Specifications, (ii) the Project Interior Designers have issued to Owner a certificate(s) of substantial completion confirming that the FF&E has been substantially installed and laid out therein in accordance with the FF&E Specifications and the Plans and Specifications, (iii) Pre-Opening Conditions shall have been satisfied, or waived by Owner, (iv) the Working Capital necessary to commence operation of the Business has been furnished by Owner, (v) Manager is satisfied that all operational systems have been adequately tested on a "dry-run" basis to the satisfaction of Manager and any appropriate Governmental Authorities, (vi) Operator has conducted a "shake down" of the Riverboat operating and life safety systems and (vii) all other Governmental Requirements necessary to open, occupy and operate the Business at the Riverboat and Related Amenities have been satisfied, including without limitation, issuance of American Bureau of Shipping Certificates and any registration or license required by the United States Coast Guard. Manager shall use commercially reasonable efforts in the performance of its duties under this Agreement to assist Owner and Operator in achieving the satisfaction of all of the foregoing requirements by the Estimated Opening Date.

4.   PRE-OPENING PHASE
     -----------------

     4.1. Pre-Opening Services.  Prior to the Opening Date, Manager, as agent
          --------------------
of Owner, shall perform or cause others to perform the following services (in addition to the Technical Services) on behalf of and for the account of Owner (the "Pre-Opening Services"), subject to the Pre-Opening Budget. Owner and Manager acknowledge and agree that, in accordance with the Pre-Opening Plan, many of the Pre-Opening Services will be performed by Owner's employees, Manager's employees chargeable to Owner pursuant to Section 6.1 and consultants
                                                    -----------
under Manager's supervision chargeable to Owner pursuant to Section 6.1.  To the
                                                            -----------
extent required for Manager to exercise its duties under Article 4, Manager and
                                                         ---------
Operator shall cooperate with each other in the preparation of the various plans and budgets required hereby.

          4.1.1. No later than 120 days before the Estimated Opening Date, Manager shall present to Owner for Owner's approval, a preliminary Pre-Opening Plan in the form attached hereto as Exhibit "C". The preliminary Pre-Opening
                                    -----------
Plan will be a first draft of Manager's plan and schedule for implementing and performing the Pre-Opening Services and will include the preliminary projected cost of performing the Pre-Opening Services as well as the budgeted expenses to be incurred by Operator in accordance with the Vessel Operating Agreement prior to the Opening Date (the "Pre-Opening Budget").

          4.1.2. No later than 120 days before the Estimated Opening Date, Manager shall develop and present to Owner for Owner's approval a preliminary budget based upon the projected monthly operations of the Business for the first year of operation which shall include the budgeted expenses to be incurred by Operator in accordance with the Vessel

Operating Agreement in connection with Operator's operation of the Riverboat as a passenger vessel for such periods (the "Operating Budget"). The budget format to be used is set forth in Exhibit"D" attached hereto.
                           ---------

          4.1.3. No later than 60 days before the Estimated Opening Date, Manager shall prepare and submit to Owner for Owner's approval, (i) a revised Pre-Opening Plan setting forth the remaining Pre-Opening Services to be performed by Manager and the Pre-Opening Budget and (ii) an adjusted preliminary Operating Budget for the first year of operation of the Business and the Riverboat as a passenger vessel and as a dockside gaming operation (law permitting) based upon the most current market information.

          4.1.4. All Pre-Opening Plans shall be subject to the same revision procedures as are applicable to Annual Plans.

          4.1.5. No later than forty-five (45) days prior to the Estimated Opening Date, Manager shall prepare and deliver to Owner for Owner's approval, the Annual Plan for the first Fiscal Year of Business operations.

          4.1.6. Manager shall implement the marketing portion of the approved Pre-Opening Plan, including but not limited to, direct sales, media and direct mail advertising, promotion, publicity and public relations designed to attract customers to the Riverboat from and after the Opening Date in accordance with the provisions of Section 6.14.
                  ------------

          4.1.7. Manager, in its discretion, shall recruit, hire, orient and train all Senior Staff and Employees, including all such personnel to be utilized during the period from the date hereof until the Opening Date in accordance with the preliminary Pre-Opening Plan approved by Owner pursuant to Paragraph 4.1.1 and the requirements of Article 6 below; provided however, if so
- ---------------                         ---------
requested by Owner on a case by case basis, Manager shall consult with Owner prior to hiring a Senior Staff member.

          4.1.8.  Subject to Article 6, Manager shall negotiate and execute
                             ---------
agreements regarding concessions for services to be performed or provided at the Project.

          4.1.9. Manager shall use commercially reasonable efforts in applying for, processing and procuring all Manager Operating Permits and in assisting Owner in applying for, processing and procuring all Owner Operating Permits within the timetables established by the Pre-Opening Plan as revised from time to time.

          4.1.10.  Subject to Article 6, Manager shall, after consultation with
                              ---------
Owner and/or Owner's designated consultants, negotiate and execute service contracts for the Business. Service Contracts shall contain the following minimum provisions: (a) a statement as to whether contractee is a certified minority business enterprise, woman owned business enterprise, or disadvantaged business enterprise; (b) requirements for licensing (if necessary) before the Louisiana Riverboat Gaming Enforcement Division; and (c) a requirement that if contractee is found unsuitable by the Louisiana Riverboat Gaming Enforcement Division that the contract becomes null and void.

          4.1.11. Manager shall use its best efforts to ensure that all service contractors comply with the Community Commitment Program.

          4.1.12. Manager shall, after consultation with Owner and/or Owner's designated Consultants, purchase all Operating Supplies necessary to operate the Business from Approved Vendors with funds furnished by Owner in accordance with the amounts allocated therefor in the Pre-Opening Budget and any applicable requirements of the Community Commitment Program. Manager shall advise and consult with Owner with respect to the inaugural ceremonies for the Business and plan and implement such ceremonies.

     4.2.  Approval by Owner.   With respect to the preparation and submission
           -----------------
of the Pre-Opening Plan, the Pre-Opening Budget and the Operating Budget, Owner will meet with Manager within fifteen (15) days after the delivery of each of such items for an in-depth review, including a discussion of the Construction Schedule, marketing strategy, operations format and rationale for proposed expenditures embodied in the Pre-Opening Plan, the Pre-Opening Budget and the Operating Budget. Owner shall be required to approve or disapprove the Pre-Opening Plan or the applicable Budget within fifteen (15) days after the date Owner and Manager last meet to discuss such matter by giving written notice to Manager. The parties shall use all reasonable efforts to complete the review no later than forty-five (45) days after the initial delivery of the applicable Plan or Budget. Any notice that disapproves a Pre-Opening Plan, Pre-Opening Budget or Operating Budget must contain reasonably detailed specific objections along with suggestions as to what corrective measures can be taken to make the Plan or Budget acceptable to Owner. If Owner fails to provide written notice to Manager of its objections within fifteen (15) days after the last meeting between Owner and Manager, such proposed Plan or Budget, as the case may be, shall be deemed to be approved as submitted. Owner may review the Operating Budgets on a line-by-line basis. If Owner disapproves or objects to any items contained in any Operating Budget or any revisions thereto, Owner and Manager shall cooperate with each other in good faith to attempt to expeditiously resolve the disputed or objectionable proposed items. If Owner and Manager are unable to reach a mutually acceptable agreement concerning the disputed or objectionable item within fifteen (15) days after the date Owner advises Manager of its objections as aforesaid, either party shall be entitled to submit the dispute to arbitration in accordance with Article 22. Notwithstanding Owner's
                                          ----------
approval of an Operating Budget, the Pre-Opening Budget, an Annual Capital Replacements Budget or an Annual Riverboat Replacements Budget, on a line-by-line basis, Manager shall have the right in its discretion from time to time to adjust the amount of any line item and/or to reallocate funds among the various line items within any such Budget, including without limitation, the allocation and reallocation of contingency funds to specific line items; provided however, that any reallocation of funds among various line items in an Annual Capital Replacements Budget or an Annual Riverboat Replacements Budget in excess of fifteen percent (15%) of the amount theretofore allocated to the line items(s) to which funds are being reallocated shall require Owner's approval; provided further, that any increase in a line item of the Pre-Opening Budget or an Operating Budget in excess of fifteen percent (15%), or any aggregate increase in the Pre-Opening Budget or such Operating Budget in excess of ten percent (10%) shall require the prior approval of Owner.

     4.3. Payment of Pre-Opening Expenses.
          -------------------------------

          4.3.1.  Source of Funds.  All costs and expenses properly incurred in
                  ---------------
connection with implementing the Pre-Opening Plan, as revised from time to time pursuant to Section 4.2 (the "Pre-Opening Expenses"), shall be paid from the
            -----------
Bank Accounts.   Pre-Opening Expenses and the time schedule for incurring such expenses shall be established in the Pre-Opening Budget and Pre-Opening Plan approved in accordance with the provisions of Section 4.2. Owner shall timely
                                              -----------
deposit such sums in accordance with the schedules as shall be established in the Pre-Opening Plan or any revisions thereof and Owner shall maintain sufficient funds therein to pay all Pre-Opening Expenses in accordance with monthly schedules to be prepared by Manager and submitted to Owner.

          4.3.2.  Expenditures in Excess of Budgets.   Manager shall not incur
                  ---------------------------------
any expenses or make any disbursements that are not provided for in, or are in excess of, the Pre-Opening Budget, without Owner's prior written consent except as otherwise provided in Section 4.2.
                         -----------

     4.4. Manager Advances.   Manager may, but is not required to, advance
          ----------------
funds to pay Pre-Opening Expenses on behalf of Owner. All such Pre-Opening Expenses advanced by Manager shall be itemized, scheduled and submitted to Owner on a calendar month basis and reimbursement shall be made by Owner or by Manager from the Bank Accounts, within ten (10) Business Days after such submission provided that Manager has timely supplied Owner with such documentation of the advances as Owner may reasonably require.

5.   APPOINTMENT OF MANAGER
     ----------------------

     5.1. Appointment.   Owner hereby appoints, hires and employs Manager, as
          -----------
Owner's exclusive agent, to manage and operate the Project, including all Business conducted thereon or related thereto, on behalf of and for the account of Owner during the Term in accordance with the terms, conditions, covenants and provisions of this Agreement. In addition, Owner hereby appoints, hires and employs Manager, as Owner's exclusive agent, to perform on Owner's behalf, Owner's duties and obligations and exercise Owner's rights (including without limitation, the exercise of any rights arising out of or relating to any breach or default by Operator) under the Vessel Operating Agreement on and after the Opening Date except as may be otherwise specifically set forth therein. Manager acknowledges that the operation of the Riverboat as a vessel will be conducted by the Operator, which shall be Owner's agent in that regard. Manager hereby accepts such appointment upon and subject to the terms, conditions, covenants and provisions set forth herein and in the Vessel Operating Agreement and recognizes that a relationship of trust and confidence with Owner is created by this Agreement. Manager agrees to execute its duties hereunder in the best interest of Owner, subject to the budgetary limitations imposed upon Manager and any applicable Governmental Requirements.

     5.2. Management of the  Business.   Manager shall use commercially
          ---------------------------
reasonable efforts to supervise, manage, direct and operate the Business and perform its duties hereunder consistent with the operational quality of other first class gaming establishments, after taking into account differences with respect to local conditions, budgeting limitation and the nature of the Business' market, as well as the limitations imposed upon Manager by this Agreement (including without limitation, items (i) through (vii) below), and any applicable Governmental Requirements in (i) a manner that promotes the long-term profitability of the Business, (ii) compliance with this Agreement and any Governmental Requirements, (iii) accordance with the terms and conditions of any Loan Documents, (iv) accordance with the requirements of any carrier of insurance on the Business or the Project or any part thereof , (v) a manner that will comply with the Community Commitment, (vi) compliance with the applicable Annual Plan and Operating Guidelines and (vii) in accordance with the practices necessary to operate the Riverboat as a passenger vessel (all of the foregoing being hereinafter collectively referred to as the "Operating Goals"); provided however, that in no event shall Manager or any Affiliate be deemed a guarantor of the success of the Business and/or the achievement of the Operating Goals.

     5.3. Community Commitment.   Manager acknowledges that the Proposal
          --------------------
includes a commitment for the Owner (the "Community Commitment") to comply with the program to be developed by the Commission and Owner regarding the Community Commitment Program (the "Community Commitment Program") in the construction, planning, development and operation of the Project and the Business. Manager, in accepting its appointment under Section 5.1, hereby agrees to use its best
                                   -----------
efforts to perform its obligations under this Agreement in a manner that complies in all material respects with the Community Commitment Program.
Manager acknowledges that the Community Commitment Program includes a requirement that at least eighty percent (80%) of those employed at the Project or in the Business must be residents of the State of Louisiana. The Manager shall use its best efforts to work and cooperate with Owner's representatives responsible for the implementation of the Community Commitment Program on behalf of the Owner.

     5.4. Purchasing.
          ----------

          5.4.1.  Approved Vendors.  Manager, in its sole discretion, but after
                  ----------------
consultation with Owner and/or Owner's designated consultants, shall have the right to specify, from time to time, individuals, manufacturers, wholesalers, vendors, suppliers, firms or businesses, including without limitation, Persons who may be Affiliates of Manager, that shall be used by Manager to furnish or provide supplies, equipment, services and other needs of the Business (the "Approved Vendors"). The Approved Vendors must: (i) not adversely affect any
gaming   license currently held or to be obtained by Owner, Manager or any of their respective Affiliates or any of their respective officers or directors in Louisiana or any other jurisdiction and must comply with all Governmental Requirements, including without limitation the Community Commitment Program and
(ii) be covered by appropriate insurance, if any, in connection with their provision of goods or services to the Business.

     5.5. Contracts and Expenses.  Manager is authorized to, and shall, make,
          ----------------------
enter into and perform, in the name of, for the account of, on behalf of, and at the expense of Owner, any contracts and agreements provided for under this Agreement and each Annual Plan, so long as Manager has complied with all material requirements of this Agreement with respect to such contracts and agreements. These contracts shall have the following minimum terms: a) a requirement that in the event the contractor is found unsuitable by the Riverboat Gaming Enforcement Division, the contract would become null and void;
b) a statement as to whether the contractor is a certified minority business enterprise, woman owned business enterprise, or disadvantaged business enterprise. Unless this Agreement expressly provides for an item or service to be at Manager's own expense, all costs and expenses reasonably incurred by Manager or an Affiliate of Manager in accordance with this Agreement and/or an Annual Plan shall be for and on behalf of Owner and for Owner's account.

     5.6. Owner's Representative.
          ----------------------

          5.6.1.  Appointment, Duties and Access.  Owner shall have the right
                  ------------------------------
to designate by written notice to Manager a representative of Owner (the person so designated is referred to herein as "Owner's Representative"), which may or may not be the same person(s) referred to in Section 23.1. An office for Owner
                                             ------------
(which office may be used by AEC and/or CCLI only for Project - related office purposes) may be maintained at the Related Amenities in the same area(s) in which the Senior Staff maintains its offices. Subject to Governmental Requirements, Owner's Representative shall have access to all areas of the Project at all times and shall have access to, and the right to review, the Books and Records. Manager and the Senior Staff shall cooperate with Owner's Representative to provide such information and access as Owner's Representative may request from time to time. Owner's Representative shall not interfere with Manager's conduct of the Business.

          5.6.2.  Approval/Removal.  Prior to appointment of Owner's
                  ----------------
Representative by Owner, Owner shall submit to Manager the resume of such individual and Manager shall have the right to interview such person prior to such individual being appointed as Owner's Representative. If Manager objects to the performance of the Owner's Representative, Manager shall notify Owner of such objection and Owner shall meet with Manager with respect to such objection. Subject to compliance with applicable General Laws, Owner shall take such steps as Manager may reasonably request with respect to the Owner's Representative that are reasonably necessary to satisfy Manager's objections. Owner may advise Manager in writing that Owner's Representative is authorized to grant certain consents and approvals pursuant to this Agreement on Owner's behalf. Owner shall have the right to replace Owner's Representative from time to time by written notice to Manager.

6.   CERTAIN SPECIFIC AUTHORITIES AND RESPONSIBILITIES OF MANAGER.
     ------------------------------------------------------------

     6.1. Personnel Matters.   Manager shall have the authority and
          -----------------
responsibility, acting through the Senior Staff, appropriate consultants and the Employees, to perform or to cause Affiliates of Manager to perform the following acts for the account and at the cost of Owner, subject to Section 6.3 and
                                                          -----------
sufficient Owner funds being available. The cost of employing such Employees and consultants shall be chargeable to Owner. If any such Employee or consultant is an employee of Manager or an Affiliate of Manager, such Employee or consultant may continue on the payroll of Manager or such Affiliate and may retain all the benefits of such employment; provided, however, that Manager or such Affiliate shall be reimbursed on a monthly basis from Owner's account for the compensation (including direct and indirect labor burden) attributable to such Employee or consultant (or an equitable portion thereof if such Employee or consultant devotes less than full-time to the Business). With respect to departmental services provided by Manager and/or its Affiliates, including without limitation, accounting, bookkeeping, computer services and management information and similar central office services, such services shall be provided to the Project at a cost to Owner not to exceed the reasonable direct costs incurred by Manager or such Affiliate(s) in providing such services.

          6.1.1.  Recruitment.   Manager shall establish and implement
                  -----------
effective procedures, techniques and programs, consistent with the Operating Goals (including specifically, the Community Commitment Program with respect to which Manager shall use commercially reasonable efforts to comply), to screen, evaluate, hire, orient and train qualified applicants to become Employees, including without limitation (if and to the extent

Manager deems it necessary or desirable to fill any such position) the department managers, marketing manager, general coordinator, government relations manager, legal and compliance officers, public relations manager, slot operations manager, credit manager and credit executives, casino cage personnel, service personnel, internal audit personnel, purchasing personnel, management information services personnel, security and surveillance personnel, casino hosts, shift managers, pit bosses, floormen, boxmen, dealers, maintenance, cleaning and engineering staffs. Manager shall have the sole authority to hire, promote, discharge, and supervise all Employees; shall in all material respects comply with all applicable federal and state employment laws and regulations, including but not limited to the Community Commitment Program and the "Equal Employment Opportunity" laws and regulations. Manager shall use its best efforts to comply with all Governmental Requirements, including the, Community Commitment Program regarding the employment and payment of Employees.

          6.1.2.  Manager's Personnel Decisions.   (a) Prior to Manager's
                  -----------------------------
employment of the chairman, president/general manager, vice president/casino manager, general counsel, chief of security and vice president/chief financial officer or any other vice president (or the equivalent of a vice president) and any officer above a vice president (collectively, the "Senior Staff"), Manager shall submit to Owner the resumes of such individuals and Owner shall have the right to consult with Manager regarding each of such individuals prior to such individuals being hired for the Business; provided, however, that in all events, all hiring decisions, including without limitation the hiring and firing of Senior Staff, shall be made by Manager, in its sole discretion.

                    (b) Manager shall promptly notify Owner of any actual or contemplated changes in any of the Senior Staff and shall comply with the requirements of this Paragraph 6.1.2 with respect to any replacements of such
                     ---------------
Senior Staff.

                    (c) The compensation structure, incentive plans, benefit plans and programs for Employees as well as the Senior Staff employed by Owner shall comply with the Operating Goals, the applicable Annual Operating Budget and shall be formulated in consultation with Owner. In any event, expenses and costs pertaining to the employment of the Senior Staff, including without limitation, affiliate incentive and stock plans, severance pay and the costs of retirement benefits pertaining to such individuals, shall be Operating Expenses and reimbursed to Manager on a monthly basis. If any such Senior Staff is an employee of Manager or an Affiliate of Manager, such Senior Staff may continue on the payroll of Manager or such Affiliate and may retain all benefits of such employment; provided however, that Manager shall be reimbursed, as aforesaid, for such expenses and costs attributable to such individuals (or an equitable portion thereof if any such individual devotes less than full time to the Business).

          6.1.3.  Operator Training of Employees.   To the extent required by
                  ------------------------------
any Governmental Requirement, Manager agrees to cooperate with Operator should Operator be required to train any and all Employees in procedures necessary to operate the Riverboat as a vessel and to ensure the safety of Riverboat patrons.

          6.1.4.  Union Contracts.   Manager and Owner shall join in
                  ---------------
negotiations with any labor union lawfully entitled to represent any of the Employees. After execution by Owner, all decisions regarding implementation and enforcement of union contracts applicable to any of the Employees at the Riverboat and/or Related Amenities shall be made by

Manager in its sole discretion; however, Manager shall consult with Owner and keep Owner informed with respect to such matters.

          6.1.5.  Payroll Checks.   Payroll checks for all Employees shall be
                  --------------
in a form, contain such identifications and be signed by persons specified by Owner.

     6.2. Financial Management.   Manager shall be responsible for the
          --------------------
management of the day-to-day financial affairs of the Business.

     6.3. Annual Plans.   No later than sixty (60) days prior to the end of
          ------------
each Fiscal Year, Manager shall submit to Owner, after consultation with Operator regarding any Riverboat Replacements and other matters related to the operation of the Riverboat as a passenger vessel, for Owner's approval, an annual plan for the operation of the Business for the forthcoming Fiscal Year (each such annual plan is referred to herein as an "Annual Plan"). Each proposed Annual Plan shall consist of the following:

          (i)   An annual marketing plan ("Annual Marketing Plan").   Such
marketing programs may include but not be limited to, direct sales, direct mail and media advertising, promotion, public relations and publicity efforts;

          (ii) An annual line item operating budget ("Annual Operating Budget"); provided however, that Manager shall have the right in its discretion from time to time to adjust the amount of any line item and/or to reallocate funds among the various line items, including without limitation, the allocation and reallocation of contingency funds to specific line items; provided however, that any such adjustment of amounts or reallocation of funds which results in the increase of a line item by more than fifteen percent (15%) or any aggregate increase in such Annual Operating Budget by more than ten percent (10%) shall require the approval of Owner;

          (iii) An annual projection of sources and uses of cash by month; and

          (iv) An annual capital expenditures budget regarding Capital Replacements ("Annual Capital Replacements Budget") and an annual capital expenditures budget regarding Riverboat Replacements ("Annual Riverboat Replacements Budget").

          6.3.1. Preparation of Annual Plan.    Each proposed Annual Plan
                 --------------------------
shall be prepared by Manager based on the actual and projected results of the current Fiscal Year, the standard of maintaining the Riverboat and the Related Amenities and operating the Business as a first class gaming establishment, the Operating Goals, information with respect to possible occurrences which may impact the marketing and/or operating of the Business in the future, changes from the previous Fiscal Year's results, reasonable predictions for the future and such other information and assumptions that shall be reasonable under the circumstances. The Annual Plan shall include sufficient amounts for maintenance and repairs to keep the Riverboat and the Related Amenities in a seaworthy and first class condition which shall mean that it shall be in keeping with the standards and requirements of the U.S. Coast Guard and other government authorities with jurisdiction over this vessel.

           6.3.2. Review and Approval.   In connection with the preparation and
                  -------------------
submission of a proposed Annual Plan, Owner will meet with Manager within fifteen (15) days after delivery of the proposed Annual Plan for an in-depth review, including a discussion of the marketing strategy, operations format and rationale for proposed expenditures embodied in the proposed Annual Plan. Owner shall be required, by giving written notice to Manager, to approve or disapprove each proposed Annual Plan within fifteen (15) days after the date Owner and Manager last meet to discuss the proposed Annual

Plan. The parties shall use all reasonable efforts to complete the review of the proposed Annual Plan no later than forty-five (45) days after the initial delivery of the proposed Annual Plan to Owner. Any notice that disapproves a proposed Annual Plan must contain reasonably detailed specific objections along with suggestions as to what corrective measures can be taken to make such proposed Annual Plan acceptable to Owner.

          6.3.3.  Disagreements Regarding Annual Plans.    If Owner fails to
                  ------------------------------------
provide written notice to Manager of its objections within fifteen (15) days after the last meeting between Owner and Manager, such proposed Annual Plan shall be deemed to be approved as submitted, subject to any changes upon which Owner and Manager have previously agreed. If Owner disapproves or objects to any items contained in the proposed Annual Plan or any revisions thereto, Owner and Manager shall cooperate with each other in good faith to attempt to expeditiously resolve the disputed or objectionable proposed items. If Owner and Manager are unable to reach a mutually acceptable agreement concerning the disputed or objectionable items within fifteen (15) days after the date Owner advises Manager of its objections as aforesaid, either party shall be entitled
to submit the dispute to arbitration in accordance with Article 21.   If Owner's
                                                        ----------
objections relate only to certain portions of the proposed Annual Plan or a Budget contained therein, the undisputed portions of the proposed Annual Plan shall be deemed to be adopted and approved and only those Budgets under dispute shall be submitted to arbitration. Notwithstanding the foregoing, in the event of any transfer of ownership of the Project or in the event of any change in Control of Owner, then, from and after the effective date of any such transfer or change, regarding elements of the Annual Plan other than Budgets, Manager shall consult with Owner and shall consider Owner's comments and/or objections, but Manager's decisions regarding such matters shall be controlling and final, and not subject to arbitration or other dispute-resolution mechanisms. Any disagreements regarding Budgets for Riverboat Replacements shall be resolved by Operator and Owner in the manner set forth in the Vessel Operating Agreement; provided however, that such Budgets shall in all events be acceptable to Manager.

          6.3.4.  Disagreements Regarding Annual Operating Budgets.   With
                  ------------------------------------------------
respect to objectionable items in any Annual Operating Budget, pending resolution by arbitration or other agreement between Owner and Manager, the corresponding item contained in the Annual Operating Budget for the preceding Fiscal Year shall be substituted in lieu of the disputed portions of the proposed Annual Operating Budget, excluding, however, line items in the previous Annual Operating Budget for extraordinary expenses or revenues. In any instance where a portion of an Annual Operating Budget from a preceding Fiscal Year is deemed to be applicable to the Annual Operating Budget in effect until a new Annual Operating Budget is fully approved, corresponding items contained in the Annual Operating Budget for the preceding Fiscal Year shall be automatically adjusted by a percentage equal to the percentage change in the Consumer Price Index during the preceding Fiscal Year. Such calculation of percentage change in the Consumer Price Index shall be made by Manager based upon the then most recently published Consumer Price Index data at the time the calculation is made.

          6.3.5.  Disagreements Regarding Annual Capital Replacements Budgets.
                  -----------------------------------------------------------
If Owner and Manager are unable to agree on the amount of any item in an Annual Capital Replacements Budget, or Manager and Operator are unable to agree on the amount of any item in an Annual Riverboat Replacements Budget, only those capital expenditures with respect to which Owner and Manager or Manager and Operator, as appropriate, have reached an agreement (or the undisputed portion of an amount in dispute) that are approved by Owner or are required to be made by Lender or any Governmental Authority shall be made until Owner and Manager or Manager and Operator, as appropriate, otherwise agree on the terms of such Annual Capital or Riverboat Replacements Budget or the matter is decided by arbitration. The applicable Annual Plan will be appropriately adjusted to reflect the effect of any delay in capital expenditures.

          6.3.6.  Manager's Discretion Regarding Budgets.   Except as otherwise
                  --------------------------------------
provided in Sections 4.2, 6.12 or 6.13, Manager shall not, without Owner's prior
            ------------------    ----
written consent, expend for a matter in any Fiscal Year more than the amount approved for such matter included in the Budget for such Fiscal Year unless otherwise permitted by Sections 6.5. Except as otherwise permitted by Section
                       ------------                                    -------
6.5, any request by Manager to make any expenditure or incur any obligation in
- ---
excess of an amount set forth in a Budget contained in the applicable Annual Plan, shall be submitted to Owner in writing with an explanation of and accompanied by supporting information for the request; Manager shall not make any such excess expenditure without Owner's prior written consent. Owner shall respond to any request within fifteen (15) days after the receipt thereof.

     6.4. Capital and Riverboat Replacements Funds.
          ----------------------------------------

          6.4.1.  Capital Replacements.  Manager shall have the responsibility
                  --------------------
and sole authority to plan, contract for, account for and supervise all capital replacements and improvements to the Related Amenities or any portion thereof and the gaming-related portion of the Riverboat (collectively, "Capital Replacements") that are contemplated in any approved Annual Plan. Any changes in the structure or layout of the Related Amenities and the gaming-related portions of the Riverboat shall comply with the requirements of any Lender, Related Contract or any Governmental Requirements.

          (i) Manager shall diligently supervise the general contractor or other Person responsible for performing the Capital Replacements. To the extent the proposed Capital Replacements will have a material adverse effort on the operation of the Business during the performance of the work, the plans and specifications applicable thereto shall comply with the applicable Annual Plan, Lender's requirements and applicable Governmental Requirements.

          (ii) Manager shall establish on the books of the Business, a separate interest-bearing account in Owner's name at a bank selected by Owner in which to deposit the amounts described below for Capital Replacements (the "Capital Replacements Fund"), with Manager's designees being authorized signatories on such account. Such designees shall be covered by the fidelity insurance referred to in Paragraph 11.1(v). After occurrence of an Event of Default by Manager,
      -----------------
Owner shall have the right, upon five (5) Business Days written notice to Manager, to assume sole control of the Capital Replacements Fund. Commencing on the first day of the thirteenth (13th) full calendar month after the Opening Date, Manager shall deposit into the Capital Replacements Fund from Business operations or from other assets which Owner shall make available to Manager, an amount equal to two and one-half percent (2.5%) of Gross Revenue or such amount as is otherwise approved from time to time in an Annual Operating Budget, to pay for Capital Replacements. Subject to the availability of funds for such purpose, such deposits shall be made by Manager monthly on the first day of each month and the aggregate deposit shall be adjusted within five (5) days of the end of each Fiscal Year to equal two and one-half percent (2.5%) of Gross Revenue (or such other amount as shall have been approved in the Annual Operating Budget) for such Fiscal Year. The funds in the Capital Replacements Fund shall be utilized first for any necessary repairs and replacements to the Related Amenities and FF&E and then for improvements. In the event that Gross Revenue in any month is insufficient, after paying Operating Expenses, to permit a deposit to the Capital Replacements Fund, the amount of the deficiency shall be carried over and added to the amount to be deposited in the Capital Replacements Fund in the next succeeding months, subject however, to Section
6.4.3. To the extent available, expenditures shall be made by Manager from the Capital Replacements Fund (including accrued interest and unused accumulation from earlier years). Any amounts remaining in the Capital Replacements Fund at the close of each Fiscal Year shall be carried forward and retained in the Capital Replacements Fund until fully used in accordance with this Agreement. To the extent the balance in the Capital Replacements Fund is insufficient at the time expenditures are planned to be made in accordance with an Annual Plan, Owner shall supply such shortfall by making a deposit into the Capital Replacements Fund or making payments for such expenditure directly as soon as practicable but in no event later than thirty (30) days after receipt of notice from Manager.

          (iii) Notwithstanding the foregoing, Manager shall not make cash deposits from Business operations into the Capital Replacements Fund, and shall withdraw any funds in the Capital Replacements Fund at Owner's request, if: (a) Owner is able to demonstrate, to Manager's reasonable satisfaction, that funds in an amount equal to that which would otherwise be deposited in the Capital Replacements Fund are available to Owner on a timely basis from a third party;
(b) during the twelve (12) months preceding the deposit to which Owner objects and during the succeeding twelve (12) months there is projected to be, cash flow from operations of the Business after payment of Debt Service, taxes , Base Management Fee and Operator Fee in an amount at least equal to the amount projected to be deposited in the Capital Replacements Fund in accordance with the applicable Annual Capital Replacements Budget in the next twelve (12) months; or (c) the balance in the Capital Replacements Fund presently equals or exceeds one hundred ten percent (110%) of the amount budgeted for Capital Replacements in the applicable Annual Capital Replacements Budget at any time during a Fiscal Year (after taking into consideration Capital Replacements scheduled for such Fiscal Year which are in process or have not yet been undertaken). Any amounts withdrawn from the Capital Replacements Fund by Manager at Owner's request shall be payable to or at the direction of Owner.

          (iv) All net proceeds from the disposition of capital items no longer needed for the operation of the Business (other than the Riverboat and the items on the Riverboat essential to the operation of the Riverboat as a vessel) shall be deposited into the Capital Replacements Fund. The disposition of such items shall be conducted by Manager in a commercially reasonable manner.

          6.4.2.  Riverboat Replacements.   Manager shall  have the
                  ----------------------
responsibility and sole authority, on Owner's behalf, to cause Operator to plan, contract for, account for and supervise all capital replacements and improvements to the Riverboat as a passenger vessel (collectively, "Riverboat Replacements") that are contemplated in any approved Annual Plan. Except as provided in the Vessel Operating Agreement, Manager shall have the right to approve plans and specifications, select architects, engineers, general contractors, subcontractors, interior designers, suppliers and materialmen with respect to Riverboat Replacements (taking into consideration any applicable requirements of the Community Commitment Program and the criteria set forth in Section 5.4 with
                                                               -----------
respect to which Manager shall use commercially reasonable efforts to comply) and in such event Manager shall be required to cause Operator to contract with (or require the general contractor, if applicable, to contract with) those persons or entities selected by Manager.

          (i) Manager shall have the right to approve the plans and specifications for any Riverboat Replacements and Manager shall use commercially reasonable efforts to ensure that such Riverboat Replacements are installed in a good workmanlike manner in accordance with such approved plans and specifications.

          (ii) Manager shall or cause Operator to diligently supervise the general contractor or other Person responsible for performing the Riverboat Replacements. To the extent the proposed Riverboat Replacements will have a material adverse effect on the operation of the Business during the performance of the work, the plans and specifications applicable thereto shall comply with the applicable Annual Plan, Lender's requirements and applicable Governmental Requirements.

          (iii) Manager shall establish a separate interest-bearing account in Owner's name at a bank selected by Owner in which to deposit the amounts described below for Riverboat Replacements (the "Riverboat Replacements Fund"), with Manager's designees being authorized signatories on such account. Commencing on the first date of the thirteenth (13th) full calendar month after the Opening Date, Manager shall deposit into the Riverboat Replacements Fund from Business operations or from other assets which Owner shall make available to Manager, an amount equal to one percent (1%) of Gross Revenue or such amount as is otherwise approved from time to time in an Annual Operating Budget, to pay for Riverboat Replacements. Such deposits shall be made by Manager monthly on the first day of each month and the aggregate deposit shall be adjusted within thirty (30) days of the end of each Fiscal Year to equal one percent (1%) of Gross Revenue (or such other amount as shall have been approved in the Annual Operating Budget) for such Fiscal year. The funds in the Riverboat Replacements Fund shall be utilized first for any necessary repairs and replacements to the Riverboat and then for improvements thereto. Any expenditures for Riverboat Replacements during any Fiscal Year shall be made in accordance with the applicable Annual Plan. In the event that Gross Revenue in any month is insufficient, after paying Operating Expenses, to permit a deposit to the Riverboat Replacements Fund, the amount of the deficiency shall be carried over and added to the amount to be deposited in the Riverboat Replacements Fund in the next succeeding months, subject however, to Section 6.4.3. Any amounts remaining in the Riverboat Replacements Fund at the close of each Fiscal Year shall be carried forward and retained in the Riverboat Replacements Fund until fully used in accordance with the Operating Agreement. To the extent the balance in the Riverboat Replacements Fund is insufficient at the time expenditures are planned to be made in accordance with an Annual Plan, Owner shall supply such shorfall of funds by making a deposit into the Riverboat Replacements Fund as soon as practicable but in no event later than thirty (30) days after receipt of notice from Operator or Manager.

          (iv) Notwithstanding the foregoing, Manager shall not make cash deposits from Business operations into the Riverboat Replacements Fund, and shall withdraw any funds in the Riverboat Replacements Fund at Owner's request, if: (a) Owner is able to demonstrate, to Manager's reasonable satisfaction, that funds in an amount equal to that which would otherwise be deposited in the Riverboat Replacements Fund are available to Owner on a timely basis from a third party; (b) during the twelve (12) months preceding the deposit to which Owner objects and during the succeeding twelve (12) months there is projected to be, cash flow from operations of the Business after payment of Debt Service, taxes, Base Management Fee and Operator Fee in an amount at least equal to the amount projected to be deposited in the Riverboat Replacements Fund in accordance with the applicable Annual Riverboat Replacements Budget in the next twelve (12) months; or (c) the balance in the Riverboat Replacements Fund presently equals or exceeds one hundred ten percent (110%) of the amount budgeted for Riverboat Replacements in the applicable Annual Riverboat Replacements Budget at any time during a Fiscal Year (after taking into consideration Riverboat Replacements scheduled for such Fiscal Year which are in process or have not yet been undertaken). Any amounts withdrawn from the Riverboat Replacements Fund by Manager at Owner's request shall be payable to or at the direction of Owner.

          (v) All net proceeds from the disposition of capital items no longer needed for the operation of the Riverboat as a vessel shall be deposited into the Riverboat Replacements Fund. The disposition of such items shall be conducted by Manager in a commercially reasonable manner.

          6.4.3.  Insufficient Monthly Gross Revenue.   In the event that Gross
                  ----------------------------------
Revenue in any month is insufficient, after paying Operating Expenses, to permit deposits to both the Capital and Riverboat Replacements Funds, then deposits shall be made first to the Riverboat Replacements Fund and then to the Capital Replacements Fund. The amount of any deficiency to the Riverboat and/or Capital Replacements Funds shall be carried over and added to the amount to be deposited in the Capital and/or Riverboat Replacements Funds in the next succeeding months; provided, however, if any such deficiency shall have been carried over for sixty (60) days or more, Owner shall, upon at least ten (10) Business Days prior written notice from Manager, deposit the amount of such deficiency into the appropriate Replacements Funds from Owner's own funds.

     6.5. Revisions to Annual Plan and Reallocation of Funds.   If, in
          --------------------------------------------------
Manager's good faith business judgment, revisions to the Annual Plan are appropriate, Manager shall revise the Annual Plan and submit such revised Annual Plan to Owner for review and comment as to non-Budget elements and for approval as to Budget elements, in accordance with the procedures set forth in Section
                                                                      -------
6.3.  Any revisions to the Annual Riverboat Replacements Fund Budget shall be
- ---
made in consultation with Operator prior to submission to Owner for approval. Owner shall have the right to suggest revisions to the Annual Plan, with disagreements being resolved as set forth in Paragraph 6.3.3. Notwithstanding
                                             ----------------
anything to the contrary contained in this Agreement, Manager, without Owner's consent, may reallocate all or any portion of any line item in a Budget (including contingency funds) to another item in such Budget in any Fiscal Year; provided however, that any reallocation of funds among various line items in an Annual Capital Replacements Budget or an Annual Riverboat Replacements Budget in excess of fifteen percent (15%) of the amount theretofore allocated to the line items(s) to which funds are being reallocated shall require Owner's approval; provided further, that any increase in a line item of an Operating Budget in excess of fifteen percent (15%), or any aggregate increase in such Operating Budget in excess of ten percent (10%) shall require the prior approval of Owner. Manager shall not make any payments or disbursements in excess of the total amounts in an Annual Plan, except as permitted in the preceding sentence hereof, or as follows:

          (i)   Pursuant to Section 6.12 or 6.13;
                             ------------    ----

          (ii) Any expenditure for which Owner's prior written consent has been obtained;

          (iii) For taxes, insurance and utilities to reflect actual costs thereof, subject to Owner's right to contest or cause Manager to contest the validity of such items; and

          (iv) For payment of any final judgment in litigation involving the Business or the Project.

     6.6. Accounting Records.   During the Term, Manager shall maintain full
          ------------------
and adequate books of account and records ("Books and Records") reflecting the results of the operation of the Business on an accrual basis, all in accordance with Generally Accepted Accounting Principles consistently applied in all material respects. The Riverboat ship's log shall be kept by the Operator at such location and under such conditions as set forth in the Operating Agreement. The Riverboat ship's log shall not be part of the Books and Records. The Books and Records shall be kept separate and distinct from all other operations and business of Manager or Affiliates of Manager. Manager shall keep all Books and Records, including without limitation, current vendor invoices, payroll records, general ledgers, credit transactions and other records relating to the Business at the Riverboat, Related Amenities or such other location as shall be reasonably approved by Owner in writing, subject to such record retention and storage policies and access rights required by any Lender or any applicable Governmental Requirements, Laws or Gaming Laws. All such Books and Records and the Riverboat ship's log shall at all times be the property of Owner and shall not be removed by Manager from the approved location without Owner's written approval except as required by Laws. Upon any termination of this Agreement, all Books and Records shall immediately be turned over to Owner to ensure the orderly continuance of the operation of the Business, but such Books and Records shall be available to Manager for a period of five (5) years at all reasonable times and upon prior written request to Owner for inspection, audit, examination and transcription of particulars relating to the period in which Manager managed the Business.

     6.7. Financial Statements; Meetings.
          ------------------------------

          6.7.1. Manager shall provide Owner with accurate unaudited Financial Statements of the Business for each calendar month within twenty (20) days after the end of each calendar month. Each month the Business operations for the prior month will be presented and explained to Owner and its designees at a meeting organized and presented by the general manager and the chief financial officer. Manager also shall also provide Owner with (i) a three (3) month cash projection for the Business, (ii) a statistical analysis of the Business' gaming operations, (iii) accounts receivable aging, (iv) written explanation of material budget variances, (v) written analysis of performance trends, (vi) trends, challenges and opportunities anticipated by Manager over the three (3) month period immediately succeeding the month under review and (vii) an employee turnover report. Manager also shall provide Owner with such other information, analyses and reports as Owner may reasonably request in writing ten (10) days prior to the applicable monthly meeting.

          6.7.2. At each monthly meeting which occurs during a month which follows the close of a Fiscal Quarter, Owner and Manager also shall review the quarterly results compared to the applicable Annual Plan.

     6.8. Access, Review and Audit.   Owner, any Gaming Authority and Lender
          ------------------------
(or their respective duly appointed agents) shall have the right at reasonable times and during normal business hours, after reasonable written notice to Manager, to examine, audit, inspect and transcribe the Books and Records. With respect to such reviews, Owner, any Lender and their respective agents shall be subject to the confidentiality covenants in Paragraph 23.4.1. The annual
                                            ----------------
Financial Statements shall be audited by the Auditors at Owners' expense and Manager shall cause such statements to be provided to Owner within ninety (90) days after the end of each Fiscal Year. In addition to the annual audited Financial Statements, the Books and Records shall be audited at the termination of this Agreement. Owner acknowledges that the calculation of the Base Management Fee and the accounting information set forth in the Financial Statements for a Fiscal Year shall be binding and conclusive on the parties unless a written statement setting forth any objection and the basis for the objections is received by Manager within sixty (60) days after Owner received the audited Financial Statements applicable to such Fiscal Year. If the parties cannot resolve the disputed items within thirty (30) days after Manager received the written objections, then the disputed matters shall be submitted to arbitration pursuant to the provisions of Article 21.
                                          -----------

     6.9. Limitation of Responsibility for Budgets.  All Budgets are intended
          ----------------------------------------
only to be reasonable estimates based on Manager's best business judgment and except as otherwise expressly provided in Paragraph 2.4, Manager shall not be
                                          -------------
liable or responsible in any event if any of the budgeted figures are not attained or there is any variance between the actual revenues and expenditures and the amounts set forth in any Budgets, provided that Manager has otherwise complied with the provisions of this Agreement (including, specifically, those provisions limiting Manager's right to expend funds in excess of the amounts allocated therefor in the Budgets). Owner acknowledges that Manager has not made any guarantee, warranty or representation of any nature concerning or related to the amounts of Gross Revenues to be generated or the Operating Expenses to be incurred in connection with the operation of the Business during the Term.

     6.10. Management.  Manager, after consultation with Owner, shall have the
           ----------
sole and exclusive discretion and authority to determine operating policies and procedures, standards of operation, staffing levels and organization, standards of service and maintenance of the Related Amenities and those portions of the Riverboat related to Gaming Activities, food and beverage quality and service, pricing, and other policies affecting the Business, or the operation thereof, to implement all such policies and procedures, and to perform any act on behalf of Owner which Manager deems necessary or desirable in its good faith business judgment for the operation and maintenance of the Business on behalf, for the account and at the expense of Owner, including but not limited to the following, as applicable:

          6.10.1.  Service Agreements.   Manager shall negotiate and consummate
                   ------------------
such agreements necessary for the furnishing of utilities, services, security and supplies for the maintenance of the Related Amenities and those portions of the riverboat related to Gaming Activities and operation of the Business. All service agreements shall be consistent with the applicable Annual Plan(s). In addition, Manager shall use commercially reasonable efforts to cause all service agreements to comply with any applicable requirements of the Community Commitment.

          6.10.2. Concessions and Leases.   All concessions and leases must
                  ----------------------
comply
with any applicable requirements of the Community Commitment Program and all other applicable Governmental Requirements. Manager, on behalf of Owner, shall negotiate and grant concessions and leases for (i) the space in the Related Amenities, (ii) one or more services, subject to Section 5.4, customarily
                                                 -----------
subject to concessions and leases for gaming establishments and (iii) any other concessions and leases applicable to the Project. Manager shall use commercially reasonable efforts for (i) carrying out Owner's responsibilities under any such concession or lease after Owner provides Manager with a copy of the applicable agreement and, (ii) requiring such tenants and concessionaires to operate their businesses in a quality manner and in accordance with Governmental Requirements, Operating Goals and Operating Guidelines and (iii) complying with any reporting requirements applicable to concessions or leases that are set forth in the Community Commitment Program. Neither Owner nor Manager shall enter into any concession or lease unless the concessionaires and tenants maintain casualty or liability insurance in such amounts as Owner may require naming Owner, Manager and Lender and their respective Affiliates, officers, directors, employees and agents as additional insureds as their interests may appear, and Manager or Owner shall cause the applicable concessionaire or tenant to furnish evidence of such insurance concurrently with the delivery of any certificate, policy, or other evidence of such insurance to Owner, Manager and Lender and a certificate of insurance as soon as is reasonably possible.

          6.10.3.  Supplies Agreements.   Manager shall purchase such food,
                   -------------------
beverages, Operating Supplies, and other materials and services as shall be necessary for the operation of the Business. Manager will use commercially reasonable efforts to comply with any applicable requirements of the Community Commitment Program.

          6.10.4.  Maintenance and Repairs.   Subject to Sections 6.3 and 6.4,
                   -----------------------               ------------     ---
Manager shall maintain the Related Amenities and portions of the Riverboat related to Gaming Activities in first class condition and shall have the sole responsibility and authority to make all repairs, replacements and improvements which are necessary or appropriate for such purpose and as required by the Loan Documents and in accordance with the Operating Guidelines. Manager shall implement a preventive maintenance program for the Related Amenities and portions of the Riverboat related to Gaming Activities. Manager shall make no material alterations, additions or improvements in or to the Related Amenities or portions of the Riverboat related to Gaming Activities unless (i) contemplated in an Annual Plan, (ii) permitted under Section 6.12 or (iii)
                                                     ------------
required to comply with any Governmental Requirements pursuant to Section 6.13.
                                                                  ------------
The foregoing sentence is not intended to preclude Manager from rearranging existing FF&E in the ordinary course of operating the Business.

          6.10.5.  Licenses, Permits, Reports and Accreditation.  From and
                   --------------------------------------------
after the Opening Date, Manager shall apply for, process, obtain and maintain all Manager Operating Permits [and, to the extent set forth on Exhibit "B",
                                                               -----------
Owner Operating Permits,] in a manner and within the time periods that will permit the Business to be operated on a continuous and uninterrupted basis. The foregoing shall not obligate Manager to obtain any Operating Permit or Approval required to be obtained by Operator or Owner; however, Manager agrees to cooperate with Operator in the application or renewal of any such Operating Permit or Approval. Manager shall file all reports required by all Governmental Authorities pertaining to the Business and itself on or prior to their due date. Owner shall file all such other reports pertaining to itself. Owner shall prepare, maintain and provide to Manager a list of all Operating Permits, Approvals and reports required by any Governmental Authority in connection with the operation of the Business and the term, duration or frequency of such Operating Permits, Approvals and reports. All costs related to Manager's efforts to obtain, maintain or renew Manager Operating Permits shall be reimbursable to Manager by Owner as Operating Costs of the Project. Owner shall reimburse Manager for all Manager expenses incurred in connection with Manager's efforts to obtain, maintain or renew Owner Operating Permits. Owner shall provide the required information for all of the above promptly upon request and shall use its best efforts to ensure that such information is accurate. Owner shall advise Manager of all requirements for reports and permits applicable to Owner.

          6.10.6.  Government Regulations.   Owner or Manager may contest the
                   ----------------------
validity and/or application of any Law or Governmental Requirement provided that such contest does not subject Owner or Manager to the risk of liability or penalty and does not result in the suspension of, or, in either party's good faith business judgment, any material limitation on, the operation of the Business. Notwithstanding the foregoing, Manager shall have the absolute right, without Owner's consent, to contest the validity and/or application of any Law or Governmental requirement which, in Manager's opinion, could affect in any manner, any gaming license of Manager or any of its Affiliates, in any jurisdiction.

          6.10.7.  Legal Actions.   All matters of a legal nature involving the
                   -------------
Business shall be handled by legal counsel selected by Manager and reasonably acceptable to Owner (such legal counsel is hereinafter referred to as "Approved Legal Counsel"). Manager shall notify Owner in writing of the commencement of any legal action or proceeding concerning the Business as soon as practicable after Manager receives actual notice of the commencement of such legal action unless such action is for money damages only and such damages are reasonably anticipated to be either fully covered by insurance or not in excess of Twenty Five Thousand Dollars ($25,000) or could result in a lien in excess of such amount against the Riverboat and/or any of the Related Amenities. Notwithstanding the foregoing, Manager shall notify Owner immediately of any action filed against the Business, the Project, Owner, Manager or the Riverboat as a vessel which could result in seizure of the Riverboat or any threat of such actions. Except with respect to those legal matters in which Owner advises Manager that it desires to be directly involved, Manager shall be responsible for retaining on behalf of Owner the Approved Legal Counsel to take any reasonable or necessary legal actions to protect Owner's assets and to ensure compliance with the contractual obligations of others and all Governmental Requirements. In any legal action or proceeding in which Owner is to be the plaintiff or complainant, then Manager may not commence such legal action or proceeding without first obtaining the prior written consent of Owner.

          6.10.8.  Accounting Services.   Manager shall establish and maintain
                   -------------------
a casino accounting system, internal controls and reporting systems in accordance with the Operating Guidelines that are (i) consistent in all material respects with customary policies and procedures used by Manager's Affiliates engaged in such businesses, (ii) reasonably adequate to provide Owner and Manager with the necessary information about the Business and to safeguard Owner's assets, (iii) which complies with all Governmental Requirements and (iv) approved by all Governmental Authorities which are required to be obtained. Owner shall have the right to request Manager to provide to Owner (and in such event Manager shall provide) any managerial reports produced by Manager regarding the Business in the ordinary course of business.

          6.10.9.  Bank Accounts.   Owner shall establish one or more bank
                   -------------
accounts for the operation of the Business and the maximum amounts to be deposited in such accounts at various banking institutions chosen by Owner (such accounts are hereinafter collectively referred to as the "Bank Accounts"). The financial institutions chosen by Owner shall have at least Eighty Million ($80,000,000) Dollars on deposit. Owner shall continuously monitor such institution's financial condition and promptly report to Manager any adverse changes in the financial condition of such institutions. The Bank Accounts shall be in the name of Owner, but Owner's and Manager's designees shall be authorized to draw upon the Bank Accounts; provided, however, that if there exists an uncured Manager Default and upon two (2) Business Days prior written notice, Owner shall have the right to assume sole control of the Bank Accounts. Checks drawn on the Bank Accounts shall be signed only by designees of Owner or Manager who are covered by the fidelity insurance described in Paragraph
                                                               ---------
11.1(v).  The Bank Accounts shall be interest-bearing accounts if such accounts
- -------
are reasonably available and all interest thereon shall be credited to the Bank Accounts. All Gross Revenue received by Manager from the operations of the Business shall be deposited in the Bank Accounts and Manager shall pay from the Bank Accounts, to the extent of the funds therein, from time to time, all Operating Expenses and other amounts reasonably required by Manager to perform its obligations under this Agreement. All funds in the Bank Accounts shall be separate from any other funds, including the Capital and Riverboat Replacements Funds, and Manager may not commingle any of Manager's funds with the funds in the Bank Accounts. Owner shall bear the risk of the insolvency of any financial institution holding such Bank Accounts.

          6.10.10.  Credit.   All decisions regarding the granting and
                    ------
collection of credit shall be governed by the Operating Goals and the Credit Policy to be developed by Manager.

          6.10.11.  Quality Assurance Program.   Manager shall design and
                    -------------------------
implement a quality assurance program to evaluate compliance with its maintenance, housekeeping, service and other standards, with the objective that the Business is operated with high levels of cleanliness, repair, service, safety and efficiency consistent with the Operating Goals and Operating Guidelines.

          6.10.12.  Sales Taxes, Etc.   Manager shall use commercially
                    ----------------
reasonable efforts to comply in all material respects with all applicable Laws with respect to collecting, accounting for and paying to the appropriate Governmental Authorities all applicable excise, sales use taxes and any reporting requirements regarding patron winnings and other similar governmental charges resulting from the operation of the Business.

          6.10.13.  Manager Mark-Ups Prohibited.   Manager shall not include in
                    ---------------------------
any service agreement any mark-up, profit or overhead for the account of Manager or its Affiliates.

     6.11.  Collection of Base Management Fee.   So long as no Manager Default
            ---------------------------------
has occurred or if a Manager Default has occurred, the applicable cure period has not expired, Manager shall have the right to collect for itself the Base Management Fee and reimbursable expenses from any of the Bank Accounts.

     6.12.  Emergency Expenditures.   Without limiting the generality of this
            ----------------------
Article 6, in the event that a condition exists in, on, or about the Riverboat or Related Amenities of an emergency nature which requires immediate repairs to preserve and protect the Riverboat and/or Related Amenities and assure the continued operation of the Business and to protect the safety and welfare of the patrons, guests, or employees of the Riverboat and Related Amenities or those of Manager or Owner, Manager, on behalf of and at the expense of Owner, shall take all reasonable steps and make all reasonable expenditures necessary to repair and correct any such condition, whether or not provisions have been made in the applicable Budgets for any such emergency expenditures, subject to Owner funds being available therefor. Manager shall make emergency repairs and replacements only after Manager has made a reasonable (under the circumstances) attempt to consult with Owner as to the existence of such emergency, the repairs and replacements Manager proposes to make and the estimated amount of expenditures to be incurred, subject to Owner funds being available therefor. If Manager is unable to advise Owner or Operator (with respect to emergency repairs required for the continued safe operation of the Riverboat as a passenger vessel) in advance, it shall promptly notify Owner or Operator, as appropriate, after taking any action permitted under this Section 6.12. Notwithstanding the foregoing, the Operator
                     ------------
shall be responsible for causing any emergency condition on or about the Riverboat or Related Amenities which directly affects the seaworthiness or safe operation of the Riverboat as a passenger vessel to be remedied. Expenditures made by Manager in connection with an emergency shall be drawn first from the Capital Replacements Fund to the extent available and then, in Manager's sole discretion, from the Bank Accounts. Owner shall replenish funds paid from the Capital Replacements Fund and the Bank Accounts with any insurance proceeds received by Owner in respect of such emergency condition or situation, and Owner shall replace any difference between the insurance proceeds and the amount used for such emergency from the Capital Replacements Fund, subject to the limitations on Owner's obligation set forth in Section 6.4. If circumstances
                                               -----------
require, Owner shall also immediately replenish the Bank Accounts. To the extent such repairs constitute Riverboat Replacements, Owner shall cause funds, to the extent available, to be transferred to the Capital Replacements Fund and/or the Bank Accounts, as appropriate, and otherwise restore the Capital Replacements Fund and/or Bank Accounts from insurance proceeds or Owner's funds. Notwithstanding the provisions of this Section 6.12, any action taken or funds
                                       ------------
expended pursuant to this Section 6.12 are subject to the provisions of Sections
                          ------------                                  --------
12.1 and 12.2.
- ----     ----

     6.13. Expenditures Required for Compliance with Law.
           ---------------------------------------------

          6.13.1.  Manager Responsibilities.  Without limiting the generality
                   ------------------------
of this Article 6, if at any time during the Term repairs, additions, changes or
        ---------
corrections of any nature to the Related Amenities or portions of the Riverboat related to Gaming Activities shall be required by reason of any Governmental Requirements now or hereafter in force or as reasonably requested by Operator, such repairs, additions, changes or corrections shall be made at the direction of Manager and shall be paid for by Owner. Manager shall inform Owner of the existence of any Governmental Requirements, whether requiring expenditures under this Section 6.13 or under the Operating Agreement, as soon as practicable after
     ------- ----
learning of such Governmental Requirements. With respect to those repairs, additions, changes or corrections which Manager believes are required to be made pursuant to this Section 6.13, Manager shall specify the work Manager believes
                 ------------
is necessary and the estimated expenses to be incurred. Owner and Manager, in consultation with Operator as appropriate, shall agree upon the work to be performed and the schedule for its implementation.

          6.13.2.  Contest.  Owner or Manager may contest the validity or
                   -------
application of any Governmental Requirements provided that such contest does not subject Manager to the risk of any material liability and does not result in the suspension or a material limitation of the operation of the Business or any other gaming business conducted by Manager or its Affiliates. If compliance with any Governmental Requirements that are the subject of this Section 6.13
                                                                ------------
will require expenditures which will make the continued operation of the Business uneconomical to Owner, Owner shall have the right to cease operating the Business (to the extent the cessation of such operations will not result in any material liability to Manager not indemnified by Owner) and in connection therewith, to terminate this Agreement, which termination shall not constitute a Default by Owner hereunder. In the event Owner reopens the Business within one hundred eighty (180) days after so ceasing operations, Manager shall be reinstated and shall resume as Manager in accordance with the terms, conditions, covenants and provisions of this Agreement.

     6.14.  Marketing Programs.  Manager shall develop a marketing program to
            ------------------
implement the marketing plans contained in each Annual Marketing Plan. Manager shall select the outside marketing consultants, advertising agencies and public relations firms that will be responsible for any aspect of the marketing program (provided that Manager shall not select any firms to provide such services that would potentially result in a revocation, finding of non-suitability or disqualification as to gaming licenses or a material sanction or penalty in respect of such gaming licenses of Owner or Manager or any of their respective Affiliates or their respective officers or directors in Louisiana or any other jurisdiction and all such selected firms shall be competent and have good reputations). Manager shall approve the form of any advertising and promotional materials and identify particular media sources (whether it be particular newspapers, radio stations, television stations or networks or other mass marketing outlets) with respect to which the marketing efforts are to be directed. Manager may, at its option, also provide or seek to cause an Affiliate to so provide the following: (i) joint marketing or advertising with other gaming units owned or operated by Affiliates of Manager and (ii) major entertainment, sporting events or special attractions sponsored by the Business. Manager shall use commercially reasonable efforts to cooperate with Owner in the development of any joint marketing efforts which it determines at its option to provide for the Business. Any joint marketing, advertising, or sharing of events and promotions shall be subject to Owner's prior written consent. The total costs and expenses associated with any such joint marketing or advertising, to the extent approved in writing by Owner, shall be shared on a reasonable basis between properties and the portion allocable to the Business shall be an Operating Expense and set forth in the applicable Annual Operating Budget.

    6.15.  Use of Names and Logos.
           ----------------------

          6.15.1.  Limitations.   Owner acknowledges that neither this
                   -----------
Agreement nor the exercise of any Owner's rights in respect of the Riverboat or Related Amenities shall give Owner any rights to the name "Circus Circus" (or any other trade names, trademarks or logos of Manager or any of its Affiliates), except as set forth in a written license agreement which shall be entered into between Owner and Manager. If (but only for so long as) Manager and Owner mutually agree to use the name "Circus Circus" in connection with the Business, then pursuant to such license agreement, Owner shall have the royalty-free right to use the name "Circus Circus" with respect to (i) the Business, (ii) any merchandise sold on the Riverboat and/or in the Related Amenities and (iii) dining or lounge facilities at the Project. Manager acknowledges that neither this Agreement nor the exercise by Manager of any rights in respect of the riverboat or Related Amenities shall give Manager any rights in the name "American Entertainment."

          6.15.2.  Changes.  Owner and Manager shall mutually agree on the
                   -------
initial name for the Business and any changes thereto.

     6.16.  Remittances to Owner.  Contemporaneously with furnishing the
            --------------------
Financial Statements for each calendar month to Owner pursuant to Section 6.7,
                                                                  -----------
Manager shall remit to Owner, subject to Gaming Laws, General Laws and the Related Contracts, from the Bank Accounts, an amount by which the total funds in the Bank Accounts exceed the sum of Working Capital and the current amount deposited in the Capital and Riverboat Replacements Funds.

     6.17.  Owner Payments by Manager.  To the extent funds are available from
            -------------------------
Owner or from Business operations, Manager shall make all payments due under the Loan Documents and Related Contracts.

     6.18.  INTENTIONALLY DELETED.

     6.19.  Supervisory Services.  In connection with Manager's obligations
            --------------------
under this Agreement, Manager agrees to provide such reasonable supervisory services to Manager as are generally provided by Circus Circus Enterprises, Inc. to its other gaming units. The general supervisory services provided by the Chief Executive Officer, Chief Operating Officer and other senior executives of Circus Circus Enterprises, Inc., shall be provided at Manager's sole cost and expense. However, departmental and other services providing a direct benefit to the Project will be charged to Owner as provided in Section 6.1.

     6.20.  Certain Agreements.  Owner shall advise Manager with respect to
            ------------------
any agreements or contractual arrangements between Owner and any Person that relate to the Project or the Business (the "Related Contracts"). All Related Contracts shall be subject to review by Manager conducted in accordance with the Operating Guidelines to determine potential licensing problems as defined in
Article 17 and shall include provisions reasonably necessary to protect Owner's
- ----------
and Manager's and their Affiliates' respective officers' and directors' ability to obtain and maintain gaming licenses in any jurisdiction. Owner and Manager shall consult prior to execution of any Related Contracts entered into after the date hereof regarding any possible material impact the Related Contracts might have on the management and operation of the Business and Manager shall have the right to approve or consent to any such Related Contracts. In the event Owner enters into any Related Contracts, Owner shall provide copies of such Related Contracts to Manager in a timely manner. Thereafter, subject to Section 5.2 of
                                                                 -----------
this Agreement, Manager shall operate the

Business in compliance with the Related Contracts; provided, however, that Manager shall not be bound to comply with any provision of a Related Contract which is inconsistent with the terms of this Agreement or imposes any financial obligation or cost on Manager in addition to or inconsistent with the liabilities, financial obligations or costs imposed upon Manager by this Agreement or affects any gaming license of Manager or any Affiliate, unless Manager expressly consents thereto in writing. In the event that Manager's actions or failure to act shall cause a default under a Related Contract which has been expressly approved in advance in writing by Manager, such default shall not be a Manager Default under this Agreement until the cure period for such default provided in the Related Contract has expired. Owner shall use its best efforts to ensure that all Related Contracts comply with the Community Commitment Program. Manager shall not be bound by any Related Contracts except as otherwise set forth herein and shall be obligated to perform under such Related Contracts only on behalf of Owner as Owner's agent.

7.   CERTAIN RIGHTS AND RESPONSIBILITIES OF OWNER
     --------------------------------------------

     7.1.  Owner's Advances.  Owner shall advance to Manager, on a timely
           ----------------
basis, immediately available funds with which to conduct the affairs of the Business and the Project (hereafter referred to as "Owner's Advances") as set forth in this Agreement.

          7.1.1.  Working Capital.   During the Term, within five (5) Business
                  ---------------
Days after receipt of written notice from Manager, Owner shall fund Owner's Advances adequate to ensure that the Working Capital set forth in the applicable Annual Plan (as revised pursuant to the provisions of Section 6.5) is sufficient
                                                      -----------
to support the uninterrupted and efficient ongoing operation of the Business. The written request for any additional Working Capital shall be submitted by Manager to Owner on a monthly basis based on the Financial Statements and the applicable Annual Plan (as revised pursuant to the provisions of Section 6.5) at
                                                                 -----------
least fifteen (15) days prior to the date Manager requires such funds.

          7.1.2.  Payment of Expenses.   Manager shall pay from Gross Revenue
                  -------------------
the following items in the order of priority listed below, except as otherwise required pursuant to Section 5.14(b) of the Operating Agreement and, subject to the General Laws and Gaming Laws, on or before their applicable due date:

          (i)    Payment of state and federal taxes;

          (ii) payments due or required by any Governmental Authority specific to gaming;

          (iii)  Operating Expenses (excluding the Base Management Fee);

          (iv)   Base Management Fee and Operating Fee;

          (v)    Expenditures permitted pursuant to Sections 6.12 and 6.13;
                                                 ----------------------

          (vi) Debt Service payments and any escrow or impound payments required by any Loan Documents;

          (vii) payments due on any lease or other financing arrangements relating to the FF&E, any other expenditures permitted by any Annual Plan and payments due under any Related Contracts.

          (viii) deposits in the Capital Replacements and Riverboat Replacements Funds pursuant to Section 6.4.;
                               ------------

     Manager's responsibility to make any of the foregoing payments is subject to and conditioned upon Owner making available funds sufficient to make such payments from Gross Revenue or otherwise in the order set forth above. Owner shall have the right to elect to pay directly (rather than have Manager pay) (a) Debt Service or (b) payments due any Governmental Authority, upon five (5) days written notice to Manager. If Owner so elects, Manager shall disburse to Owner from Gross Revenue (subject to the preceding sentence) funds in such amounts and at such times as may be necessary to pay such expenses on or before the date such expenses are due, subject to Working Capital requirements. Owner shall timely make all payments required by this Paragraph 7.1.2 in those instances in which Owner has
                 ---------------
requested the right to make such payments directly. If Owner fails to make such payments, Owner's right to make such payments directly shall cease until Owner has brought all such obligations current. Manager shall advise Owner as soon as possible of any anticipated requirements for additional Working Capital. Nothing in this Paragraph 7.1.2 shall be deemed to relieve Owner of its obligation to
        ---------------
pay the Base Management Fee in accordance with Article 8 or to comply with the
                                               ---------
time requirements set forth in Articles 8 and 15 or to pay any other obligation
                               ----------     --
of Owner under this Agreement.

          7.1.3.  Optional Funding by Manager.  In the event Owner fails to
                  ---------------------------
fund any Owner's Advance within the specific time period set forth in this
Section 7.1 or make any other payment required to be made by Owner hereunder, or
- -----------
if sums are required prior to such time as Owner is obligated to advance the same, Manager may, at its sole option, without assuming any liability for the payment of any account, advance the amount required, or any portion thereof, on behalf of Owner. The amount advanced and paid on behalf of Owner ("Manager's Advances") shall be reimbursed on demand and shall bear interest at the Default Rate until Manager is reimbursed in full, including all accrued interest. The funding of any Manager's Advance does not in any manner waive any rights or remedies granted to Manager under the terms of this Agreement, including the right to declare Owner in Default as provided in Article 15 and to proceed with
                                                 ----------
any remedies granted under Article 16.
                           ----------

8.   MANAGEMENT FEES
     ---------------

     8.1.  Base Management Fee.  During the Term, Manager shall be paid the
           -------------------
Base Management Fee described below. So long as no Manager Default has occurred or the applicable cure period has not expired, Manager may collect the Base Management Fee by withdrawing the same from the Bank Accounts at any time after Manager delivers the Financial Statements to Owner for such month. The Base Management Fee for each Fiscal Year shall be equal to three and one-half percent (3.5%) of the first One Hundred Million Dollars ($100,000,000.00) of Gross Revenue of the Project and one and one-half percent (1.5%) of Gross Revenue in excess of One Hundred Million Dollars ($100,000,000.00) for such Fiscal Year, (the "Base Management Fee"). The Base Management Fee shall be due and payable monthly in arrears on the date the monthly Financial Statements are delivered to Owner; provided, however, if Gross Revenue is not sufficient in any month to pay the Base Management Fee when due according to the payment priority set forth in Paragraph 7.1.2, Owner may defer such payment (or portion thereof) until the
- ---------------
earlier of (i) such time as Gross Revenue is sufficient to pay the Base Management Fee or portion thereof that has been deferred or (ii) sixty (60) days from the due date, at which time Owner shall pay Manager any unpaid portion of the Base Management Fee from Owner's own funds. Such deferral shall not constitute an Owner Default. The Base Management Fee (or portion thereof) so deferred shall bear interest at the Default Rate until paid. The Base Management Fee shall be adjusted quarterly based on actual reported results for each such Fiscal Quarter and, if necessary, annually based on actual reported results for each Fiscal Year. A partial Fiscal Year at the beginning and end of the Term shall be treated as a Fiscal Year for purposes of this Paragraph 8.1.

     8.2.  Adjustments to Management Fees Following Termination.  Following the
           ----------------------------------------------------
expiration or termination of this Agreement for any reason, if Owner collects amounts with respect to Bad Debts in an amount in excess of the amount reserved on the Financial Statements, then Manager shall be entitled to an adjustment to the Base Management Fee paid for the applicable periods as if such excess amount had been part of Gross Revenue for the applicable period of the operation of the Business.

9.   OWNER'S COVENANTS AND REPRESENTATIONS
     -------------------------------------

     9.1.  Owner's Covenants and Representations.  Owner makes the following
           -------------------------------------
covenants and representations to Manager, which representations and covenants shall, unless otherwise stated herein, survive the execution and delivery of this Agreement and the Opening Date and shall continue to be true during the Term.

          9.1.1.  Corporate Status.  Owner is a limited liability company
                  ----------------
duly organized, validly existing, and in good standing under the laws of the State of Louisiana, is qualified to do business in the State of Louisiana, and has full power to enter into this Agreement and execute all documents required hereunder.

          9.1.2.  Authorization.  The making, execution, delivery and
                  -------------
performance of this Agreement by Owner has been duly authorized and approved by all requisite action of the Members and Management Committee of Owner, and this Agreement has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

          9.1.3.  Other Agreements.  Neither the execution and delivery of
                  ----------------
this Agreement by Owner nor Owner's performance of its obligations hereunder will result in a violation or breach of, or constitute a default with respect to or accelerate the performance required under any other agreement or obligation to which Owner is a party or is otherwise bound or to which the Riverboat, Related Amenities or any part thereof is subject, and will not constitute a violation of any General Law to which Owner, the Riverboat or Related Amenities is subject.

          9.1.4.  Documentation.  If necessary to carry out the intent of this
                  -------------
Agreement, Owner agrees to execute and provide to Manager, on or after the date hereof, any and all other instruments, documents and agreements necessary to make this Agreement fully and legally effective, binding and enforceable between the parties hereto and as against third parties.

          9.1.5.  Communications.  Owner shall provide Manager with copies of
                  --------------
any communications directed to Owner or any constituent member of Owner relating to any actual, alleged, suspected or threatened violation of any Environmental Requirements or Governmental Requirements that relate to the Riverboat, the Related Amenities, the Business or the Project within five (5) days of receipt of such communication.

          9.1.6.  Related Contracts.  Owner shall use its best efforts to
                  -----------------
cause the timely payment and performance of all its obligations under all Related Contracts other than such responsibilities as are imposed upon Manager pursuant to this Agreement.

10.  MANAGER'S COVENANTS AND REPRESENTATIONS
     ---------------------------------------

     10.1. Manager makes the following covenants and representations to Owner, which covenants and representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement and the Opening Date and continue to be true during the Term.

          10.1.1.  Corporate Status.  Manager is a corporation duly organized,
                   ----------------
validly existing, and in good standing under the laws of the State of Louisiana, with full corporate power to enter into this Agreement and execute all documents required hereunder.

          10.1.2.  Authorization.  The making, execution, delivery and
                   -------------
performance of this Agreement by Manager has been duly authorized and approved by all requisite action of the Board of Directors of Manager, and this Agreement has been duly executed and delivered by Manager and constitutes a valid and binding obligation of Manager, enforceable in accordance with its terms.

          10.1.3.  Other Agreements.  Neither the execution and delivery of
                   ----------------
this Agreement by Manager nor Manager's performance of its obligations hereunder will result in a violation or breach of, or constitute a default with respect to or accelerate the performance required under any other agreement or obligation to which Manager is a party or is otherwise bound and will not constitute a violation of any General Law to which Manager is subject.

          10.1.4.  Documentation.  If necessary to carry out the intent of
                   -------------
this Agreement, Manager agrees to execute and provide to Owner, on or after the date hereof, any and all other instruments, documents and agreements that may be necessary to make this Agreement fully and legally effective, binding and enforceable between the parties hereto and against third parties.

          10.1.5.  No Hazardous Material on Property.  Except to the extent
                   ---------------------------------
commonly used in day-to-day operation of the Business, Manager shall require that no Hazardous Material shall be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Related Amenities or any portion of the Riverboat related to Gaming Activities by Manager, its agents, employees, contractors, tenants, or invitees or by any other Person, unless such Hazardous Material is stored, used and disposed of in a manner that complies with all Environmental Requirements applicable to such Hazardous Material.

          10.1.6.  No Violations of Environmental Requirements.  Manager shall
                   -------------------------------------------
use commercially reasonable efforts to avoid the commission by its agents, employees, contractors or invitees, or by any other Person, of a violation of any Environmental Requirements upon, about or beneath the Related Amenities or any portion of the Riverboat related to Gaming Activities.

          10.1.7.  Communications.  Manager shall use commercially reasonable
                   --------------
efforts to provide Owner with copies of any communications directed to Manager relating to any actual, alleged, suspected or threatened violation of any Environmental Requirements or Governmental Requirements that relate to the Riverboat, the Related Amenities, the Business or the Project within five (5) days of receipt of such communications.

          10.1.8.  Seaworthiness of Riverboat.   Manager shall be obligated to
                   --------------------------
operate the Busines in a manner which does not violate any of the Rules and Regulations of the U.S. Coast Guard and does not adversely affect the seaworthiness of the Riverboat on and after the Opening Date.

11.  INSURANCE.
     ---------

     11.1.  Operating Insurance.  The Owner shall procure from agents/brokers
            -------------------
and insurers selected by the Owner and reasonably acceptable to Manager certain insurance coverages (the "Required Coverages") that may include but not be limited to the following (all policies should include the appropriate additional insureds and waivers of subrogation clauses):

          (i) Workers' Compensation, including coverage for employees of Owner and Manager working at the Riverboat or Related Amenities and a borrowing employer/alternate employer endorsement, to the extent commercially available as well as the appropriate insurance to protect Owner in the event of injury or death to Jones Act seamen and Employees covered by the U.S. Longshoremen and Harbor Workers Act;

          (ii) Commercial General Liability on an occurrence basis in the amount of Two Million Dollars ($2,000,000) per occurrence, with no aggregate limit; CSL, Bodily Injury and Property Damage must have the watercraft exclusion deleted;

          (iii) Automobile Liability Insurance on an occurrence basis in the amount of One Million Dollars ($1,000,000) CSL, Bodily Injury and Property Damage Liability;

          (iv) Umbrella Liability written on an occurrence basis with a limit of at least One Hundred Million Dollars ($100,000,000);

          (v) Crime Insurance which includes Fidelity and such other crime coverages as may be desired in the amount of Five Hundred Thousand Dollars ($500,000), with a Twenty-Five Thousand Dollar ($25,000) deductible;

          (vi) Protection and Indemnity coverage in the amount of One Hundred Million Dollars ($100,000,000);

          (vii) To the extent not included in other insurance, WCEL Package (with Longshore endorsement) coverage in the amount of One Million Dollars ($1,000,000), with a borrowing employer/alternate employer endorsement, to the extent commercially available;

          (viii) Any additional insurance coverage required by the Loan Documents, any Governmental Authorities or Related Contracts; and

          (ix) Such other and similar insurance as Owner or Manager shall deem necessary or appropriate.

The Required Coverages shall be reevaluated every two (2) years in comparison with industry standards, the purchasing power of the dollar, and events or trends of liability affecting risks of owning and operating a riverboat casino and amenities incidental thereto after taking into consideration the insurance requirements of the Loan Documents, any Governmental Authorities and the Related Contracts. The premiums for all insurance obtained in accordance with this
Section 11.1, shall be Operating Expenses; provided, however, that should
- ------------
Manager's gross negligence or willful misconduct result in a loss of all or a portion of which is uninsured, such amounts shall be deducted from Base Management Fees payable pursuant to Paragraph 8.1, if necessary to reimburse
                                    -------------
Owner for such loss within twelve (12) months of the occurrence.

     The Required Coverages shall be maintained at all times during the Initial Term and/or any Extension Period, as appropriate, in the name and on behalf of and for the account of Owner in relation to the operation of the Business.

     The Manager shall use commercially reasonable efforts to provide the following:
          (a) Prompt reporting of any incident or potential claim on or about the Riverboat or Related Amenities;

          (b)  Assist and cooperate in the adjustment of all claims;

          (c) Implementation and monitoring of all loss control practices as required by Owner or various insurance companies;

          (d) Advise the Owner of any unsafe conditions or hazards on or about the Riverboat or Related Amenities brought to the attention of the Manager during the Term; and

          (e) Any on-going reporting or other requirements of the Required Coverages.

     11.2.  Property and Other Insurance.  Owner shall procure and Manager
            ----------------------------
shall at all times during the Term maintain, at Owner's expense, insurance protecting the real and personal property of the Business (including hull and machinery and casino equipment) against fire, with all risk coverage against other perils, including vandalism, malicious mischief, flood, hurricane, tornado, earthquake, lightning, aircraft and explosion, and also including boiler and machinery and business interruption with ordinary payroll coverage and such other insurance as is required by the Loan Documents (excluding, however, insurance described in Section 11.3), any Governmental Requirements,
                                ------------
any Related Contracts, or commonly or prudently maintained by owners of similar properties similarly used, in the full replacement value at an agreed amount, including cost of debris removal and increased cost of construction ("Property Insurance"). Owner shall also obtain builder's risk and worker's compensation, commercial general liability and automobile liability coverage during all construction. Owner may also procure such additional kinds of coverage that Owner determines shall be reasonable and prudent with respect to the Business or as required by the Loan Documents, any Governmental Requirements or any Related Contracts.

     11.3.  Dishonored Check Insurance.  Owner shall not obtain insurance
            --------------------------
against loss due to dishonored checks unless such insurance is required by any Lender or the Credit Policy, and then only if commercially available.

     11.4.  Parties to be Covered by Insurance; Location of Policies.  All
            --------------------------------------------------------
policies of insurance procured pursuant to Sections 11.1, 11.2 and 11.3 shall be
                                           -------------  ----     ----
in Owner's name and shall name Manager as an additional insured by policy endorsement where permitted by the terms and conditions of the various policies but in all events with respect to all liability insurance. All policies shall name such other parties as may be required by the Governmental Requirements or any Related Contract or as may from time to time be designated by Manager, as the insured persons or additional insureds thereunder, as their respective interests may appear, and shall provide that they shall not be canceled, modified or denied renewal without at least thirty (30) days prior written notice (or such longer period as is required by Law) to each party that is a named or additional insured thereunder. Owner shall not be required to cause any Person other than those Persons required to be named pursuant to this Section 11.4 to be insured by any insurance policy until thirty (30) days after Owner has received notice of such Person's interest. The originals of all policies of insurance under Sections 11.1, 11.2 and 11.3 shall be held by the Owner and duplicates thereof delivered to and held by the Manager.

     11.5.  Rights of Manager and Owner to Receive Information on Insurance
            ---------------------------------------------------------------
Matters.  Owner and Manager shall provide each other and Lender with reasonably
- -------
timely notice of coverage and all other information concerning the insurance under Sections 11.1, 11.2 and 11.3 as they may reasonably request in writing.

     11.6.  Insurance Coverage Upon Termination of Agreement.  In the event of
            ------------------------------------------------
the termination of this Agreement for any reason, Owner shall, at Owner's sole cost and expense, continue to name Manager (and, if applicable its Affiliates) as an additional insured on the liability insurance coverage required by this Agreement for three (3) years following the date of the termination of this Agreement, provided that if Owner's performance of its obligations under this sentence will cost more than one hundred twenty-five percent (125%) of the premium charged for such insurance prior to termination, Owner shall, if so directed by Manager, maintain such coverage but Manager shall reimburse Owner for the portion of such premium in excess of 125% of the premium charged for such insurance prior to termination. Owner shall provide Manager with evidence of the foregoing coverages following the date of the termination of this Agreement by the delivery of certificates of insurance evidencing the current in-place coverage, together with such other information as may be reasonably requested, from time to time, by Manager.

     11.7.  Other Insurance Requirements.  All the insurance required under
            ----------------------------
this Agreement shall be issued by insurance companies authorized to do business in the State of Louisiana, with a financial rating of at least A- as rated in the most recent edition of Best Insurance Reports, or an equivalent rating by a responsible company providing similar services if Best Insurance Reports ceases to be regularly published. If and to the extent available, all such policies shall be nonassessable and shall contain language to the effect that (i) any loss shall be payable notwithstanding any negligence of any named or additional insured that might otherwise result in a forfeiture of the insurance to the extent such protection is reasonably available, (ii) the insurer waives the right of subrogation against Owner and Manager and their respective Affiliates' and its and their respective officers, directors, employees, agents and representatives and (iii) the policies are primary and noncontributing with any insurance that may be carried by any named or additional insured. Neither party shall voluntarily make material changes in such insurance policies without the consent of the other party unless required by any Governmental Requirement.

12.  DAMAGE AND CONDEMNATION
     -----------------------

     12.1.  Material Destruction.  In the event (i) the Riverboat and/or the
            --------------------
Related Amenities is destroyed or damaged to the extent that the cost of restoring the damage will exceed fifty percent (50%) of the replacement cost of the Project immediately prior to such casualty; (ii) the cost of restoring the damage will exceed the proceeds of insurance payable in connection with such casualty by an amount equal to twenty-five percent (25%) or more of the cost of restoring the damage; (iii) the Riverboat is sunk or otherwise lost or (iv) the Riverboat will be inoperable, in accordance with applicable Governmental Requirements, for a period of six (6) or more months (in any event, "Material Destruction"), either party hereto may terminate this Agreement by written notice to the other party given within ninety (90) days following such casualty. Notwithstanding the foregoing, if the Related Amenities are subject to a Material Destruction but the Riverboat has sustained no damage, then Manager shall not have the right to terminate this Agreement as aforesaid unless Owner is unable to locate and establish an alternative berthing site within ninety
(90) days of the occurrence of the Material Destruction. In the event of termination of this Agreement pursuant to this Section 12.1, this Agreement
                                               ------------
shall terminate as of the date set forth in such notice as though such date were the date originally fixed for the expiration of the Term, and neither party shall have any obligation to the other arising out of or in any way connected with the provisions of this Agreement, except for those provisions which by their terms are intended to survive termination or which obligations have already accrued. In the event that Owner shall determine within one hundred eighty (180) days after such casualty to restore the damaged property, Owner shall give notice to Manager and Manager shall have the right, at its option, to reinstate this Agreement as of a date within sixty (60) days of the receipt by Manager of notice from Owner.

     12.2.  Partial Destruction.  In the event the Riverboat or the Related
            -------------------
Amenities is damaged by fire or other casualty and such damage does not result in Material Destruction (a "Partial Destruction"), Owner shall repair the Riverboat or the Related Amenities, as the case may be, as nearly as practical to the condition they were in prior to such damage. Casualty insurance proceeds arising out of any loss or damage to the Riverboat, Related Amenities or any portion thereof shall be specifically utilized for the repair and restoration of the portion of the property so damaged. Owner shall cause such repair to be made with all reasonable dispatch so as to complete the same at the earliest possible date and shall consult with Manager regarding the allocation and expenditure of insurance proceeds in connection with any repair and/or replacement within the Project.

     12.3.  Excess Proceeds.  Any insurance proceeds paid in connection with a
            ---------------
Material Destruction or Partial Destruction which are in excess of the amount necessary to restore or rebuild as required by Sections 12.1 and 12.2 shall be
                                               -------------     ----
paid to Owner.

     12.4.  Substantial Condemnation.  In the event all or substantially all
            ------------------------
of the Riverboat and/or Related Amenities shall be taken in any eminent domain, condemnation, compulsory acquisition, seizure or similar proceeding by any competent authority for any public or quasi-public use or purpose, or any portion of the Riverboat and/or Related Amenities is so taken so as to make it imprudent or unreasonable to continue to operate the Business after making all reasonable repairs and restoration to the Riverboat and/or Related Amenities (a "Substantial Condemnation"), then either party shall have the right to terminate this Agreement upon written notice to the other party within ninety (90) days of the conclusion of the condemnation proceedings. All award proceeds resulting from a Substantial Condemnation shall belong to Owner; provided however, that Manager shall have the right to separately assert, prosecute, collect upon and retain, any claims for loss or damage suffered by Manager by reason of or relating to a Substantial Condemnation. Notwithstanding the foregoing, if the Related Amenities are subject to a Substantial Condemnation but the Riverboat has sustained no damage, then Manager shall not have the right to terminate this Agreement as aforesaid unless Owner is unable to locate and establish an alternative berthing site acceptable to Manager within ninety (90) days of the occurrence of the Substantial Condemnation.

     12.5.  Partial Condemnation.  In the event a portion of the Riverboat or
            --------------------
Related Amenities shall be taken by the events described in Section 12.4, or is
                                                            ------------
affected, but only on a temporary basis, and as a result, it is not imprudent or unreasonable to continue to operate the Business (a "Partial Condemnation") after making all reasonable repairs and restoration, this Agreement shall not terminate and Owner shall use the award to repair and restore the Riverboat or Related Amenities, or so much thereof as is reasonably necessary to render it a complete and satisfactory architectural unit as close as reasonably possible to its condition prior to such event. The balance of such award, if any, shall belong to Owner.

     12.6.  Casualty Management Fees.  Manager shall have the right to
            ------------------------
maintain business interruption insurance as an Operating Expense of the Project and in the event of a destruction, damage, or condemnation covered under this
Article 12, Manager shall be entitled to retain any payments from such business
- ----------
interruption insurance to the extent of the Base Management Fees and any other amounts payable to Manager or its Affiliates pursuant to this Agreement. Any additional business interruption insurance obtained for or on behalf of Owner shall belong to Owner and Manager shall have no right to any payments made in respect of such insurance. In the case of a Partial Condemnation which results in a reduction in the gaming floor area of the Riverboat, the threshold dollar amounts used in calculating the Base Management Fee shall be equitably reduced. If Owner rebuilds or restores following any damage, destruction or Partial Condemnation or Partial Damage, Manager shall provide the construction and pre-opening consulting services provided in this Agreement at a fee equal to the actual out-of-pocket costs and expense (including employee compensation) incurred in providing such services.

13.  INDEMNIFICATION
     ---------------

     13.1.  Owner Indemnity.  Owner hereby covenants and agrees to indemnify,
            ---------------
save and defend, at Owner's sole cost and expense, and hold harmless, Manager and its Affiliates and their respective officers, directors, employees and agents (collectively, "Owner Indemnitees"), from and against the full amount of any and all Losses. For purposes of this Section 13.1, the term "Losses" shall
                                          ------------
mean any and all liabilities, claims, suits, administrative proceedings, losses, damages or costs which may be asserted against an Owner Indemnitee arising from or relating to the financing, construction, renovation, repair or operation of the Riverboat and/or Related Amenities, and shall include expenses of defense including, without limitation, attorneys' fees. The term "Losses" does not include (and this indemnity shall not apply to) Losses resulting from an Owner Indemnitee's willful, wanton or criminal misconduct, gross negligence or fraud or actions taken outside the scope of their duties under this Agreement. Each Owner Indemnitee will use commercially reasonable efforts to promptly notify Owner of such action, suit or proceeding which relates to any matter covered by the indemnity in this Section 13.1.
                      ------------

     13.2.  Manager Indemnity.  Manager hereby covenants and agrees to
            -----------------
indemnify, save and defend, at Manager's sole cost and expense, and hold harmless, Owner and its Affiliates and their respective officers, directors, employees and agents (collectively, "Manager Indemnitees") from and against any and all liabilities, claims, losses, damages, costs or expenses that may be asserted against a Manager Indemnitee arising from or relating to the grossly negligent, willful or criminal misconduct or fraud of Manager in the operation of the Business (for purposes of this Section 13.2, "Losses") other than Losses
                                      ------------
resulting from Manager's Indemnitees' willful, wanton or criminal misconduct, negligence or fraud. Owner will promptly notify Manager of such action, suit or proceeding which relates to any matter covered by the indemnity in this Section
                                                                        -------
13.2.
- ----

     13.3.  Legal Fees, Etc.; Procedures.  Each indemnitor under this Article
            ----------------------------                              -------
13 shall reimburse each Indemnitee for any legal fees and costs, including
- --
reasonable attorneys' fees and other litigation or proceeding expenses, even if the claim is groundless, false or fraudulent, reasonably incurred by such Indemnitee in connection with investigating or defending against Losses with respect to which indemnity is provided hereunder; provided, however, that an indemnitor shall not be required to indemnify an Indemnitee for any payment made by such Indemnitee to any claimant in settlement of Losses (as defined in Sections 13.1 and/or 13.2) unless such settlement has been previously approved
- -------------        ----
by the indemnitor. If Losses are asserted, or if any action or suit is commenced with respect thereto, for which indemnity may be sought against an indemnitor hereunder, the Indemnitee shall notify the indemnitor in writing within ten (10) days after the Indemnitee shall have had actual knowledge of the assertion or commencement of the Losses or a claim which could give rise to Losses, which notice shall specify in reasonable detail the matter for which indemnity may be sought. The indemnitor shall have the right, upon notice to the Indemnitee given within thirty (30) days following its receipt of the Indemnitee's notice (or shorter period if such notice specifies such shorter period and provides reasonable justification therefor), to take primary responsibility for the prosecution, defense or settlement of such matter, including the employment of counsel chosen by the indemnitor with the approval of the Indemnitee, which approval shall not be unreasonably withheld, delayed or conditioned, and payment of expenses in connection therewith. The Indemnitee shall provide, without cost to the indemnitor, all relevant records and information reasonably required by the indemnitor for such prosecution, defense or settlement and shall cooperate with the indemnitor to the fullest extent possible. The Indemnitee shall assist in enforcing any rights of contribution or indemnity against any Person. The Indemnitee shall not admit liability, voluntarily make any payment, assume any obligation or incur any expense with respect to any Loss without Indemnitor's written consent. The Indemnitee shall have the right to employ its own counsel in any such matter with respect to which the indemnitor has elected to take primary responsibility for prosecution (without regard to Paragraph 6.10.7), defense or settlement, but the fees and
                   ----------------
expenses of such counsel shall be the expense of the Indemnitee except when an Indemnitee has engaged its own counsel due to a conflict of interest between indemnitor's and Indemnitee's interests in which case such fees and expenses shall be paid in accordance with this Section 13.3.
                                      ------------

14.  ASSIGNMENT.
     ----------

     14.1.  Sale/Assignment.  Owner may assign or otherwise transfer all or
            ---------------
any portion of its interest in the Business, the Project or this Agreement at any time after the date hereof only with Manager's prior written approval (which approval may be granted or withheld in Manager's sole discretion; provided that so long as Manager or an Affiliate is a Member of Owner, any such transfer shall be governed by Owner's Operating Agreement) and, unless otherwise approved by Manager, only if this Agreement remains in full force and effect and the transferee assumes Owner's obligations hereunder. Owner may from time to time mortgage or otherwise encumber its interest in the Project provided that the mortgagee agrees to be bound by Owner's covenants and agreements contained in this Agreement and not to disturb Manager's rights under this Agreement in the event of a foreclosure. In the event of any such transfer or mortgage, the transferee shall not be a competitor of Manager. Except as set forth below, Manager may not assign or otherwise transfer this Agreement without first (i) obtaining the consent of Owner and (ii) complying with any other Governmental Requirements. The bad reputation or financial condition of the proposed assignee or reasonably anticipated licensing problems shall be a reasonable basis for denial of such consent by Owner but shall not be the only basis for such denial. In addition, a lack of extensive successful casino or riverboat operating experience in respect of first class casinos in the United States, poor or mediocre historical operating performance, previously unsatisfactory relationships with the proposed transferee, likelihood of significant conflicts of interest, restrictions imposed by any Governmental Requirements or the unwillingness of any Lender or Governmental Authority to consent to any transfer shall be reasonable basis for denial of such consent by Owner but shall not be the only basis of such denial. The following shall not be subject to the restrictions on Manager set forth in this Section 14.1: (a) assignment or other
                                          ------------
transfer of publicly-held stock in a publicly-traded corporation, (b) any transfer or assignment necessary to satisfy any condition, or required by any covenant, condition or provision contained in any Loan Documents, provided that such transferee or assignee shall not adversely affect Owner's or Manager's or either of their Affiliates' ability to obtain or maintain gaming licenses in Louisiana or any other jurisdiction, (c) any transfer of Manager's Interest under this Agreement to an Affiliate of Manager or in the event of a merger, consolidation or reorganization of Manager or in connection with the acquisition of Manager or of all or substantially all of the assets of Manager; (d) any transfer or assignment of this Agreement in connection with any transfer by foreclosure or deed in lieu of foreclosure of the Riverboat and/or Related Amenities or any part thereof, provided that such transferee or assignee shall not adversely affect Owner's or Manager's or any of their Affiliates' ability to obtain or maintain gaming licenses in Louisiana or any other jurisdiction; or
(e) any transfer required by any gaming or other governmental authority. Notwithstanding anything to the contrary contained herein, in the event of any change in Control of Owner or any transfer by Owner of its interest in the Business, the Project or this Agreement, Manager shall have the right at any time thereafter, but upon at least ninety (90) days prior written notice, to terminate this Agreement as though the date set forth in such notice was the date originally fixed for the expiration of the Term.

     14.2.  Effect of Assignment.  In the event the necessary consents to an
            --------------------
assignment of this Agreement are given, no further assignment that is restricted by Section 14.1 shall be made without the express written consent of the parties
   ------------
whose consent is required in Section
                             -------

14.1.  An assignment to which the other party (and any other necessary Person)
- ----
has expressly consented in writing shall relieve the assignor of its obligations under this Agreement after the effective date of such assignment provided that the assignee specifically assumes all of the assignor's obligations and duties recited herein after the effective date of such assignment pursuant to a written assignment. An assignment by either Owner or Manager of its interest in this Agreement which is permitted hereby shall inure to the benefit of and be binding upon their respective successors, heirs, legal representatives or assigns to the same extent as if such successors were an original party to this Agreement.

15.  DEFAULT/STEP-IN RIGHTS
     ----------------------

     15.1.  Definition.  The occurrence of any one or more of the following
            ----------
events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default") as to the party failing in the performance or effecting the breaching act:

            15.1.1.  Manager's Defaults.  If Manager shall (a) fail to make any
                     ------------------
monetary payment required hereunder on or before the due date and such failure continues for five (5) Business Days after receipt by Manager of a written notice from Owner specifying such failure (excluding, however, any failure that is attributable to sufficient Owner funds not being available to make such payment), (b) (i) fail to obtain or maintain or (ii) have revoked any Manager Operating Permits or Owner Operating Permits which Manager is obligated to obtain or maintain as set forth on Exhibit "B," if any, (excluding, however, any such failure which is caused by a Person other than Manager or its Affiliates),
(c) fail to perform or comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to Manager (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Owner to Manager specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if Manager fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute to completion the curing of such failure with all due diligence, or (d) take or fail to take any action to the extent required of Manager under this Agreement that creates a default under or breach of any Loan Document, any Related Contract or any Governmental Requirement unless Manager cures such default or breach prior to the expiration of applicable notice, grace and cure periods, if any (excluding, however, any such failure which is caused by a Person other than Manager or its Affiliates). Manager shall only be required to cure any defaults with respect to which Manager has a duty hereunder.

            15.1.2.  Owner's Default.  If Owner shall (a) fail to make any
                     ---------------
monetary payment required under this Agreement or any Related Contract or under Owner's Operating Agreement, which duty has not been delegated to Manager, including Owner's Advances, on or before the due date recited herein and said failure continues for five (5) Business Days after written notice from Manager specifying such failure, (b) (i) fail to obtain or maintain or (ii) have revoked any Owner Operating Permits, (c) cause (i) the rejection of a Manager's application for or (ii) the revocation of, any Manager Operating Permits, (d) cause any gaming authority in any jurisdiction to (i) reject or threaten to reject any application for a gaming license or (ii) revoke or threaten to revoke a gaming license for Manager or any Affiliate of Manager for any other gaming facility in any jurisdiction, or (e) fail to perform or comply with any of the other covenants, agreements, terms or conditions contained in this Agreement or any Related Contract or in Owner's Operating Agreement, applicable to Owner (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Manager to Owner specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, cure within thirty (30) days, if Owner fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence. In addition, any other event described elsewhere as an Event of Default with respect to Owner shall constitute an Owner Default.

            15.1.3.  Bankruptcy.   If either party (i) applies for or consents
                     ----------
to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) makes a general assignment for the benefit of creditors, (iii) is adjudicated a bankrupt or insolvent or (iv) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, or admits the material allegations of a petition filed against it in any proceedings under any such General Law then such event shall constitute an Event of Default with respect to the party to the Agreement to which it has occurred.

            15.1.4.  Reorganization/Receiver.   If an order, judgment or decree
                     -----------------------
is entered by any court of competent jurisdiction approving a petition seeking reorganization of Manager or Owner, as the case may be, or appointing a receiver, trustee or liquidator of Manager or Owner, as the case may be, or of all or a substantial part of any of the assets of Manager or Owner, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof then such event shall constitute an Event of Default with respect to the party to the Agreement to which it has occurred.

     15.2.  Delays and Omissions.   No delay or omission as to the exercise of
            --------------------
any right or power accruing upon any Event of Default shall impair the non-defaulting party's exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

     15.3.  Disputes in Arbitration.   Notwithstanding the provisions of this
            -----------------------
Article 15, any occurrence which would otherwise constitute a Default or Event
- ----------
of Default hereunder shall not constitute a Default or Event of Default if such occurrence relates to or arises out of a dispute which is subject to arbitration pursuant to the arbitration provisions of Article 21 and the party claimed to be
                                          ----------
in Default is timely complying with the arbitration procedures and requirements set forth in Article 21.
             ----------

16.  REMEDIES AND TERMINATION
     ------------------------

     16.1.  Owner's Remedies.   Upon the occurrence of a Default by Manager,
            ----------------
Owner shall be entitled to:

           16.1.1. Terminate this Agreement by Owner's written notice to Manager with such termination being effective thirty (30) days after delivery of such notice;

           16.1.2. Obtain specific performance of Manager's obligations hereunder and injunctive relief; or

           16.1.3.  Exercise Owner's "step-in" rights pursuant to Paragraph
16.1.4.

          16.1.4.  Step In Rights.  (a)  If sufficient Owner funds are
                   --------------
available, and Manager fails to pay when due any amount which it is Manager's responsibility to pay from such Owner funds pursuant to this Agreement, upon five (5) days written notice to Manager with respect to any Operating Expense, and with respect to Debt Service or any other non-Operating Expense with such notice, if any, as may be reasonable under the circumstances (except in the event that Manager has exposure to potential material liability in connection with making such payments in which case Owner shall give Manager two (2) days written notice), and without waiving or releasing Manager from any responsibility hereunder, Owner may (but shall not be required to) pay such amounts (including fines, penalty interest and late payment fees) and take all such action as may be necessary in respect thereof. Manager shall, following such payments by Owner, promptly reimburse Owner from the Bank Accounts to the extent funds are available for the amount which Manager failed to pay when due. In addition, if Manager's failure to make such payments has resulted in fines, penalty interest or late payment fees being assessed and Owner has made such payments, then Manager shall immediately disburse to Owner from the Bank Accounts such amounts as may be necessary to reimburse Owner for payments of fines, penalty interest or late payment fees assessed as a consequence of Manager's failure to pay and Manager shall promptly deposit into the appropriate Bank Accounts, from Manager's own funds, the full amount of any such fines, penalty interest or late payment fees.

          (b) If Manager fails to take any action which it is Manager's responsibility under this Agreement to take and a consequence is to expose Owner to a material loss or Business patrons to a material risk of physical safety, upon five (5) days written notice to Manager (except in any emergency in which case Owner shall give Manager such notice, if any, as is reasonable under the circumstances), without waiving or releasing Manager from any obligation of Manager hereunder, Owner may (but shall not be required to) take such actions as may be necessary to protect the Owner from such a material loss and/or to protect the Business patrons. Manager shall, following any payments by Owner made with respect to such actions, promptly reimburse Owner from the Bank Accounts, to the extent funds are available, the amount which Owner has expended. In addition, if Manager's failure to take such action has resulted in fines or late payment fees being assessed and Owner has made such payments, then Manager shall immediately disburse to Owner from the Bank Accounts such amounts as are necessary to reimburse Owner for any fines or late payment fees paid by Owner in connection with taking such action on Manager's behalf and Manager also shall deposit into the appropriate Bank Account, from Manager's own funds, the full amount of such payment made to Owner.

     16.2.  Manager's Remedies.  Upon the occurrence of a Default by Owner,
            ------------------
Manager shall be entitled to:

          16.2.1. Terminate this Agreement by Manager's written notice to Owner, with such termination being effective thirty (30) days after delivery of such notice, provided that Manager has given Lender written notice of an opportunity to cure Owner's Default; or

          16.2.2. Obtain specific performance of Owner's obligations hereunder and injunctive relief.

          16.2.3.  Lender Rights to Cure.   If Owner fails to timely make any
                   ---------------------
payment required under this Agreement, Lender shall have fifteen (15) Business Days after written notice from Owner or Manager (whichever comes first) to cure such Default by making such payment. In the event Owner shall fail to timely perform or comply with any of the covenants, agreements, terms or conditions in this Agreement applicable to Owner, Manager shall give written notice to Lender, prior to declaring Owner in Default and Lender shall have cure rights which are the same as Owner's. All such cure rights vested in Lender under this Paragraph 16.2.3 shall run
                                             ----------------
consecutively with those vested in Owner under Paragraph 16.1.4.
                                               ----------------

     16.3.  Remedies Nonexclusive.  No remedy granted to either Owner or
            ---------------------
Manager under Sections 16.1 and 16.2, respectively, is intended to be exclusive
              -------------     ----
of any other remedy herein or by General Law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     16.4.  Termination.  This Agreement shall terminate upon the occurrence
            -----------
of any of the following events:

          16.4.1. The expiration of the stated Term including any extensions effected by Manager in accordance with the terms hereof;

          16.4.2. Agreement by both parties in writing to terminate this Agreement;

          16.4.3. If the Pre-Opening Conditions are not waived by Owner or Manager or appropriate Governmental Authority or satisfied by Owner or Manager within twelve (12) months from the date hereof, Owner or Manager shall have the option to terminate this Agreement by written notice to the other in which event this Agreement shall terminate and neither Owner nor Manager shall have any further duties or obligations whatsoever to the other and each party shall pay all of its costs and expenses incurred in connection with this Agreement through the date of termination.

          16.4.4. Owner is not awarded a Riverboat Gaming License from the Louisiana Riverboat Gaming Enforcement Division for the operation of the Business at the Project, Owner and Manager shall each have the option to terminate this Agreement at any time after written receipt of notice thereof or in the event such license is revoked or suspended for in excess of ten (10) days by written notice to the other, in which event this Agreement shall immediately terminate and neither Owner nor Manager shall have any further duties or obligations whatsoever to the other;

          16.4.5. Manager is unable or unwilling to comply with the terms or conditions, including financial obligations, imposed by any Governmental Authority in connection with any Operating Permit, at the election of Owner, effective upon delivery of written notice to Manager;

          16.4.6. The exercise of any termination right expressly granted to either Owner or Manager in this Agreement.

     16.5.  Effect of Termination.   Upon termination of this Agreement, all
            ---------------------
sums owed by either party to the other shall be paid within thirty (30) days of the termination date. In the event of any termination of this Agreement for any reason other than as a consequence of Manager's Default, or the failure of one or more of the Pre-Opening Conditions to be satisfied or pursuant to Paragraph
                                                                     ---------
16.4.4, Owner shall, notwithstanding such termination, be liable to Manager for
- ------
the fees earned and reasonable out-of-pocket expenses incurred by Manager in conformity with this Agreement prior to such termination as follows: (i) unpaid accrued and payable Base Management Fee and Manager's Advances (including any unpaid accrued interest thereon), if any, plus (ii) all reimbursable costs to Manager which were properly incurred prior to termination in connection with the performance of Manager's obligations in conformity with this Agreement, plus (iii) such losses and damages as Manager may have incurred or suffered by reason of such termination. If the termination of this Agreement is a consequence of Manager's Default, Manager shall not have the right to collect any amounts due Manager under this
Section 16.5 from the Bank Accounts, nor shall Manager have the right to
- ------------
exercise set-off with respect to such amounts owed. In such event, Owner shall pay Manager the amounts owed Manager described in clauses (i) and (ii) above through the date of termination, after deducting therefrom any amounts owed by Manager to Owner together with the amount of any damages or expenses incurred by Owner as a result of Manager's Default.

     16.6.  Proprietary Information.  In the event of termination of this
            -----------------------
Agreement, Manager will, subject to applicable Gaming and/or General Laws, relinquish to Owner all of the Books and Records and the marketing, credit and customer data contained in operating records of the Business and which are generated by Manager in connection with its duties hereunder. As of the termination of this Agreement, Manager shall have the right to copy such records prior to relinquishing control over them to Owner. Owner and Manager acknowledge that pursuant to the sharing of information by and among Owner, Manager and Manager's Affiliates, Owner, Manager and Manager's Affiliates will have information and copies of records from the Business prior to termination and nothing herein shall prevent the use of such information so obtained. Upon termination of this Agreement for any reason, Manager's marketing, credit and customer data and proprietary computer programs generated prior to the date hereof shall remain the sole property of Manager, and shall not be used or disclosed to other Persons by Owner or its agents or Affiliates. Owner recognizes, acknowledges and agrees that Manager and/or its Affiliates manage other casinos in addition to the Business and that Manager and/or its Affiliates shall, during the Term and thereafter, have and enjoy the continuing right to use all portions of its national marketing database in conjunction with management, operation or ownership by Manager and/or its Affiliates of any other such properties.

     16.7.  Manager Responsibilities.  In the event of termination of this
            ------------------------
Agreement, Manager will relinquish control of (i) all Bank Accounts, (ii) the Capital and Riverboat Replacements Funds and (iii) all funds in or accounts in Manager's control which relate to the Related Amenities or the portion of the Riverboat related to Gaming Activities other than the amount of the Bankroll to which Manager is entitled pursuant to Section 22.2. Manager shall make its Senior Staff available to Owner for a period of sixty (60) days at Owner's expense to ensure an orderly and uninterrupted transition of the management of the Business.

     16.8.  Survival of Representations and Indemnifications.  Notwithstanding
            ------------------------------------------------
anything contained herein to the contrary, the parties acknowledge that the representations, covenants and indemnifications set forth in Articles 9, 10, 11,
                                                             --------
13, 16 and Sections 6.6, 23.4, 23.6, 23.8, 23.9, 23.10 and 23.14 shall survive
           --------
the termination or expiration of this Agreement. All amounts due and payable from either party to the other shall survive the termination of this Agreement.

17.  LICENSE PROTECTION
     ------------------

     17.1.  Owner Denial.  If at any time (a) either Owner or any Person
            ------------
owning any of the issued and outstanding stock of (or beneficial interest in) either Owner or an Affiliate of Owner or an officer, director, partner or member of any of them is denied a license, found unsuitable, or is denied any other Approval with respect to the Business or any other gaming operation in the United States or any other jurisdiction by a Gaming Authority because of such Person's misconduct or association with any other Person, or is required by any Gaming Authority to apply for an Approval, does not apply within any required time limit (including extensions, if any) or wrongfully withdraws any application for Approval, and if the result of the foregoing has or would have an adverse effect on Manager or any Affiliate of Manager with respect to its operation or ownership of a gaming establishment under any Gaming Authority in the United States or any other jurisdiction or does or would materially delay obtaining any Approval affecting Manager or any Affiliate of Manager, or (b) any Gaming Authority commences or threatens to commence any suit or proceeding against either Manager or an Affiliate or to terminate or deny any right or Approval of Manager or any Affiliate because of the reputation or misconduct of Owner, any Affiliate of Owner or any Person owning a beneficial interest in Owner (all of the foregoing events described in clauses (a) and (b) above are collectively referred to as an "Owner Denial"), said Owner Denial shall be a Default and shall entitle Manager to its remedies under Article 16. If Manager
                                                        ----------
exercises its right to terminate this Agreement pursuant to Article 16 solely as
                                                            ----------
the result of an association of Owner or any Person associated with Owner, there shall be no Default and this Agreement shall not terminate if Owner ends such association within thirty (30) days after Manager's notice or such other period of time, if any, as the Gaming Authority gives for termination of such association. Owner and all Persons associated with Owner shall promptly, and in all events within any time limit established by Law or such Gaming Authority, furnish each Gaming Authority with any information requested by such Gaming Authority and shall otherwise fully cooperate with all Gaming Authorities including any required inspections. The purpose of this Section 17.1 is solely to protect existing licenses of Manager and Manager's Affiliates. This Section
17.1 does not apply to any event described above that does not jeopardize the continued viability of such licenses. Any Owner Denial that is attributable in whole or in part to the acts or omissions of Manager shall not constitute an Owner Default.

     17.2.  Manager's Louisiana Licensing.
            -----------------------------

           17.2.1.  Manager Licensing.  Manager shall use commercially
                    -----------------
reasonable efforts to apply for and pursue all Manager Operating Permits and those Owner Operating Permits identified on Exhibit "B," if any, expeditiously as possible. If Manager must apply for any such Operating Permit earlier than set forth above to avoid being disqualified or adversely affecting the Construction Schedule or the Estimated Opening Date, Manager shall do so. If, by final and non-appealable action, Manager shall have been denied any Manager Operating Permits, Owner shall have the right to terminate this Agreement upon written notice to Manager by Owner. In the event Manager is issued any Manager Operating Permit which is subject to or conditioned upon: (i) a requirement of Manager which is ministerial in nature, then if Manager promptly gives Owner reasonably satisfactory written assurance that such condition can reasonably be complied with on or before the Estimated Opening Date, Manager shall be deemed licensed for purposes hereof; or (ii) any other requirement of Manager, then if Manager gives Owner reasonably satisfactory written assurance that such condition can reasonably be complied with on or before the Estimated Opening Date within the earlier of: (a) the Estimated Opening Date; or (b) fifteen (15) Business Days after Manager receives notice of such condition, then Manager shall be deemed licensed for purposes hereof. If Manager is unable or unwilling to give Owner such reasonably satisfactory written assurance, Owner shall have the right, upon written notice to Manager, to terminate this Agreement.

          17.2.2.  Manager Denial.   If at any time (a) Manager, any Affiliate
                   --------------
of Manager or any Person associated in any way with Manager is (1) denied a license, found unsuitable, or is denied any other Approval with respect to the Business or any other gaming operation elsewhere in the United States by a Gaming Authority or (2) required by any Gaming Authority to apply for an Approval, does not apply within any required time limit (including extensions, if any) or wrongfully withdraws any application for Approval, and if the result of the foregoing has or would have an adverse effect on Owner or any Affiliate of Owner or any officer or director of Owner or its Affiliates with respect to such Person's or Owner's or its Affiliates' operation of a gaming establishment under any Gaming Authority in the United States, or does or would materially delay obtaining any Approval affecting Owner or any Affiliate of Owner, or (b) any Gaming Authority commences or threatens to commence any suit or proceeding against either Owner or an Affiliate or to terminate or deny any right or Approval of Owner or any Affiliate because of the reputation or misconduct of Manager, any Affiliate of Manager or any Person owning a beneficial interest in Manager (all of the foregoing events described in (a) and (b) above are collectively referred to as a "Manager Denial"), said Manager Denial shall entitle Owner to terminate this Agreement upon written notice to Manager. If Owner exercises its right to terminate this Agreement pursuant to this Paragraph
                                                                       ---------
17.2.2 solely as the result of an association of Manager or any Person
- ------
associated with Manager, this Agreement shall not terminate if Manager ends such association within such period of time, if any, as the Gaming Authority gives for terminating such association. Manager and all Persons associated with Manager shall promptly, and in all events within any time limit established by General Law or such Gaming Authority, furnish each Gaming Authority any information requested by such Gaming Authority and shall otherwise fully cooperate with all Gaming Authorities including any required inspections. The purpose of this Paragraph 17.2.2 is solely to protect existing
                ----------------
and future licenses of Owner and Owner's Affiliates and of their respective officers and directors. Notwithstanding the foregoing, this Paragraph 17.2.2
                                                            ----------------
does not apply to any event described herein that does not jeopardize the continued viability of such licenses. Any Manager Denial that is attributable in whole or in part to the acts or omissions of Owner shall not entitle Owner to terminate this Agreement.

     17.3.  Owner's Louisiana Licensing.  Owner shall maintain any Owner
            ---------------------------
Operating Permits the responsibility for the maintenance of which Owner has not requested of Manager in writing pursuant to this Agreement. Notwithstanding the foregoing, Manager shall maintain the Owner Operating Permits listed on Exhibit "B" unless otherwise instructed by Owner in writing.

18.  UNAVOIDABLE DELAYS
     ------------------

     The provisions of this Article 18 shall be applicable if there shall occur
                            ----------
during the Term any (i) strike(s), lockout(s) or labor dispute(s), (ii) inability to obtain labor or materials, or reasonable substitutes therefor,
(iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, (iv) delay attributable to the failure to obtain any Construction Permit, Operating Permit or any Approval for reasons that are not the fault of or beyond the reasonable control of the party obligated or (v) other conditions similar to those enumerated in this Article 18 beyond the reasonable control of the party
                   ----------
obligated to perform (collectively referred to as "Unavoidable Delay"). If Manager or Owner shall, as the result of any of the above-described events, fail to timely perform any of its obligations under this Agreement, then, upon written notice to the other within a reasonable time that such event has occurred, such failure shall be excused and not be a breach of this Agreement by the party claiming an Unavoidable Delay, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to the Term is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time or such named date shall be deemed to be extended or delayed, as the case may be, upon written notice, as provided above, for a time equal to the period of the Unavoidable Delay. Notwithstanding anything contained herein to the contrary, the provisions of this Article 18 shall not be applicable to the time periods for satisfying Manager's or Owner's obligation to make any payments to the other pursuant to the terms of this Agreement nor shall this Article operate to extend any time period set forth in Section 16.5.
                                               ------------

19.  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS
     -------------------------------------------

     19.1.  No Joint Venture or Ownership.  Nothing contained in this
            -----------------------------
Agreement shall be deemed or construed by the parties or by any third party as
(i) creating the relationship of a partnership or joint venture between the parties to this Agreement, or (ii) creating or vesting any right, title, interest, estate, equity participation or beneficial ownership interest in favor of Manager in or to the Riverboat or the Related Amenities except the contractual rights created in Manager by this Agreement. Neither any provisions contained herein nor any acts of the parties pursuant to this Agreement shall be deemed to create any relationship between the parties other than the relationship of owner and manager, as provided in this Agreement.

     19.2.  Affiliates.
            ----------

          19.2.1. The parent of Manager and/or other Affiliates of Manager may provide services to, provide loans and funds to, negotiate for, provide personnel to, and, from time to time, take actions on behalf of or for the benefit of Manager by direct dealings with Owner or those acting for it. Manager shall be responsible to Owner under this Agreement for the acts of Affiliates in the performance of services of Manager under this Agreement as if such Affiliates were Manager's employees or agents.

          19.2.2. The parent corporations of Manager shall not be liable to Owner and the parent corporations of Owner shall not be liable to Manager for obligations or liabilities of Manager or Owner, respectively, in the absence of a direct and independent contract right between such parent corporations and Owner or Manager, as the case may be.

          19.2.3. All contracts and other arrangements with Affiliates of Manager shall automatically terminate within sixty (60) days of terminating this Agreement. The parties acknowledge that in the event of a dispute between the parties concerning the services, fees or charges of an Affiliate of Manager, if the parties cannot resolve the matter within thirty (30) days, it shall be submitted to arbitration pursuant to the provisions of Article 21, and the
                                                       ----------
results of the arbitration shall be final on both parties and any adjustment, if required, shall be paid by the applicable party.

20.  FINANCING MATTERS
     -----------------

     20.1.  Restrictions on Financing Representations.  In no event may either
            -----------------------------------------
party represent that the other party or any Affiliate thereof is or in any way may be liable for the obligations of such party in connection with (i) any financing agreement or (ii) any public or private offering or sale of securities. If Owner, or any Affiliate of Owner shall, at any time, sell or offer to sell any securities issued by Owner or any Affiliate of Owner through the medium of any prospectus or otherwise which relates to the Riverboat and/or Related Amenities or the Business, it shall do so only in compliance with all applicable General Laws, and shall clearly disclose to all purchasers and offerees that (a) neither Manager nor any of its Affiliates, officers, directors, agents or employees shall in any way be deemed to be an issuer or underwriter of such securities and (b) Manager and its Affiliates, officers, directors, agents and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of such securities, including without limitation, any liability arising out of or related to the sale or offer of such securities, including without limitation, any liability or responsibility for any financial statements, projections or other information contained in any prospectus or similar written or oral communication unless Manager has consented to such disclosure or provided such information to Owner or its Affiliate in writing. Manager shall have the right to approve any description of Manager or its Affiliates, or any description of this Agreement or of Owner's relationship with Manager hereunder, which may be contained in any prospectus or other similar communication (unless such information was furnished to Owner by Manager in writing), and Owner agrees to furnish copies of all such materials to Manager for such purposes not less than twenty (20) days prior to the delivery thereof to any prospective purchaser or offeree. Owner agrees to indemnify, defend or hold Manager and its Affiliates, officers, directors, agents and emploees, free and harmless from any and all liabilities, costs, damages, claims or expenses arising out of or related to the breach of its obligations under this Section 20.1. Manager agrees to reasonably cooperate
                       ------------
with Owner in the preparation of such agreements and offerings.

     20.2.  Permissible Disclosure.  Subject to Manager's right of review set
            ----------------------
forth in Section 20.1, Owner may represent that the Business shall be managed by Manager and Manager may represent that it manages the Business and both may describe the terms of this Agreement and the physical characteristics of the Project in regulatory filings and public or private offerings. Moreover, nothing in this Article 20 shall preclude the disclosure of (i) already public
                ----------
information, (ii) audited or unaudited Financial Statements from the Business required to be prepared by the terms of this Agreement, (iii) any information or documents required to be disclosed to or filed with any Governmental Authority or pursuant to General Laws or (iv) the amount of the Base Management Fee earned in any period. Both parties shall use commercially reasonable efforts to consult with the other concerning disclosures as to the Business. Owner and Manager shall cooperate with each other in providing financial information concerning the Business and Manager that may be requested by any Lender or required by any Governmental Authority.

     20.3.  Compliance by Affiliates.  Both parties shall use commercially
            ------------------------
reasonable efforts to cause their respective Affiliates or controlling Persons, and any partner or joint venturer, to comply with all provisions of this Article
                                                                         -------
20 that are applicable to such party.
- --

     20.4.  Estoppel Certificates.  Each party shall cooperate with the other
            ---------------------
in providing
information about the status of this Agreement to facilitate financing requirements of either party including absence of defaults or potential defaults, nonmodification and other pertinent information. Information will be provided within ten (10) days after any request therefor, on the form requested and at no charge to the requesting party.

21.  ARBITRATION
     -----------

     21.1.  Financial Disputes.  As to the financial disputes listed below,
            ------------------
the arbitration provisions shall be the exclusive dispute resolution procedures and no such dispute shall be a Default by either Owner or Manager under this Agreement until such time as either party fails to comply with an arbitrator's decision with respect thereto within the time period given by the arbitrator.

          21.1.1.  Covered Disputes.  In the case of a dispute with respect to
                   ----------------
any of the following matters, either party may submit such matter to arbitration, which shall be conducted by the Arbitration Accountants (as described in Section 21.1.2):
             --------------

          (a)  computation of the Base Management Fee under the provisions of
Article 8;

          (b)  reimbursements due to Manager under this Agreement;

          (c) any adjustment in the Working Capital under the provisions of Paragraph 7.1.1;

          (d) any dispute as to whether a given expenditure should be capitalized or expensed;

          (e) any dispute concerning the approval of any Budget, or any revisions thereto;

          (f) any dispute concerning the replacement cost of the Riverboat or Related Amenities, the full insurable value of the Riverboat or Related Amenities, or the amount or nature of the insurance to be obtained or maintained pursuant to Article 11;

          (g) any dispute concerning the destruction or condemnation of all or a portion of the Riverboat or Related Amenities or the respective rights of Owner and Manager pursuant to Article 12 with respect to such destruction or condemnation; or

          (h)  any dispute arising under Section 6.8.

The decision of the Arbitration Accountants with respect to any matters submitted to them under this Article 21 shall be binding on both parties hereto
                             ----------
(subject, however, to the provisions of Section 21.3) and shall not be subject
                                        -------
to further review or appeal. Judgment upon any arbitration decision or award may be entered by any court of competent jurisdiction.

         21.1.2.  Arbitration Accountants.  The "Arbitration Accountants"
                  -----------------------
(herein so called) shall be one of the six (6) largest firms of independent certified public accountants in the United States (but shall not be the Auditors or any firm of independent certified public accountants engaged by either Owner or Manager or any Affiliates of either of them as auditors). In the event the conditions set forth in the preceding sentence eliminate all six (6) of the largest firms of independent certified public accountants, then the Arbitration Accountants shall be chosen from other national accounting firms. Notwithstanding the foregoing, the Arbitration Accountants shall have expertise in gaming operations and/or maritime matters to the extent such expertise is applicable to the dispute at hand. The party desiring to submit any matter to arbitration under clauses (a) through (h) of Section 21.1.1 shall do so by
                                             --------------
written notice to the other party, which notice shall set forth the items to be arbitrated, a list of five (5) eligible firms of accountants and such party's choice of one of the five (5) firms of accountants. The party receiving such notice shall within three (3) Business Days after receipt of such notice either approve such choice or designate one of the remaining four (4) firms by written notice given to the first party, and the first party shall within three (3) Business Days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have agreed under the preceding sentence, then such firm shall be the Arbitration Accountants for the purposes of arbitrating the dispute; otherwise, within three (3) Business Days the two
(2) firms chosen will select a firm from among the remaining three (3) to be the Arbitration Accountants for such purpose. The Arbitration Accountants shall render a decision in accordance with the procedures described in Paragraph
                                                                 ---------
21.1.3 within twenty (20) Business Days after being notified of their selection.
- ------
The fees and expenses of the Arbitration Accountants will be paid by the non-prevailing party, unless the dispute involves insurance, in which case they shall be an Operating Expense. In connection with a dispute described in clause
(g) of Paragraph 21.1.1., staff members of the Arbitration Accountants or
       ----------------
consultants possessing such expertise hired by the Arbitration Accountants with recognized expertise in the valuation of casino properties will be used.

          21.1.3.  Arbitration Procedures and Discovery.   The parties hereby
                   ------------------------------------
agree that in any such arbitration each party shall be entitled to discovery of the other party as provided by Louisiana law; provided, however, any such discovery shall be completed within two (2) months from the date the Arbitration Accountants are appointed unless such period is extended by agreement of the parties. Any disputes concerning discovery shall be determined by the Arbitration Accountants with any such determination being binding on the parties. Each party shall cooperate with the other with respect to the timely completion of such discovery. In all arbitration proceedings submitted to the Arbitration Accountants, the Arbitration Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed item and shall not adopt an alternative or compromise position. Any decision rendered by the Arbitration Accountants that does not reflect a substantive position advocated by Owner or Manager shall be beyond the scope of authority granted to the Arbitration Accountants and consequently may be rejected by either party. All proceedings by the Arbitration Accountants shall be conducted in accordance with the then current rules regarding commercial arbitration of the American Arbitration Association, except to the extent the provisions of such rules are modified by this Agreement or the mutual agreement of the parties on the occasion of an arbitration. Unless otherwise agreed, all arbitration proceedings shall be conducted in New Orleans, Louisiana. In rendering their decision, the Arbitration Accountants shall issue a decision of their findings and conclusions and shall not add to, subtract from or otherwise modify the provisions of this Agreement except to the extent required to conclude the dispute.

          21.1.4.  No Timely Decision.  To the maximum extent practicable,
                   ------------------
the Arbitration Accountants and the parties shall take any action necessary to require that the arbitration proceeding be concluded within the required 20-day period but in any event within thirty-five (35) days after the Arbitration Accountants have received notice of their selection as such.

     21.2.  General Arbitration.  Either party shall have sixty (60) days
            -------------------
after the inception of any disputes concerning the compliance of the other party's performance with the standards established by this Agreement not covered by Section 21.1 to elect that such dispute be settled by binding arbitration in St. Bernard Parish, Louisiana. The party whose performance is in dispute may commence the running of such 60-day period by delivering written notice of a dispute to the other party. Such election shall be made by such other party by commencing the arbitration or delivering a notice to the contrary to the party whose performance is in dispute.

          21.2.1.  Arbitrators.  The arbitration shall be conducted by three
                   -----------
(3) arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Article 22, in accordance with the then prevailing rules regarding commercial arbitration of the American Arbitration Association (or any organization successor thereto) in metropolitan New Orleans, Louisiana. Owner and Manager shall each prepare a list of five (5) individuals to serve as arbitrators. Owner and Manager shall each choose one individual from the other's list to serve as an arbitrator. If Owner or Manager fails to timely select an arbitrator then the party that has timely selected an arbitrator shall be permitted to choose the second arbitrator. The parties shall respond to any proposed list of arbitrators within ten (10) days after the receipt thereof.
The two (2) arbitrators shall then agree on a third arbitrator within ten (10) days. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their decision and award, upon the concurrence of at least two (2) of their number, within three (3) months after the appointment of the last arbitrator. In all arbitration proceedings submitted to the arbitrators, the arbitrators shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed issue and shall not adopt an alternative or compromise position. Judgment may be entered on the determination and award made by the arbitrators in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of Louisiana. The arbitrators will follow and apply the terms of this Agreement and Louisiana law in rendering their decisions.

          21.2.2.  Procedures and Discovery.  The parties hereby agree that in
                   ------------------------
any such arbitration each party shall be entitled to discovery of the other party as provided by Louisiana law; provided, however, any such discovery shall be completed within two (2) months from the date the last arbitrator is appointed, unless such period is extended by agreement of the parties. Any disputes concerning discovery shall be determined by the arbitrators with any such determination being binding on the parties. Each party shall cooperate with the other with respect to the timely completion of such discovery. The arbitrators shall apply Louisiana substantive law and the Louisiana evidence law, as appropriate, to the proceeding. The arbitrators shall prepare in writing and provide to the parties factual findings and the reasons on which the decision is based. Each party shall bear its own expenses related to the arbitration including, without limitation, attorneys' fees, and shall divide the arbitration expenses and fees equally.

          21.2.3.  No Timely Decision.  If for any reason whatsoever the
                   ------------------
written decision and award of the arbitrators shall not be rendered within the time limits set forth in this Article 21, either party may apply to any court of
                              ----------
competent jurisdiction to determine the question in dispute consistently with the provisions of this Agreement by action, proceeding or otherwise (but not be a new arbitration proceeding).

          21.2.4.  Extension of Time.  Any time periods for performance of a
                   -----------------
matter
submitted to arbitration hereunder shall be extended by the amount of time taken by the arbitration.

     21.3.  Choice of Forum.  By their execution of this Agreement, Owner and
            ---------------
Manager agree to pursue the enforcement of and be bound by the enforcement of any arbitration awards which result from arbitrations pursuant to this Article
                                                                       -------
21 in the 34th Judicial District for the Parish of St. Bernard, Louisiana.
- --

22.  BANKROLL
     --------

     At least fifteen (15) days prior to the Estimated Opening Date, Owner shall provide the amount of cash Manager reasonably determines to be necessary to fund the Gaming Activities, but in no event less than the amount required by Law or Gaming Authorities (the "Bankroll").

23.  MISCELLANEOUS
     -------------

     23.1.  Authorizations.  Until Manager shall advise Owner to the contrary,
            --------------
Owner may rely on the general manager of the Project as being authorized to take, approve or consent to any action required or permitted to be taken or approved by Manager. Owner shall advise Manager as soon as practicable after the date hereof as to the individuals upon whom Manager may rely with respect to any actions, consents or approvals required hereunder.

     23.2.  Notices.  Any notices or other communications required or
            -------
permitted hereunder shall be sufficiently given if in writing and addressed as shown below and (i) delivered personally, (ii) sent by overnight commercial courier, (iii) sent by registered or certified mail, return receipt requested, postage prepaid or (iv) transmitted by facsimile machine. All notices personally delivered or sent by overnight courier shall be deemed received on the date of delivery. Notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter's receipt of acknowledgment of receipt from the offices of such addressee provided that hard copy sent to the address indicated herein for such addressee is put in the mail with sufficient postage within twenty-four (24) hours of transmission. All notices forwarded by registered or certified mail shall be deemed received on a date five (5) regular United States Postal Service delivery days immediately following date of deposit in the mail. Notwithstanding anything to the contrary herein, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

     If to Owner:

     American Entertainment, L.L.C.
     c/o Circus Circus Louisiana, Inc.
     2880 Las Vegas Boulevard South
     Las Vegas, Nevada  89109
     Attn:  General Counsel

     With a copy to:

     American Entertainment, L.L.C.
     c/o American Entertainment Corporation
     8301 West Judge Perez Drive, Suite 305

     Chalmette, Louisiana  70043

     If to Manager:

     Circus Circus Louisiana, Inc.
     2880 Las Vegas Boulevard South
     Las Vegas, Nevada  89109
     Attn:  General Counsel

     The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes. No notice to either Owner or Manager shall be deemed given or received unless the entity noted "With a copy to" is simultaneously delivered notice in the same manner as any notice given to either Owner or Manager.

     23.3.  Entire Agreement.  This Agreement embodies the entire agreement
            ----------------
and understanding of Owner and Manager relating to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, relating to such subject matter.

     23.4.  Confidentiality.
            ---------------

          23.4.1.  Generally.  Except as otherwise set forth in Section 20.2
                   ---------                                    ------------
and Article 17, both parties shall maintain confidentiality with respect to
    ----------
material developments in the course of development of the Project and operation of the Business, subject to Governmental Requirements, Gaming Law and General Law. Except for the provisions of Section 23.6 and as required by any General
                                   ------------
Law (including, without limitation, federal securities and stock exchange or NASD requirements) and Gaming Authorities, material confidential information shall be made available only to such of Owner's or Manager's employees and consultants as are required to have access to the same in order for the recipient party to adequately use such information for the purposes for which it was furnished. Any Person to whom such information is disclosed shall be informed of its confidential nature and the party disclosing such information shall obtain a confidentiality agreement from such Person the terms of which shall be consistent with the provisions of this Section 23.4. Information
                                                ------------
provided by one party to the other shall be presumed confidential unless the information is (a) published or in the public domain other than as a result of any action by the recipient thereof, (b) disclosed to the recipient by a third party or (c) presented to the recipient under circumstances which clearly and directly indicate the delivering party does not intend such information to be confidential.

          23.4.2.  Securities Law Requirements.  Owner acknowledges that
                   ---------------------------
Manager's parent is a publicly held company and that trading in its securities based on non-public information or unauthorized disclosure or other use of material developments could expose both Manager's parent and Owner to significant penalties. Owner shall take appropriate precautions to inform its employees and independent contractors of such requirements, although Manager shall be responsible for advising those employees of or independent contractors to Owner under Manager's control. In the event Owner or any Affiliate of Owner becomes a publicly-held company, Manager shall take appropriate precautions to inform its employees and independent contractors, as well as the employees of or independent contractors to Owner under Manager's control, that trading in the securities of Owner or such Affiliate based on non-public information or unauthorized disclosure or other use of material developments could expose Owner, Manager and such Person to significant penalties.

     23.5.  Approvals.  Any consent or approval referred to herein (by
            ---------
whatever words used) of either party hereto shall not be unreasonably withheld, delayed or conditioned, except in those situations in which this Agreement explicitly gives the party absolute or sole discretion to give or withhold such approval or consent. Except as otherwise expressly provided herein, whenever either party has called upon the other to execute and deliver a consent or approval in accordance with the terms of this Agreement, the failure of such party to expressly disapprove within ten (10) Business Days after written request therefor in accordance with the terms of Section 23.2, or such other period as specifically set forth herein is given, shall be deemed to be a consent or approval. In the event that either party refuses to give its consent or approval to any request by the other, such refusing party shall indicate by written notice to the other the reason for such refusal in sufficient detail for the party requesting such consent or approval to understand the exact basis for withholding such consent or approval.

     23.6. Conflict of Interest/Non-Competition.
           ------------------------------------

          23.6.1.  Conflicts.  Nothing contained in this Agreement shall be
                   ---------
construed to restrict or prevent, in any manner, any party from engaging in any other businesses or investments during the Term, including without limitation, any similar or competitive gaming establishment. Owner acknowledges that Manager and/or it Affiliates operate other gaming establishments and may in the future operate additional gaming establishments in different areas of the world and that marketing efforts may cross over into the same markets and with respect to the potential customer base of the Business. Manager, in the course of managing the Business, may refer customers of the Business and other parties to other facilities operated by Affiliates of Manager to utilize gaming, entertainment and other amenities without payment of any fees to Owner. Owner consents to such activities and agrees that such activities will not constitute a conflict of interest, provided that if Owner uses Manager's marketing Affiliate, its activities will not constitute a conflict of interest so long as Manager's marketing Affiliate establishes its compensation structure for personnel not related to a particular Affiliate in such a manner that the Business is not generally disadvantaged with respect to other Circus Circus units. Owner acknowledges and agrees that Manager may have and distribute promotional materials for the Manager's Affiliates and facilities, including casinos, at the Project if reciprocal arrangements are made in favor of the Business at the Manager's Affiliates and other facilities. Manager acknowledges that Owner and/or its Affiliates may own an interest in other casinos outside the State of Louisiana and in the future may acquire an interest or operate other casinos that are in the State of Louisiana or elsewhere and that marketing efforts may cross over into the same markets and with respect to the same potential customer base as Manager's or its Affiliates' other gaming facilities. Manager consents to such activities and agrees that such activitieswill not constitute a conflict of interest.

     23.7.  Exhibits.  All Exhibits attached hereto are incorporated herein by
            --------
this reference as if fully set forth herein.

     23.8.  Choice of Law and Construction of Agreement, Service of Process and
            -------------------------------------------------------------------
Jurisdiction.  This Agreement shall be governed by and construed under the laws
- ------------
of Louisiana. This Agreement shall be deemed to contain all provisions required by the Gaming Laws and is subject to any approvals required under the Gaming Laws. To the extent any provision in this Agreement is inconsistent with the Gaming Laws, the Gaming Laws shall govern. Should any provision of this Agreement require judicial interpretation or as to any arbitration under this Agreement, it is agreed that the court or arbitrators interpreting or considering such provision shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and that legal counsel was consulted by each party before the execution of this Agreement.

     23.9.  Amendment and Waiver.  This Agreement may not be amended or
            --------------------
modified in any way except by an instrument in writing executed by all parties hereto, except for agreements signed by the waiving party. A waiver by a party of any of the terms or provisions of this Agreement shall not constitute a subsequent waiver of any of the terms or provisions of this Agreement.

     23.10.  INTENTIONALLY DELETED.

     23.11.  Severability.  Except as expressly provided to the contrary
             ------------
herein, each section, party, term or provision of this Agreement shall be considered severable, and if for any reason any section, party, term or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other effect on other sections, parts, terms or provisions of this Agreement as may otherwise remain enforceable and intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms or provisions shall not be deemed to be a part of this Agreement. If any provisions are void or unenforceable if enforced to their maximum extent, the provisions in question shall be enforced to the maximum extent such provisions are enforceable.

     23.12.  Governing Document.  This Agreement shall govern in the event of
             ------------------
any inconsistency between this Agreement and any of the Exhibits attached hereto.

     23.13.  Inspection of Project.  Owner shall have the right, at any time
             ---------------------
during the Term, to enter upon the Riverboat or Related Amenities or any portion thereof, to inspect same and all FF&E located therein. Any Governmental Authority or Lender, through their respective representatives, shall have the right, upon reasonable notice to Owner and Manager, to inspect the Project; provided, however, any Governmental Authority or Lender, through their respective representatives, shall use their best efforts to minimize any interruption of or interference with Manager's management of the Business and operation of the Related Amenities and those portions of the Riverboat related to Gaming Activities Project.

     23.14.  Approval of Vessel Operating Agreement.  Upon approval of the
             --------------------------------------
Vessel Operating Agreement by Owner, Operator and Manager, and the execution thereof by Owner and Operator, Owner shall deliver to Manager an executed copy of the Vessel Operating Agreement. Owner agrees to promptly provide Manager with executed copies of any subsequent amendments to the Vessel Operating Agreement, which amendments shall have been approved in advance in writing by Manager.

     23.15.  Third-Party Beneficiaries.  There shall be no third-party
             -------------------------
beneficiaries with respect to this Agreement.

     23.16.  Regulatory Information.  Owner and Manager each to the other
             ----------------------
shall provide all information pertaining to this arrangement and the Business and as to their ownership structure, corporate structure, officers and directors, stockholders' and partners' identity, financing, transfers of interest, etc., as shall be required by any regulatory authority with jurisdiction over the other including, without limitation, Louisiana, Colorado, Nevada, Mississippi, New Jersey and Canada or with respect to any federal, state or provincial security law requirement.

     23.17.  Interpretation.  In this Agreement, whenever the context so
             --------------
requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural and vice versa. The captions preceding the text of Articles, Sections and Paragraphs are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement.

     23.18.  Counterparts.  This Agreement may be executed in several
             ------------
counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

     23.19.  Successors and Assigns.  This Agreement and the rights of Owner
             ----------------------
and Manager evidenced hereby shall inure to the benefit of and be binding upon the successors and, to the extent permitted hereunder, assigns of the Owner and Manager.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.
                                Owner:

                                American Entertainment, L.L.C., a Louisiana limited liability company

                                By:  American Entertainment Corporation, a
                                     Louisiana corporation, a Member

                                     By:      Joseph Georgusis
                                         ____________________________
                                            Name:  Joseph Georgusis
                                            Title:  President

                                By: Circus Circus Louisiana, Inc., a Louisiana corporation, a Member

                                     By:      Clyde T. Turner
                                         _________________________
                                            Name:  Clyde T. Turner
                                            Title:  President


                                Manager:

                                Circus Circus Louisiana, Inc., a Louisiana corporation

                                By:      Clyde T. Turner
                                    _________________________
                                       Name:  Clyde T. Turner
                                       Title:  President

                               LIST OF EXHIBITS

Exhibit "A"        GLOSSARY OF TERMS

Exhibit "B"        SCHEDULE OF MANAGER & OWNER OPERATING PERMITS

Exhibit "C"        PRE-OPENING PLAN

Exhibit "D"        OPERATING BUDGET FORMAT

                                   Exhibit A

                                  Definitions

     All capitalized terms referenced or used in the Agreement and not specifically defined therein shall have the meaning set forth below in this Exhibit "A", which is attached to and made a part of the Agreement for all purposes. The article, section and paragraph and exhibit references herein refer to the Articles, Sections, Paragraphs and Exhibits in and to the Agreement.

     Act.  The term "Act" shall mean the Louisiana Riverboat Economic
     ----
Development and Gaming Control Act.

     AEC.  The term "AEC" means American Entertainment corporation, a Louisiana
     ---
corporation, a member of Owner.

     Affiliate.  The term "Affiliate" shall mean a Person that directly or
     ----------
indirectly, or through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person in question and any stockholder or partner of any Person referred to in the preceding clause owning more than fifty percent (50%) or more of (i) such Person if such Person is a publicly traded corporation or (ii) an ownership or beneficial interest in any other Person.

     Agreement.  The term "Agreement" shall mean the Riverboat Casino
     ----------
Management Agreement between Owner and Manager to which this Exhibit is attached.

     Annual Capital Replacements Budget.  The term "Annual Capital Expenditure
     -----------------------------------
Budget" shall have the meaning set forth in Section 6.3.

     Annual Plan.  The term "Annual Plan" shall have the meaning set forth in
     ------------
Section 6.3.

     Annual Riverboat Replacements Budget.  The term "Annual Riverboat
     -------------------------------------
Replacements Budget" shall have the meaning set forth in Section 6.3.

     Approval.  The term "Approval" means any license, finding of suitability,
     ---------
qualification, approval or permit by or from any Gaming Authority. The Vessel Operating Agreement and Berthing Rights are Approvals.

     Approved Legal Counsel.  The term "Approved Legal Counsel" shall have the
     -----------------------
meaning set forth in Paragraph 6.10.7.

     Approved Vendors.  The term "Approved Vendors" shall have the meaning set
     -----------------
forth in Section 5.4.

     Arbitration Accountants.  The term "Arbitration Accountants" shall have
     ------------------------
the meaning set forth in Section 21.1.2.

     Auditors.  The term "Auditors" shall mean one of the six (6) largest
     ---------
independent certified public accounting firms in the United States at the time of their appointment selected by Owner to prepare the audited annual Financial Statements unless otherwise agreed by Owner and Manager.

     Bad Debts.  The term "Bad Debts" shall mean an amount equal to the
     ----------
provision for doubtful accounts as set forth in the statement of income covering the gaming operations at the Riverboat.

     Bank Accounts.  The term "Bank Accounts" shall have the meaning set forth
     --------------
in Paragraph 6.10.9.

     Base Management Fee.  The term "Base Management Fee" shall have the
     --------------------
meaning set forth in Paragraph 8.1.

     Berthing Rights.  The term "Berthing Rights" shall mean the rights to dock
     ----------------
the

Riverboat at the site as approved by the Gaming Authorities.

     Books and Records.  The term "Books and Records" shall have the meaning
     ------------------
set forth in Section 6.6.

     Budget.  The term "Budget" means any budget contemplated by the Agreement
     -------
that has been approved by Owner or has been arbitrated as set forth in the Agreement including, without limitation, the Construction Budget, the Pre-Opening Plan, the annual Operating Budgets and the Annual Capital Replacements and Riverboat Replacements Budgets.

     Business.  The term "Business" shall mean all business activities at or
     ---------
relating to the Project, including, without limitation, the conduct of the Gaming Activities, and food service, related maintenance and warehousing activities at the Project related to the Gaming Activities conducted by Manager on behalf of Owner.

     Business Days.  The term "Business Days" shall mean all weekdays except
     --------------
those that are official holidays of the State of Louisiana or the U.S. government. Unless specifically stated as "Business Days," a reference to "days" means calendar days.

     Capital Replacements.  The term "Capital Replacements" shall have the
     ---------------------
meaning set forth in Paragraph 6.4.1.

     Capital Replacements Fund.  The term "Capital Replacements Fund" shall
     --------------------------
mean those amounts at any given time deposited to a separate interest-bearing account established in Owner's name at a financial institution selected by Owner for the purpose of funding budgeted capital replacements, renewals, non-routine repairs and maintenance and improvements within and to the Related Amenities and those portions of the Riverboat related to Gaming Activities pursuant to the Annual Capital Replacements Budget.

     Community Commitment.  The term "Community Commitment" shall have the
     ---------------------
meaning set forth in Section 5.3.

     Community Commitment Program.  The term ""Community Commitment Program"
     ----------------------------
shall have the meaning set forth in Section 5.3.

     Condemnation.  The term "Condemnation" shall mean any taking by eminent
     -------------
domain, condemnation or any other governmental action.

     Construction Budget.  The term "Construction Budget" shall mean the budget
     --------------------
relating to the development, construction and/or renovation of the Project contemplated in Paragraph 3.6.2.

     Construction Conditions.  The term "Construction Conditions" shall have
     ------------------------
the meaning set forth in Section 3.1.

     Construction Permits.  The term "Construction Permits" shall mean all
     ---------------------
licenses, permits, approvals, consents and authorizations from Governmental Authorities that are necessary to develop, construct or renovate the Riverboat and/or Related Amenities (including, without limitation, certificates of occupancy and other similar permits necessary to occupy the Riverboat or Related Amenities).

     Construction Schedule.  The term "Construction Schedule" shall have the
     ----------------------
meaning as said term is defined in Section 3.4.

     Control.   The term "Control" (including derivations such as "controlled"
     --------
and "controlling") means with respect to a Person, the ownership of more than fifty percent (50%) or more of the beneficial interest or voting power of such Person.

     Credit Policy.  The term "Credit Policy" means the policies established
     --------------
from time to time by Manager regarding the extension and collection of credit to and from gaming patrons of the Business, which Credit Policy shall be prepared by Manager based on (i) the target markets of the Business, (ii) prudent business judgment, and (iii) such changes and refinements as Manager deems necessary or advisable to comply and conform in all respects with any applicable Governmental Requirements (including, without limitation, the rules and regulations of the Louisiana Riverboat Economic Development and Gaming Corporation).

     Debt Service.  The term "Debt Service" shall mean payments (including,
     -------------
without limitation, principal, interest and expense reimbursement) with respect to (i) capitalized leases, as defined in accordance with Generally Accepted Accounting Principles, (ii) all third party borrowed funds related to the Business and (iii) any construction or permanent financing related to the Riverboat or Related Amenities.

     Default/Event of Default.  The term "Default" and "Event of Default" shall
     -------------------------
have the meaning set forth in Article 15.

     Default Rate.  The term "Default Rate" shall mean the lesser of (i) the
     -------------
reference or prime commercial lending rate established by Chase Manhattan Bank, New York, New York, plus three percent (3%) per annum or (ii) the highest rate permitted by applicable Law, to the extent applicable Law establishes a maximum rate of interest which may be charged with respect to obligations of the type in question, until paid.

     Development Budget.  The term "Development Budget" shall mean Owner's
     -------------------
budget for developing, constructing and/or renovating the Project, including both "hard costs" and "soft costs" related to construction, financing, pre-opening activities and development activities.

     EBITDA.  The term "EBITDA" shall mean Owner's annual earnings before
     -------
interest expense, income taxes, depreciation and amortization.

     Employee.  The term "Employee" shall mean any employee of either Owner,
     ---------
Manager or an Affiliate of Manager or Owner, engaged by Manager to work in or about the Riverboat and/or Related Amenities in connection with the conduct of the Business and any employee of Owner, Manager or an Affiliate of Manager or Owner, engaged by Operator to operate the Riverboat as a passenger vessel.

     Environmental Damages.  The term "Environmental Damages" means all claims,
     ----------------------
judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Riverboat or the Related Amenities or migrating or threatening to migrate to or from the Riverboat or the Related Amenities, or the existence of a violation of Environmental Requirements pertaining to the Riverboat or the Related Amenities, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Riverboat or the Related Amenities, and including without limitation: (i) damages for personal injury, or injury to property or natural resources occurring upon, off of or from the Riverboat or the Related Amenities, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties; (ii) fees incurred for the services of attorney's consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Riverbat or the Related Amenities or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and (iii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in clause (ii) hereof.

     Environmental Requirements.  The term "Environmental Requirements" means
     ---------------------------
all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation or emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, stores, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     Estimated Opening Date.  The term "Estimated Opening Date" shall mean that
     -----------------------
projected opening date of the Business at the Project as set forth in the agreed upon Construction Schedule.

     Extension Period.  The term "Extension Period" shall have the meaning set
     -----------------
forth in Section 2.2.

     FF&E.  The term "FF&E" shall mean all furniture, furnishings, equipment,
     -----
and fixtures, including gaming equipment, POS and computers, housekeeping and maintenance equipment, life jackets and inflatable boats and other items necessary or appropriate to operate the Riverboat and Related Amenities in conformity with this Agreement.

     FF&E Budget.  The term "FF&E Budget" shall have the meanings set forth in
     ------------
Paragraph 3.6.2.

     FF&E Requirements.  The term "FF&E Requirements" shall have the meaning
     ------------------
set forth in Paragraph 3.3.4.

     FF&E Specifications.  The term "FF&E Specifications" shall have the
     --------------------
meaning set forth in Paragraph 3.3.1.

     Financial Commitments.  The term "Financial Commitments" means any
     ----------------------
agreements between Owner and another Person to underwrite the sale of equity or debt, to make a loan or to contribute equity with respect to the construction and operation of the Riverboat and/or Related Amenities including without limitation, any CCLI Loans pursuant to the Owner's

Operating Agreement, any construction loan commitment, bridge loan commitment, subscription agreement or other contractual arrangement relating to the foregoing, all of which shall be in form and substance satisfactory in all respects to Owner.

     Financial Statements.  The term "Financial Statements" shall mean an
     ---------------------
income statement, balance sheet and a sources and uses of cash statement, in the forms attached hereto as part of Exhibit "D" all prepared in conformity with Generally Accepted Accounting Principles and on a basis consistent in all material respects with that of the preceding period (except as to those changes or exceptions disclosed in such Financial Statements).

     Fiscal Quarter.  The term "Fiscal Quarter" shall mean the four (4)
     ---------------
quarters corresponding to the Fiscal Year commencing on the first day of each Fiscal Year.

     Fiscal Year.  The term "Fiscal Year" shall mean a period beginning and
     ------------
ending on January 1 and December 31, respectively. In the event the Opening Date occurs on a date other than the first day of a Fiscal Year, "Fiscal Year" shall also refer to the period commencing on the Opening Date and ending on the last day of the calendar year in which the Opening Date occurs. In the event this Agreement terminates on a date other than the last day of a calendar year, the term "Fiscal Year" shall include the period from the first day of the Fiscal Year during which this Agreement terminates to and including the date of such termination.

     FTGDA.  The term "FTGDA" shall have the meaning set forth in Paragraph
     ------
3.3.6.

     Gaming Activities.  The term "Gaming Activities" shall mean the casino
     ------------------
cage, table games (such as blackjack, baccarat, roulette, craps, mini-baccarat, pai gow, poker and pai gow poker), coin-operated or token-operated machines and gaming devices and other casino-type games operated by Manager on the Riverboat.

     Gaming Authorities.  The term "Gaming Authorities" or "Authority" shall
     -------------------
mean all agencies, authorities and instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, regulating gaming or related activities, including without limitation, the Louisiana Riverboat Economic Development and Gaming Corporation.

     Gaming Laws.  The term "Gaming Laws" shall mean any statute, ordinance,
     ------------
promulgation, law, rule, regulation, code, judicial or administrative precedent or order of any state, nation, court or other body or agency or subdivision thereof which regulates the conduct of the Gaming Activities.

     General Laws.  The term "General Laws" shall mean any statute, ordinance
     -------------
promulgation, law, treaty, rule, regulation, code, judicial or administrative precedent or order of any court or other body of the United States and any state law or subdivision thereof, any foreign countries or subdivisions thereof, and shall include all Laws.

     Generally Accepted Accounting Principles.  The term "Generally Accepted
     -----------------------------------------
Accounting Principles" shall mean generally accepted accounting principles in all material respects as established from time to time by the American Institute of Certified Public Accountants.

     Governmental Authorities.  The term "Governmental Authorities" or
     -------------------------
"Authority" means the United States, the State of Louisiana or any other political subdivision in which the Riverboat operates or the Related Amenities are located, and any court or political subdivision, agency, commission, board or instrumentality or officer thereof, whether federal, state, local, having or exercising a jurisdiction over Owner, Manager or the Riverboat and/or Related Amenities, including without limitation, any Gaming Authority.

     Governmental Requirements.  The term "Governmental Requirements" means all
     --------------------------
Laws and agreements with any Governmental Authority that are applicable to the acquisition, development, construction and/or renovation of the Project or the operation of the Project or the Business including without limitation, all Required Contracts, Approvals and any rules, guidelines or restrictions created by or imposed by Governmental Authorities.

     Gross Operating Profit.  The term "Gross Operating Profit" shall mean: (a)
     -----------------------
Gross Revenue less (b) Operating Expenses and (ii) budgeted deposits to the Capital and Riverboat Replacements Funds.

     Gross Revenue.  The term "Gross Revenue" shall include all of the revenues
     --------------
and income of any nature whatsoever derived directly or indirectly from the operation of the Business and the Project or the use thereof, computed on an accrual basis in accordance with Generally Accepted Accounting Principles and shall include but not be limited to, the net win from gaming activities, (which is the difference between gaming wins and losses); food and beverage revenue; telephone, telegraph, satellite or cable video and telex revenue; entertainment revenue; amusement revenue; rental payments from lessees or concessionaires; merchandise sale revenue; interest income; and the actual cash proceeds of business interruption, increased cost of operation, use, occupancy or similar insurance.

     Hazardous Material.  The term "Hazardous Material" means any substance: (i)
     ------------------
the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); and/or the Louisiana Environmental Quality Act (La. R.S. 30:2001, et seq.), as amended from time to time; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Louisiana or any political subdivision thereof; or (iv) the presence of which on the Riverboat or the Related Amenities causes or threatens to cause a nuisance upon the Riverboat or the Related Amenities or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Riverboat or the Related Amenities; or (v) the presence of which on adjacent properties could constitute a trespass by Owner or Manager; or (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons, or any "regulated substance" as defined under the Underground Storage Tank Regulations, 40 C.F.R. 280.12, or La. Admin. Code 33:IX.307; or (vii) without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation.

     Initial Term.  The term "Initial Term" shall mean the period from the date
     -------------
hereof until five (5) years from the Opening Date.

     Jones Act.  The term "Jones Act" shall mean 46 U.S.C. Sec. 688 (1975) as
     ----------
amended.

     Law.  The term "Law" means any statute, ordinance, promulgation, law,
     ----
treaty, rule, regulation, code, judicial or administrative precedent or order of any court or any other Governmental Authority, as well as the orders or requirements of any local board of fire underwriters or any other body which may exercise similar functions, including without limitation, the Act and the FTDGA.

     Lender.  The term "Lender" shall mean (i) any Person that has extended
     -------
credit to Owner secured by, among other things, a mortgage encumbering the Riverboat and/or Related Amenities and/or (ii) any unsecured creditors as designated from time to time by Owner.

     Loan Documents.  The term "Loan Documents" means all of the documents
     ---------------
evidencing, securing and relating to any indebtedness owing by Owner to a Lender, including without limitation, all promissory notes, loan agreements, mortgages, pledges, assignments, certificates, indemnities and other agreements.

     Manager Denial.  The term "Manager Denial" shall have the meaning set forth
     ---------------
in Paragraph 17.2.2.

     Manager Indemnitees.  The term "Manager Indemnitees"  shall have the
     --------------------
meaning set forth in Section 13.2.

     Manager Operating Permits.  The term "Manager Operating Permits" shall mean
     --------------------------
all licenses, permits, approvals, consents and authorizations which Manager is required to obtain from any Governmental Authority to perform and carry out its obligations under this Agreement, including any permits or licenses Manager is required by Law to obtain specifically related to the operation of a riverboat casino and landside facilities with respect thereto.

     Manager's Advances.  The term "Manager's Advances" shall have the meaning
     -------------------
set forth in Section 4.4.

     Net Operating Income.  The term "Net Operating Income" shall mean, with
     --------------------
respect to any annual or other period, the amount by which the Gross Revenues exceeds the Operating Expenses for such period.

     Opening Date.  The term "Opening Date" shall mean the first date a revenue-
     -------------
paying customer is admitted to the Riverboat and/or Related Amenities to participate in Gaming Activities. The parties shall hereafter confirm the Opening Date in an Addendum to Management Agreement which shall be attached hereto and made a part hereof.

     Operating Budget.  The term "Operating Budget" shall have the meaning set
     -----------------
forth in Section 4.1.2.

     Operating Expenses.  The term "Operating Expenses" shall mean those
     -------------------
necessary or reasonable operating expenses incurred by or at the direction of Manager in connection with the operation of the Project after the Opening Date computed on an accrual basis under Generally Accepted Accounting Principles, including without limitation, all costs of compensation including related benefits and taxes; promotional allowances and complimentaries; Operating Supplies; all costs of marketing and advertising for the Project; the cost of Employee training programs; the cost of utilities and energy; insurance; taxes, licenses, and fees required for the operation of the Project; the cost of repairs and maintenance expenditures, the cost of professional fees and services or other fees provided by third parties or by Affiliates for services reasonably required in the operation of the Project; the Base Management and Consulting Fees; and reimbursable expenses due to Manager or Owner.

     Operating Goals.  The term "Operating Goals" shall have the meaning set
     ----------------
forth in Section 5.2.

     Operating Guidelines.  The term "Operating Guidelines" means the general
     ---------------------
guidelines for the operation of the Business which shall be determined from time to time by Manager and shall be included in and constitute a part of each Annual Plan. Operating Guidelines shall include the safety guidelines and procedures with respect to Riverboat patrons, the Credit Policy and Manager's policy regarding reimbursable expenses and travel of employees of Owner and manager pertaining to the Business.

     Operating Permits.  The term "Operating Permits" shall mean Manager
     ------------------
Operating Permits and Owner Operating Permits.

     Operating Supplies.  The term "Operating Supplies" shall mean food &
     -------------------
beverages (alcoholic and non-alcoholic) and other consumable items used in the operation of a casino such as playing cards, tokens, chips, dice, and other gaming supplies; cleaning materials, guest supplies; maintenance supplies; stationary and paper supplies; office supplies, replacements of linen, china, glassware, uniforms, and kitchen utensils; computer supplies, and all other consumable supplies and materials used in the operation of the Business.

     Operator.  The term "Operator" shall mean the Person engaged by Owner
     ---------
pursuant to the Vessel Operating Agreement to conduct the operations of the Riverboat as a vessel.

     Owner Denial.  The term "Owner Denial" shall have the meaning set forth in
     -------------
Section 17.1.

     Owner Indemnitees.  The term "Owner Indemnitees" shall have the meaning set
     ------------------
forth in Section 13.1.

     Owner Operating Permits.  The term "Owner Operating Permits" shall mean all
     ------------------------
licenses, permits, approvals, consents and authorizations from Governmental Authorities that are necessary to own, open and occupy the Project and operate the Business, including any permits or licenses Owner is required by law to obtain and have in effect specifically related to the operations of a riverboat and landside facilities with respect thereto, including without limitation, the Riverboat Operating Contract, other than Manager Operating Permits and the Construction Permits.

     Owner's Advances.  The term "Owner's Advances" shall mean the amounts to be
     -----------------
advanced by Owner to Manager pursuant to Section 7.1.

     Owner's Operating Agreement.  The term "Owner's Operating Agreement" shall
     ---------------------------
mean that certain Operating Agreement of AMERICAN ENTERTAINMENT, L.L.C., dated as of January 14, 1994 between AEC and Circus Circus Louisiana, Inc., as amended by that certain Amended and Restated Operating Agreement of even date herewith.

     Owner's Representatives.  The term "Owner's Representative" shall have the
     ------------------------
meaning set forth in Section 5.6.

     Partial Condemnation.  The term "Partial Condemnation" shall have the
     ---------------------
meaning set forth in Section 12.5.

     Person.  The term "Person" shall mean any individual, partnership,
     -------
corporation, association or other entity, including, but not limited to, any government or agency subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

     Plans and Specifications.  The term "Plans and Specifications: shall have
     -------------------------
the meaning set forth in Section 3.3.

     Pre-Opening Budget.  The term "Pre-Opening Budget" shall mean the budget of
     -------------------
expenses to be incurred prior to the Opening Date pursuant to Article 4 and with respect to any other provision of the Agreement pertaining to the period prior to the Opening Date. Such expenses shall include all budgeted expenses incurred by Manager or by any of Manager's Affiliates in implementing the Pre-Opening Plan, the cost of recruitment and training for all Employees, costs of licensing or other qualification of Employees prior to the Opening Date, the cost of pre-opening sales, marketing, advertising, promotion and publicity, permits for employees, including the fees of lawyers and other consultants incident thereto, and other Pre-Opening Expenses.

     Pre-Opening Conditions.  The term "Pre-Opening Conditions" shall have the
     -----------------------
meaning set forth in Section 2.3.

     Pre-Opening Expenses.  The term "Pre-Opening Expenses" shall have the
     ---------------------
meaning set forth in Section 4.3.1.

     Pre-Opening Plan.  The term "Pre-Opening Plan" shall mean the plans
     -----------------
prepared by Manager and reviewed by Owner in connection with the preparation of the Project for the Opening Date, as more particularly described in Article 4.

     Pre-Opening Services.  The term "Pre-Opening Services" shall have the
     ---------------------
meaning set forth in Section 4.1.

     Project.  The term "Project" shall mean the vessel and the real property
     --------
comprising the Riverboat and Related Amenities.

     Project Architects.  The term "Project Architects" shall have the meaning
     -------------------
set forth in Paragraph 3.3.1.

     Project Interior Designers.  The term "Project Interior Designers" shall
     ---------------------------
have the meaning set forth in Section 3.3.1.

     Related Amenities.  The term "Related Amenities" shall mean the dock,
     ------------------
ticket pavilion, parking facilities, patron and employee lounges, bars, restaurants, gift and souvenir booths or shops, warehouse facilities, buses, trams and other facilities incidental to or for use by, or to accommodate, Riverboat patrons, Senior Staff and/or Employees in the conduct of the Business or the operation of the Riverboat as a passenger vessel by the Operator.

     Related Contracts.  The term "Related Contracts" shall have the meaning set
     ------------------
forth in Section 6.20.

     Required Coverages.  The term "Required Coverages" shall have the meaning
     -------------------
set forth in Section 11.1.

     Riverboat.  The term "Riverboat" shall mean the excursion gaming vessel to
     ----------
be owned by Owner and operated from the Bayou Bienvenue which will feature casino style gaming to the extent permitted by the Act, and which may also include food and beverage service, entertainment and other related activities.

     Riverboat Replacements.  The term "Riverboat Replacements" shall mean all
     -----------------------
the capital replacements and improvements to the structure or operation of the Riverboat as a waterborne vessel which are necessary to maintain the Riverboat in seaworthy condition, in compliance with all applicable Governmental Requirements and to assure the safe transport of all Riverboat patrons.

     Riverboat Replacements Fund.  The term "Riverboat Replacements Fund" shall
     ----------------------------
mean those amounts at any given time deposited to a separate interest-bearing account established in Owner's name at a financial institution selected by Owner for the purpose of funding budgeted capital replacements, renewals, non-routine repairs and maintenance and improvements within and to the Riverboat for Riverboat Capital Replacements pursuant to the

Annual Capital Replacements Budget.

     Senior Staff.  The term "Senior Staff" shall have the meaning set forth in
     -------------
Paragraph 6.1.2.

     Substantial Condemnation.  The term "Substantial Condemnation" shall have
     -------------------------
the meaning set forth in Section 12.4.

     Technical Services.  The term "Technical Services" shall have the meaning
     -------------------
set forth in Section 3.6.

     Term.  The term "Term" shall mean the Initial Term plus any Extension
     -----
Period for which the option to extend as provided in the Agreement has been properly exercised and effected.

     Unavoidable Delay.  The term "Unavoidable Delay" shall have the meaning set
     ------------------
forth in Article 18.

     Vessel Operating Agreement.  The term "Vessel Operating Agreement" shall
     ---------------------------
mean that certain agreement to be entered into between Owner and Operator regarding the crewing and non-gaming operation, including maintenance, of the Riverboat as a vessel, which agreement shall have been approved in advance in writing by Owner and Manager and which shall be amended, modified, supplemented, terminated or replaced only with the prior written approval of Manager.

     Working Capital.  The term "Working Capital" shall mean such amount in the
     ----------------
Bank Accounts as will be sufficient to reasonably assure the timely payment of all current liabilities of the Business, including without limitation, the Base Management Fee and any other amounts payable to Manager or its Affiliates, and the uninterrupted and efficient operation of the Business during the Term to permit the Manager to perform its responsibilities and obligations hereunder, all as contemplated by the applicable Annual Plan with reasonable reserves for unanticipated contingencies and for short term business fluctuations resulting from monthly variations between the Annual Plan and actual operating expenses.

                               TABLE OF CONTENTS

                     Riverboat Casino Management Agreement

R E C I T A L S  ...........................................................  1

AGREEMENTS .................................................................  1

1.   DEFINITION/ARTICLES, SECTIONS, PARAGRAPHS AND CLAUSES .................  1

         1.1.     Definitions ..............................................  1
         1.2.     Articles, Sections, Paragraphs
                     and Clauses ...........................................  1

2.   TERM ..................................................................  2

         2.1.     Initial Term .............................................  2
         2.2.     Extended Term ............................................  2
         2.3.     Pre-Opening Conditions ...................................  2

3.   CONSTRUCTION AND TECHNICAL SERVICES ...................................  3
         3.1      Construction Conditions ..................................  3
         3.2      Owner's Obligations to Construct and Deliver .............  4
         3.3      Plans and Specifications .................................  4
         3.4      Construction Schedule ....................................  5
         3.5      INTENTIONALLY DELETED ....................................  5
         3.6      Technical Services .......................................  5
         3.7      Opening the Project ......................................  7

4.   PRE-OPENING PHASE .....................................................  7

         4.1      Pre-Opening Services .....................................  7
         4.2      Approval by Owner ........................................  9
         4.3      Payment of Pre-Opening Expenses .......................... 10
         4.4      Manager Advances ......................................... 10

5.   APPOINTMENT OF MANAGER ................................................ 10

         5.1      Appointment .............................................. 10
         5.2      Management of the Business ............................... 10
         5.3      Community Commitment ..................................... 11
         5.4      Purchasing ............................................... 11
         5.5      Contracts and Expenses ................................... 11
         5.6      Owner's Representative ................................... 12

6.   CERTAIN SPECIFIC AUTHORITIES AND RESPONSIBILITIES OF
                    MANAGER ................................................ 12

         6.1      Personnel Matters .......................................  12
         6.2      Financial Management ....................................  14
         6.3      Annual Plans ............................................  14
         6.4      Capital and Riverboat
                     Replacement Funds ....................................  17
         6.5      Revisions to Annual Plan and
                     Reallocation of Funds ................................  20
         6.6      Accounting Records ......................................  21
         6.7      Financial Statements; Meetings ..........................  21
         6.8      Access, Review and Audit ................................  22
         6.9      Limitation of Responsibility
                     for Budgets ..........................................  22
         6.10     Management ..............................................  22
         6.11     Collection of Base Management Fee .......................  26
         6.12     Emergency Expenditures ..................................  26
         6.13     Expenditures Required for
                     Compliance with Law ..................................  27
         6.14     Marketing Programs ......................................  27
         6.15     Use of Names and Logos ..................................  28
         6.16     Remittances to Owner ....................................  28
         6.17     Owner Payments by Manager ...............................  28
         6.18     INTENTIONALLY DELETED ...................................  28
         6.19     Supervisory Services ....................................  29
         6.20     Certain Agreements ......................................  29

7.   CERTAIN RIGHTS AND RESPONSIBILITIES OF OWNER .........................  29

         7.1      Owner's Advances ........................................  29

8.   MANAGEMENT FEES ......................................................  31

         8.1      Base Management Fee .....................................  31
         8.2      Adjustments to Management Fees Following Termination ....  31

9.   OWNER'S COVENANTS AND REPRESENTATIONS ................................  32

         9.1      Owner's Covenants and Representations ...................  32

10.  MANAGER'S COVENANTS AND REPRESENTATIONS ..............................  33

11.  INSURANCE.............................................................  34

         11.1     Operating Insurance .....................................  34
         11.2     Property and Other Insurance ............................  35

         11.3     Dishonored Check Insurance ..............................  36
         11.4     Parties to be Covered by Insurance; Location of Policies.  36
         11.5     Rights of Manager and Owner to Receive Information on
                  Insurance Matters .......................................  36
         11.6     Insurance Coverage Upon Termination of Agreement ........  36
         11.7     Other Insurance Requirements ............................  36

12.  DAMAGE AND CONDEMNATION ..............................................  37

         12.1     Material Destruction ....................................  37
         12.2     Partial Destruction .....................................  37
         12.3     Excess Proceeds .........................................  38
         12.4     Substantial Condemnation ................................  38
         12.5     Partial Condemnation ....................................  38
         12.6     Casualty Management Fees ................................  38

13.  INDEMNIFICATION ......................................................  39

         13.1     Owner Indemnity .........................................  39
         13.2     Manager Indemnity .......................................  39
         13.3     Legal Fees, Etc.; Procedures ............................  39

14.  ASSIGNMENT ...........................................................  40

         14.1     Sale/Assignment .........................................  40
         14.2     Effect of Assignment ....................................  41

15.  DEFAULT/STEP-IN RIGHTS ...............................................  41

         15.1     Definition ..............................................  41
         15.2     Delays and Omissions ....................................  43
         15.3     Disputes in Arbitration .................................  43

16.  REMEDIES AND TERMINATION .............................................  43

         16.1     Owner's Remedies ........................................  43
         16.2     Manager's Remedies ......................................  44
         16.3     Remedies Nonexclusive ...................................  44
         16.4     Termination .............................................  45
         16.5     Effect of Termination ...................................  45
         16.6     Proprietary Information .................................  46
         16.7     Manager Responsibilities ................................  46
         16.8     Survival of Representations and Indemnifications ........  46

17.  LICENSE PROTECTION ...................................................  46

         17.1     Owner Denial ............................................  46
         17.2     Manager's Louisiana Licensing ...........................  47
         17.3     Owner's Louisiana Licensing .............................  48

18.  UNAVOIDABLE DELAYS ...................................................  49

19.  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS ..........................  49

         19.1     No Joint Venture or Ownership ...........................  49
         19.2     Affiliates ..............................................  49

20.  FINANCING MATTERS ....................................................  50

         20.1     Restrictions on Financing
                     Representations ......................................  50
         20.2     Permissible Disclosure ..................................  50
         20.3     Compliance by Affiliates ................................  51
         20.4     Estoppel Certificates ...................................  51

21.  ARBITRATION ..........................................................  51

         21.1     Financial Disputes ......................................  51
         21.2     General Arbitration .....................................  53
         21.3     Choice of Forum .........................................  54

22.  BANKROLL .............................................................  55

23.  MISCELLANEOUS ........................................................  55

         23.1     Authorizations ..........................................  55
         23.2     Notices .................................................  55
         23.3     Entire Agreement ........................................  56
         23.4     Confidentiality .........................................  56
         23.5     Approvals ...............................................  57
         23.6     Conflict of Interest/Non-Competition ....................  57
         23.7     Exhibits ................................................  58
         23.8     Choice of Law and Construction of Agreement, Service of
                     Process and Jurisdiction .............................  58
         23.9     Amendment and Waiver ....................................  58
         23.10    INTENTIONALLY DELETED ...................................  58
         23.11    Severability ............................................  58
         23.12    Governing Document ......................................  58
         23.13    Inspection of Project ...................................  58
         23.14    Acknowledgment of Operating Agreement ...................  59

         23.15    Third-Party Beneficiaries ...............................  59
         23.16    Regulatory Information ..................................  59
         23.17    Interpretation ..........................................  59
         23.18    Counterparts ............................................  59
         23.19    Successors and Assigns ..................................  60

Exhibit A .................................................................  62

                     RIVERBOAT CASINO MANAGEMENT AGREEMENT


                                 by and among


                   AMERICAN ENTERTAINMENT, L.L.C. ("Owner")


                                      and


                        CIRCUS CIRCUS LOUISIANA, INC.,
                            a Louisiana Corporation
                                  ("Manager")


                            Date:  February 8, 1995

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made, effective February
   8th   , 1995 by and between AMERICAN ENTERTAINMENT, L.L.C. (the "Company"), a
 --------
Louisiana Limited Liability Company, represented herein by its duly authorized members, Circus Circus Louisiana, Inc. and American Entertainment Corporation and AMERICAN ENTERTAINMENT CORPORATION (the "Consultant").

                                  WITNESSETH

     WHEREAS, Company has been awarded a Certificate of Preliminary Approval from the Louisiana Riverboat Gaming Commission and a riverboat gaming license from the Louisiana Riverboat Gaming Enforcement Division and intends to build and operate a Riverboat and Related Amenities in accordance with the Louisiana Riverboat Economic Development and Gaming Control Act and regulations promulgated thereunder; and

     WHEREAS, the Company and the Consultant have entered into a certain Operating Agreement governing the operation of the Company (the "Operating Agreement") of even date herewith; and

     WHEREAS, the Company and Circus Circus Louisiana, Inc. have entered into a certain Management Agreement governing the management of the Project (the "Management Agreement") of even date herewith; and

     WHEREAS, Consultant possesses special skills and knowledge of the local business environment; and

     WHEREAS, Company wishes to retain the services of Consultant in order to avail itself of the special expertise and abilities of Consultant.

     NOW THEREFORE, intending to be legally bound hereby, and in consideration of mutual covenants contained herein, and other good and valuable consideration, parties herein mutually agree as follows:

     1.  DEFINITIONS.  Capitalized terms used herein undefined shall have the
         -----------
meanings assigned thereto in the Management Agreement or Operating Agreement.

     2.  EMPLOYMENT.  The Company hereby retains and hires Consultant, and
         ----------
Consultant shall serve the Company upon terms and conditions hereinafter set forth.

     3.  INITIAL TERM.  The Initial Term of this Agreement shall be effective
         ------------
upon the execution of this Agreement. The Initial Term of this Agreement shall be for a period of five (5) years from the Opening Date as that term is defined in the Management Agreement.

     4.  EXTENDED TERM.  Provided that this Agreement has not otherwise been
         -------------
terminated pursuant to the terms of this Agreement, then the Consultant shall have three (3) options to extend the Initial Term for consecutive periods of five (5) additional years each (each such additional five (5) year period being designated as an "Extension Period"). Subject to the foregoing conditions, Consultant shall give written notice to Company that it has elected to exercise an option to extend the term at least one hundred eighty (180) days prior to the date of the expiration of the Initial Term or an Extension Period then in effect in order to extend this Agreement for an Extension Period, if any remain, upon the terms, conditions, covenants and provisions set forth herein without the necessity of executing any new consulting agreement or other instruments or agreements. If Consultant does not give written notice to Company that it has elected to exercise an option to extend prior to the later of (i) the beginning of such 180-day period and (ii) ten (10) days after the receipt by Consultant of a "reminder" notice from Company that an option to extend is about to expire, then this Agreement shall end on the expiration date of the Initial Term or then-current Extension Period, if any was previously exercised, if not sooner terminated pursuant to the terms of this Agreement.

     5. DUTIES.  During the term of this Agreement, Consultant shall serve the
        ------
Company and shall provide consultation to assist the Company in the development and operation of Company's Riverboat and Related Amenities. Consultant's duties shall include but not be limited to providing assistance to the Company in locating and evaluating appropriate local vendors to supply the goods and services necessary for the operation of the riverboat casino; meeting with governmental and regulatory authorities under whose jurisdiction the venture will operate to ensure regulatory compliance; aiding the Company in the establishment of its Louisiana office and such other duties as make use of Consultant's skills and expertise.

     6. TIME REQUIREMENTS.  The Company acknowledges that Consultant may provide
        -----------------
services to other companies and that Consultant may not necessarily be available to serve the Company at any specific time. Consultant shall not be required to devote a specified number of hours or days to his duties contracted for hereunder; however, Consultant will devote his full energy and skill when serving the

Company.

     7.  COMPENSATION.  (i)  The Company shall pay to Consultant as compensation
         ------------
for his services for each Fiscal Year the sum of one percent (1%) of the first One Hundred Million ($100,000,000.00) Dollars of annual Gross Revenues of the Project and one-half percent (.5%) of annual Gross Revenues of the Project in excess of One Hundred Million ($100,000,000.00) Dollars, which compensation shall be payable to Consultant concurrently with the payment to Circus Circus Louisiana, Inc. of the Base Management Fee pursuant to the Management Agreement.

     (ii) All terms and conditions contained in section 7(i) of this Agreement are subordinate and subject to section 5.14(b) of the Operating Agreement controlling compensation in the event the full amount of Project Management and Consulting Fees (as these terms are defined in the Operating Agreement) cannot be paid in any annual period without reducing the Net Available Cash (as defined in the Operating Agreement) to an amount less than the amount necessary to pay the Current Year Amortization (as defined in the Operating Agreement) with respect to any outstanding Circus Circus Louisiana, Inc. loans.

     8.  EXPENSES.  Provided Consultant adheres to the requirements set forth in
         --------
this section, the reasonable and accountable expenses of Consultant incurred during the term of this Agreement in furtherance of Company business and as permitted by applicable laws will be reimbursed to Consultant. The following requirements shall be adhered to by the Consultant in order to obtain reimbursement for expenses incurred:

     (i) Adequate records or other documentation as may be required by law, regulation, or Company's standard procedures shall be submitted for expenses.

(ii) All expenses must be reasonable and in keeping with prevailing local rates, costs, and prices.

(iii) All expenses incurred by Consultant shall have been approved in the Pre-Opening Budget as the term is defined and used in Section 4.1, 4.2 and 4.3 of the Management Agreement.

(iv) All expenses incurred by Consultant shall have been approved in all Annual Plans as the term is defined and used in Section 6.3 of the Management Agreement.

(v) If not already in the approved Pre-Opening Budget or Annual Plan, before incurring any expenses, Consultant must submit in writing a request, and obtain approval from, the Management Committee as that term is defined in section 5.3 of the Operating Agreement. Requests from the Consultant shall set forth a description of the proposed expense item, a statement of the estimated cost, the purpose for incurring such expense and the name and address of the individual, manufacturer, wholesaler, vendor, supplier or business from whom the Consultant intends to procure the goods or services.

(vi) Consultant agrees to adhere to the Community Commitment Program as that term is used in Section 5.3 of the Management Agreement in the procurement of goods or services from individuals, manufacturers, wholesalers, vendors, suppliers or businesses.

    9. INDEPENDENT CONTRACTOR RELATIONSHIP.  Consultant is retained and
       -----------------------------------
employed by the Company only for the purposes and to the extent set forth in this Agreement, and his relationship to the Company shall, during the term hereof, be that of an independent contractor. Consultant shall not be considered as having employee status or as being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit sharing, or similar benefits for Company's regular employees. Consultant shall be responsible for the payment of any and all taxes resulting from the receipt by Consultant of the compensation provided hereunder required by any present or future statute, law, ordinance, regulation, order, judgment or decree, and Consultant hereby indemnifies and holds Company harmless from any and all liability therefor.

     10.  TERMINATION.  This Agreement shall terminate upon the occurrence of
          -----------
any one of the following events:

     (i) The expiration of the stated Term including any extensions effected by Consultant in accordance with the terms hereof.

     (ii)  Agreement by both parties in writing to terminate this  Agreement.

     (iii) Consultant is unable or unwilling to comply with the terms and conditions, including financial obligations, imposed by any Governmental Authority, at the election of Company, effective upon delivery of written notice to Consultant.

     (iv) Upon termination of the Management Agreement for any reason other than a voluntary termination.

     (v) If an Owner Denial pursuant to Section 17.1 of the Management Agreement and/or a Manager Denial pursuant to Section 17.2 of the Management Agreement shall occur or be threatened by reason of any act or omission of Consultant or any Affiliate of Consultant, the Company shall have the right to terminate this Agreement upon written notice to Consultant, and such termination shall not cause the termination of the Management Agreement. In no event shall this Agreement be terminated without the written consent of Circus Circus Louisiana, Inc., if the effect of the termination of this Agreement would be to also terminate the Management Agreement.

     (vi) Upon the sale, assignment, transfer or other disposition (A) by the Company of all or substantially all of its ownership interest in the Riverboat and Related Amenities to an entity which is not an Affiliate of the Company or (B) by Consultant of all or substantially all of its ownership interest in the Company to an entity which is not an Affiliate of Consultant.

     11. BINDING EFFECT AND BENEFIT.  This Agreement shall inure to the benefit
         --------------------------
of and be binding upon the Company and Consultant, its successors and to the extent permitted hereunder, assigns. This Agreement may be assigned by Company or Consultant upon the same terms and conditions governing assignment of the Management Agreement by Owner (as to Company) and Manager (as to Consultant) in the Management Agreement, provided, however, a proposed assignee of Consultant shall not be required to have any experience operating casinos or riverboats, or any historical operating performance, as required by the Management Agreement.

     12. ENTIRE AGREEMENT.  This Agreement, the Management Agreement and the
         ----------------
Operating Agreement contain the entire agreement among the parties and may not be amended, modified, or supplemented in any respect except by subsequent written agreement entered into by both parties.

     13.  GOVERNING LAWS.  This Agreement shall be construed in accordance with
          --------------
the governed by the laws of the State of Louisiana.

     14.  NOTICES.  Any notice or other communication under this Agreement shall
          -------
be in writing and shall be sufficient if sent by registered mail, return receipt requested, to the parties, at the addresses set forth below, or at such other address as the Company or Consultant may from time specify.

If to Company:

American Entertainment, L.L.C.
8301 W. Judge Perez Drive
Suite 305
Chalmette, LA  70043

With a copy to:

Circus Circus Louisiana, Inc.
c/o Circus Circus Enterprises, Inc.
2880 Las Vegas Blvd. South
Las Vegas, NV   89109
Attention:  Corporate Counsel

If to Consultant:

American Entertainment Corporation
8301 W. Judge Perez Drive
Suite 305
Chalmette, LA  70043

     IN WITNESS WHEREOF, the parties have executed this Agreement this 8th day of February, 1995.


WITNESSES:                               AMERICAN ENTERTAINMENT, L.L.C.
                                         BY:  CIRCUS CIRCUS LOUISIANA, MEMBER


_____________________________________    BY:CLYDE T. TURNER
                                            ------------------------------
                                        CLYDE T. TURNER
                                             TITLE: PRESIDENT

                                         BY:  AMERICAN ENTERTAINMENT
                                              CORPORATION, MEMBER

____________________________________       BY:JOSEPH H. GEORGUSIS
                                              ------------------------------
                                              JOSEPH H. GEORGUSIS, PRESIDENT


                                           BY:  AMERICAN ENTERTAINMENT
                                                CORPORATION, CONSULTANT

____________________________________       BY: JOSEPH H. GEORGUSIS
                                              ------------------------------
                                               JOSEPH H. GEORGUSIS, PRESIDENT

                      REIMBURSEMENT AND GUARANTY AGREEMENT



     THIS REIMBURSEMENT AND GUARANTY AGREEMENT (the "Agreement"), is made as of February 8, 1995, between and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation ("CCEI"), CIRCUS CIRCUS LOUISIANA, INC., a Louisiana corporation ("CCLI"), AMERICAN ENTERTAINMENT CORPORATION, a Louisiana corporation ("AEC") and JOSEPH H. GEORGUSIS ("Georgusis"), with reference to the following:

     A. CCLI and AEC are the members of AMERICAN ENTERTAINMENT, L.L.C., a Louisiana limited liability company (the "Company"), which is operating pursuant to a certain Amended and Restated Operating Agreement dated as of February 8, 1995 (the "Operating Agreement"). Unless otherwise expressly stated, any defined term used in this Agreement shall have the same meaning as set forth in the Operating Agreement.

     B. CCEI is the sole shareholder of CCLI. CCEI and CCLI are sometimes collectively referred to herein as the "Circus Parties."

     C. Georgusis is the controlling shareholder, director and executive officer of AEC. Georgusis and AEC are sometimes collectively referred to herein as the "AEC Parties."

     D. The parties acknowledge that this Agreement may, in part, be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La.R.S.
                                                                        -------
4:501 et. seq. (the "Riverboat Gaming Act").  In particular, they acknowledge
- ----- --- ----
that the terms of this Agreement and, if necessary, the enforcement of this Agreement, may require certain regulatory approvals pursuant to the Riverboat Gaming Act, which approvals are referred to herein as the "Gaming Approvals."

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto hereby agree as follows:

     1.   Obligation to Provide Guarantees.
          ---------------------------------
          (a) If and to the extent personal guarantees are required by third party lenders as conditions precedent to the making of Third Party Loans pursuant to Section 6.2(b) of the Operating Agreement, the AEC Parties and the Circus Parties agree to provide such guarantees, which guarantees shall be in form and substance consistent with commercial lending practices for comparable transactions. In this connection the parties acknowledge that such guarantees may impose unconditional, absolute, joint and several liability on the respective guarantors for the full payment and performance of the obligations so guaranteed.

          (b) The AEC Parties hereby jointly, severally, absolutely, unconditionally, and irrevocably guarantee to the Circus Parties, the full and timely payment when due, of fifty percent (50%) of the total amount of any CCLI Loans made pursuant to Section 6.2(c) of the Operating Agreement (including without limitation, any Third Party Loans made in replacement of all or any part of such CCLI Loans). Without limiting the foregoing, the AEC Parties agree from time to time upon request, to execute and deliver such documents and instruments, in form and substance consistent with commercial lending practices for comparable transactions, as may be requested to further evidence or confirm such guaranty obligations.

     2.   Reimbursement and Payment Obligations.
          -------------------------------------
          (a) If and to the extent the guarantees given pursuant to Section 1(a) above provide for joint and several liability of the guarantors vis-a-vis the third party lenders, it is agreed that, as among the parties hereto, the AEC Parties as a group and the Circus Parties as a group shall each be liable for only fifty percent (50%) of the total guaranteed obligations. If the third party lender or other obligee makes demand on the AEC Parties or the Circus Parties for more than their proportionate share of a guaranteed obligation, and such party reasonably determines that it is legally obligated to make such payment, such party may, upon written notice to the other party, demand that the other party pay its proportionate share of the guaranteed obligation when due, so that the first party shall not be required to advance more than its proportionate share of the guaranteed obligation to the third party lender or other obligee. In all events however, should the AEC Parties or the Circus Parties, as the case may be, be required to pay more than its proportionate share of a guaranteed obligation, the other party will be absolutely and unconditionally obligated to reimburse the paying party for the amount of any such excess payment promptly after the delivery by the paying party of written notice that such excess payment has been made. Any amounts to be reimbursed shall bear interest from the date advanced by the paying party until repaid, at the default rate charged pursuant to the underlying guaranteed obligation.

          (b) If and to the extent the Net Available Cash of the Company is not sufficient to pay the outstanding principal balance and accrued but unpaid interest of each CCLI Loan when due at maturity or earlier acceleration, within ten (10) days after the due date thereof, the AEC Parties shall be unconditionally obligated to pay 50% of such shortfall to the holder of such CCLI Loan, but may defer the payment of such obligation for up to five years from the date of such maturity or earlier acceleration: provided that during said five year period, the unpaid balance of said obligation shall bear interest at the rate of ten percent (10%) per annum and all Net Available Cash, Consulting Fees and other amounts of whatsoever nature otherwise payable to AEC or its Affiliates pursuant to the Operating Agreement, the Consulting Agreement or any other related agreement, shall be paid directly to the holder of such CCLI Loan (and applied first to accrued interest and then to principal); provided further, however, in the event of an acceleration of the maturity of any such CCLI Loan (i) by reason of any default by any of the AEC Parties under the Operating Agreement, this Reimbursement Agreement, the Amended AEC Loan Documents or any other related agreements, or (ii) pursuant to Sections 8.1(b), 8.2(c) or 8.2(d) of the Operating Agreement, then the AEC Parties shall pay the unpaid balance of such obligation, together with the amount of any accrued but unpaid interest, (x) within ten (10) days after written demand therefor in the event of an acceleration under clause (i) above or (y) on the applicable closing date in the event of an acceleration under clause (ii) above. Any such amounts not so paid within said ten (10) days after demand, shall bear interest from the due date of such obligation until paid, at 5% per annum in excess of the B of A Prime Rate.

     3.   Nature of Obligations.  The reimbursement and guaranty obligations
          ---------------------
provided for in this Agreement are absolute, unconditional, irrevocable, continuing guarantees of payment, not of collectibility, and are in no way conditioned upon or limited by: (a) any attempt to collect from the Company;
(b) any attempt to collect from, or the exercise of any rights or remedies against, any person or entity other than the Company who may at any time, now or hereafter, be primarily or secondarily liable for any or all of the Third Party Loans and/or the CCLI Loans (collectively, the "Underlying Indebtedness") (all of the aforementioned persons in this clause (b) other than the Company being herein sometimes collectively referred to as the "Obligors" and individually as an "Obligor"; or (c) any resort or recourse to or against any security or collateral now or hereafter pledged, assigned or granted to the holders of any Underlying Indebtedness, when and as the same shall become due and payable (whether by acceleration, declaration, extension or otherwise, but only after the expiration of any cure period or grace period applicable thereto). The CCLI parties and/or the AEC parties, as the case may be, shall on demand, pay the amounts of their respective obligations under Section 2 above, in immediately available funds of lawful money of the United States of America to the respective payee of such obligations.

     4.   Obligations Absolute.  The indebtedness, liabilities and obligations
          --------------------
of the AEC Parties and the Circus Parties, as set forth in Sections 1 and 2 above, are primary, solidary obligations as to all parties within each such group, are continuing, irrevocable, absolute and unconditional, shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that such party may have against the Company or any of the other Obligors, are independent of any other guarantee or guarantees at any time in effect with respect to all or any part of the Underlying Indebtedness, and may be enforced regardless of the existence of such other guarantee or guarantees. The indebtedness, liabilities and obligations of each party under this Agreement shall not be affected, impaired, lessened, modified, waived or released by the invalidity or unenforceability of any of the loan documents evidencing or securing the Underlying Indebtedness or by the death of or bankruptcy, reorganization, dissolution, liquidation or similar proceedings affecting the Company or one or more of the other Obligors or the sale or other disposition of all or substantially all of the assets of any of the foregoing.

     5.   Waivers.  Each party hereto hereby unconditionally waives: (a) notice
          -------
of acceptance, presentment, demand, dishonor, protest, notice of non-payment and notice of dishonor of the Underlying Indebtedness and any property or other security serving as collateral Underlying Indebtedness; and (b) all notices required by statute or otherwise to preserve any rights against any party hereunder or under any of the loan documents evidencing or securing the Underlying Indebtedness, including without limitation, any demand, proof or notice of non-payment of any of the Underlying Indebtedness by the Company or any of the Obligors and notice of any failure or default on the part of the Company or any of the Obligors to perform or comply with any term of any of such loan documents to which the Company or any of the Obligors is a party.

     6.   Covenants.  The AEC Parties covenant and agree that they will not
          ---------
carry on or cease to carry on their business and/or personal affairs in such a manner the effect of which would be to materially adversely change the ability of AEC to pay and perform its obligations under the Operating Agreement and Amended AEC Loan Documents and/or the ability of the AEC Parties to pay and perform their respective reimbursement and guaranty obligations under this Agreement.

     7.   Gaming Approvals.  Promptly upon execution and delivery of this
          ----------------
Agreement, the parties shall cause the Company's counsel to apply for and diligently pursue obtaining the Gaming Approvals and the parties agree to cooperate and assist in connection therewith.

     8.   Default; Remedies.  The failure of any party to pay or perform when
          -----------------
due, any of its obligations under this Agreement, which failure continues for a period of ten (10) days after delivery of written notice by another party hereto, shall constitute an event of default by such party and its Affiliates under this Agreement and, at the election of the non-defaulting party, shall constitute and event of default by the defaulting party and its Affiliates under the Operating Agreement. Without limiting any other rights or remedies available at law, in equity or pursuant to any applicable agreement, a non-defaulting party may institute judicial proceedings for the collection of the sums or the performance of the indebtedness so due and unpaid or unperformed, and may prosecute such proceedings to judgment for final decree, and may enforce the same against the defaulting party or parties and collected the monies adjudged or decreed to be payable in the manner provided by law out of the property of such defaulting parties wherever situated. Without limiting the foregoing, a non-defaulting party shall have the right to proceed first and directly against the defaulting parties under this Agreement without proceeding against the Company or any other person or entity (including other Obligors), without exhausting any other remedies which the non-defaulting party may have and without resorting to any other security held by the non-defaulting party. For purposes hereof, AEC and Georgusis shall be deemed Affiliates of each other and CCEI and CCLI shall be deemed Affiliates of each other, but the AEC Parties and the Circus Parties shall not be deemed Affiliates of each other.

     9.   Enforcement Expenses.  The Circus Parties and the AEC parties each
          --------------------
agree to indemnify and hold the other harmless from and against any loss, cost, liability or expense, including reasonable attorneys fees and disbursements and any other fees and disbursements, that may be incurred by or on behalf of the indemnified party in enforcing any obligation or liability of the indemnifying party hereunder.

     10.  Notices.  All notices, requests, demands and other communications
          -------
under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, or on the next business day if sent by confirmed electronic facsimile transmission ("fax") or on the date of actual delivery (as set forth in the courier's or carrier's receipt) if sent by overnight commercial courier or by first class mail, registered or certified, postage prepaid and properly addressed to the party at his address set forth below, or any other address that any party may from time to time designate by written notice to the others:

          If to CCEI or to CCLI:
                 Circus Circus Enterprises, Inc.
                 2880 Las Vegas Boulevard South
                 Las Vegas, Nevada  89109
                 Attention: General Counsel
          If to AEC or to Georgusis:
                 American Entertainment Corporation
                 8301 Judge Perez Drive, Suite 305
                 Chalmette, Louisiana  70043
                 Attention: Mr. Joseph H. Georgusis
     11.  Miscellaneous.
          -------------
          (a)  Amendment.  Neither this Agreement nor any provisions hereof may
               ---------
be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          (b)  Waivers.  No course of dealing on the part of any party hereto or
               -------
its officers, employees, consultants or agents, nor any failure or delay by any party with respect to exercising any of its rights, powers or privileges under this Agreement shall operated as a waiver thereof.

          (c)  Cumulative Rights.  The rights and remedies of the parties under
               -----------------
this Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          (d)  Titles of Articles, Sections and Subsections.  All titles or
               --------------------------------------------
headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          (e)  Singular and Plural.  Words used herein in the singular, where
               -------------------
the context so permits, shall be deemed to include the plural and vice versa. The definition of words in the singular herein shall apply to such word when used in the plural where the context so permits and vice versa.

          (f)  Governing Law.  This Agreement is a contract made under and shall
               -------------
be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

          (g)  Termination.  Upon full and final payment and performance of the
               -----------
Third Party Loans, the CCLI Loans and any reimbursement obligations hereunder, this Agreement shall terminate. Notwithstanding the foregoing, if at any time, any payment or part thereof by a party hereto with respect to any reimbursement or guarantee obligations is rescinded or must otherwise be restored by the payee pursuant to any insolvency, bankruptcy, reorganization, receivership or any other debt relief granted to the Company or to any other Obligor, this Agreement and such party's (and its Affiliates) indebtedness, liabilities and obligations hereunder shall automatically and retroactively be reinstated.

          (h)  Successor and Assigns.  No party shall have the right to assign
               ---------------------
its rights or delegate its obligations under this Agreement, provided that CCLI and CCEI may so assign or delegate to any Affiliate of CCEI or CCLI. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns; provided however, that the provisions of this Agreement are solely and exclusively for the benefit of the parties hereto (and their respective permitted successors in interest and assigns), and may only be enforced by, the parties hereto (or their respective successors in interest and assigns) and shall not inure to the benefit of, or be enforceable by, any third parties, including without limitation, any third party creditors of the Company.

          (i)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.


AMERICAN ENTERTAINMENT                          CIRCUS CIRCUS ENTERPRISES,
INC.,
CORPORATION, a Louisiana corporation            a Nevada corporation


By: JOSEPH H. GEORGUSIS                         By: CLYDE T. TURNER
    -------------------                             ---------------
     Joseph H. Georgusis, President                 Clyde T. Turner, President



JOSEPH H. GEORGUSIS                             CIRCUS CIRCUS LOUISIANA, INC.,
- -------------------
Joseph H. Georgusis                             a Louisiana corporation


                                                By: CLYDE T. TURNER
                                                    ---------------
                                                    Clyde T. Turner, President

                             AMENDED AND RESTATED
                                PROMISSORY NOTE

THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS AND RESTATES IN ITS ENTIRETY, THAT CERTAIN PROMISSORY NOTE DATED JULY 22, 1994 IN THE ORIGINAL FACE AMOUNT OF $10,000,000, MADE BY AMERICAN ENTERTAINMENT CORPORATION TO THE ORDER OF AMERICAN ENTERTAINMENT, L.L.C., AS FOLLOWS:


$10,000,000.00                                       FEBRUARY 8, 1995
                                                     CHALMETTE, LOUISIANA


     FOR VALUE RECEIVED, AMERICAN ENTERTAINMENT CORPORATION, a Louisiana corporation (the "Borrower"), promises to pay to the order of CIRCUS CIRCUS ENTERPRISES, INC. (the "Lender"), 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109, the principal sum of Ten Million and No/100 ($10,000,000.00) Dollars, or so much thereof as remains unpaid from time to time.

     Borrower acknowledges that the principal amount of this Note was disbursed to Borrower in a series of advances (each, an "Advance" and collectively, the "Advances") at the times and in the amounts as set forth on Schedule I attached hereto.

     The outstanding amounts of principal borrowed hereunder shall bear interest at a rate equal to one (1%) percent per annum in excess of the interest rate charged from time to time by Bank of America, N.T.& S.A. to its best commercial customers for short term unsecured loans, from the date of each Advance until paid. All payments of interest shall be computed on the per annum basis of a year of 365 days or 366 days, as the case may be, for the actual number of days (including the first day, but excluding the last day) elapsed.

     Accrued interest on Advances hereunder and the aggregate principal of the Advances outstanding hereunder shall be due and repaid as follows:

     (1) Beginning on November 1, 1995 and on the first day of each November thereafter, the Borrower shall be obligated to pay to the Lender the greater of (a) the accrued and unpaid interest hereunder, or (b) the amount of Net Available Cash (as defined in that Amended and Restated
                                                           --------------------
          Operating Agreement of American Entertainment, L.L.C., A Louisiana
          ------------------------------------------------------------------
          Limited Liability Company, dated February __, 1995 (as further
          -------------------------
          amended, modified, supplemented and restated from time to time, the "Operating Agreement") of American Entertainment, L.L.C. (the "Company") between the Borrower and Circus Circus Louisiana, Inc., a Louisiana corporation ("CCLI")) distributed to or for the benefit of the Borrower under Section 7.3(a) of the Operating Agreement during the prior 12 month period, payments being received by the

          Lender under this clause (b) to be applied first to accrued and unpaid interest hereunder and then to the outstanding principal balance hereunder.

     (2) On any date that the Borrower is entitled to receive a distribution of Net Available Cash pursuant to Sections 7.3(a) or 11.2 of the Operating Agreement, the Borrower shall cause such amount to be paid directly by the Company to the Lender for the account of the Borrower as a mandatory prepayment hereunder; any such prepayment to be applied first to accrued and unpaid interest hereunder and then to the outstanding principal balance hereunder.

     (3) On November 1, 2001, all accrued and unpaid interest hereunder and the aggregate principal balance outstanding hereunder shall be due and payable, and shall be paid by the Borrower to the Lender in full (the "Final Payment")

     (4) Within ten (10) days prior to each due date hereunder, Lender shall provide Borrower with a written statement calculating the interest due and payable for the preceding fiscal year. However, with respect to the Final Payment hereunder, Lender shall provide Borrower with a written statement, submitted within ten (10) days prior to the date such Final Payment is due, of the interest due and payable for the preceding fiscal year and for any additional period thereafter through
                                ---
          the date that such Final Payment is due. Lender's failure to provide such written notice shall not void Borrower's payment obligations hereunder. In the event that Borrower fails to receive such written notice within ten (10) days prior to any due date hereunder, Borrower shall so notify Lender, who will then provide such notice as quickly as is practicable.

     At any time and from time to time, the Borrower may pre-pay this Note in whole or in part, without premium or penalty, payments to be applied first to accrued and unpaid interest hereunder and then to the outstanding principal balance hereunder.

     All payments and prepayments made by the Borrower hereunder shall be made in lawful money of the United States to the Lender in immediately available funds before 2:00 p.m. (Pacific Time) on the date that such payment is required to be made. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender's next following Business Day. If the day for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest. For the purposes of this Note, "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in New Orleans, Louisiana.

     All indebtedness of outstanding principal under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity, whether at stated maturity, by acceleration, or otherwise, at a rate equal to five (5%) percent per annum in excess of the interest rate charged from time to time by Bank of America, N.T. & S.A. to its best commercial customers for short term unsecured loans (the "Default Rate"), and all such interest shall be payable on demand.

     The Borrower and any guarantor, accommodation party, endorser or other person or entity liable for the demand or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     Any of the following events shall be considered an "Event of Default" as that term is used herein: (i) the Borrower fails to make payment when due of any principal or interest installment on this Note, which default remains uncured for a period of ten (10) days after notice thereof having been given by the Lender; (ii) any guarantor of the indebtedness, liabilities and obligations of the Borrower to the Lender under and in connection with this Note (in any such case, a "Guarantor") defaults in the payment of any amounts owed to Lender under such Guarantor's guaranty, provided that if there shall not then exist an Event of Default under this Note, such default shall also remain uncured for a period of ten (10) days after notice thereof having been given to such Guarantor by the Lender; (iii) any Guarantor defaults in the observance or performance of any of the covenants or agreements contained in such Guarantor's guaranty (other than with respect to the payment of money), which default remains uncured for a period of thirty (30) days after notice thereof having been given to such Guarantor by the Lender; (iv) the occurrence of any "Event of Default" by the Borrower under and as defined in the Operating Agreement; (v) the occurrence of any event under Section 10.1 of the Operating Agreement requiring the Company be dissolved; (vi) a receiver, conservator, liquidator or trustee of the Borrower, or of any of its property, is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower under the Federal Bankruptcy Code; or the borrower is adjudicated bankrupt or insolvent; or any material portion of the property of the Borrower is sequestered by court order and such order remains in effect for more than 30 days after such party obtains knowledge thereof; or a petition is filed against the borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days; (vii) the Borrower files a cause under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;
(viii) the Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or of all or any part of its property; or (ix) a write or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the property of the borrower, and such writ or warrant of attachment of any similar process is not released or bonded within 30 days after its entry.

     Upon the happening of any Event of Default specified in the preceding paragraph (other than clauses (vi) and (vii) thereof), the Lender may be written notice to the Borrower declare the entire principal amount of this Note plus interest accrued hereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the borrower. Upon the happening of any Event of Default specified in clauses (vi) or (vii) of the preceding paragraph, the entire principal amount of this Note plus interest accrued hereon shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender against any amounts then due by the Borrower to the Lender on this Note.

     If an Event of Default occurs and this Note is placed in the hands of an attorney for collection, or suit is filed herein, or proceedings are had in bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Borrower agrees it is also to pay the owner and holder of this Note a reasonable amount as attorneys' fees.

     The Lender is hereby authorized by the Borrower to recorded on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Advance made by the Lender to the Borrower and the amount of each payment or prepayment of principal of such Advances received by the Lender, it being understood, however, that failure to make any such notation shall not affect the rights of the Lender or the obligations of the Borrower hereunder in respect of this Note. The Lender may, at its option, record shall matters in its internal records rather than on such schedule.

     Any notice or demand which, by provision of this Note, is required or permitted to be given or served shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier), or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing in accordance with this paragraph) as follows:

     If to the Borrower:

     American Entertainment Corporation
     8301 West Judge Perez Drive, Suite 305
     Chalmette, Louisiana 70043
     Attn:  Mr. William F. Beuck

               and

     Joseph H. Georgusis
     8301 West Judge Perez Drive, Suite 305
     Chalmette, Louisiana

     If to the Lender:

     Circus Circus Enterprises, Inc.
     2880 Las Vegas Boulevard South
     Las Vegas, Nevada 89109
     Attn:  Chief Financial Officer

     This Note shall be governed by and construed under the laws of the State of Louisiana.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered on the day first written above.

                                        AMERICAN ENTERTAINMENT CORPORATION


                                        By:   JOSEPH H. GEORGUSIS
                                              -------------------
                                             Name: Joseph H. Georgusis
                                             Title: President

                                 SCHEDULE I TO
                                PROMISSORY NOTE


     This Note evidences Advances made in the principal amounts, and on the dates set forth below, subject to the payments or prepayments of principal set forth below:

                                 Principal        Principal
                Principal        Amount Paid or   Balance
 Date Made      Amount of Loan   Prepaid          Outstanding   Initials
 -------------------------------------------------------------------------------

  2/8/94         $2,000,000              -0-              $2,000,000

 8/29/94          3,000,000              -0-               5,000,000

 9/16/94          5,000,000              -0-              10,000,000

                     AMENDED SECURITY AND PLEDGE AGREEMENT


          THIS AMENDED SECURITY AND PLEDGE AGREEMENT (this "Amended Security and Pledge Agreement"), dated as of February 8, 1995, is made by and among AMERICAN
                                ----------
ENTERTAINMENT CORPORATION, a Louisiana corporation (the "Debtor"); the individual shareholders of the Debtor, as named below (collectively, the "Shareholders"), who intervene herein under and pursuant to Section 11 hereof; and CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Lender"), who agree as follows:


                                   RECITALS

          A. In connection with the recapitalization of American Entertainment, L.L.C., a Louisiana limited liability company (the "Company"), the members, American Entertainment Corporation ("AEC") and Circus Circus Louisiana, Inc., have entered into an Amended and Restated Operating Agreement, dated as of February 8, 1995 (the "Amended Operating Agreement"), which amends and restates,
- ----------
in its entirety, that Operating Agreement, dated as of January 14, 1994, as later amended through an Amendment, dated as of February 8, 1994.

          B. Pursuant to Section 6.6 of the Amended Operating Agreement, Circus Circus Enterprises, Inc. ("CCEI") is Lender under the AEC Loan Documents, including (i) that Promissory Note, dated July 22, 1994, between AEC, as Borrower, and the Company, as Lender, in an aggregate principal amount not to exceed Ten Million ($10,000,000.00) Dollars (the "Note"); and (ii) that Security and Pledge Agreement, dated as of July 22, 1994, by and between AEC, the individual shareholders of AEC, and the Company, as Lender (the "Security and Pledge Agreement").

          C. CCEI and AEC have amended and restated the Note in the form of an Amended Note, dated February 8, 1995 (the "Amended Note").
                     ----------

          D. CCEI and Guarantor have amended and restated the Security and Pledge Agreement through this Amended Security and Pledge Agreement, dated February 8, 1995 (again, the "Amended Security and Pledge Agreement").
- ----------

          E. Debtor is indebted unto the Lender for a loan made or to be made pursuant to the terms of the Amended Note (as amended, supplemented, extended, renewed or restated from time to time). As used in this Amended Security and Pledge Agreement, the term "Indebtedness" means all present and future amounts, liabilities, and obligations of the Borrower to the Lender or to any successor or transferee of the Lender under or pursuant to the Amended Note, whether said amounts, liabilities, or obligations are liquidated or unliquidated, now existing or hereafter arising, in principal, interest, deferral and delinquency charges, costs and attorneys' fees, as therein stipulated, including any amounts, liabilities or obligations under and pursuant to all amendments, supplements, renewals and restatements to the Amended Note.

          F. The Debtor will derive and will continue to derive benefits from the aforementioned loan, under the Amended Note, made by the Lender to the Debtor.

          G. In order to secure the full and punctual payment of the Amended Note, and in accordance with Section 6.6 of the Amended Operating Agreement the Debtor has agreed to execute and deliver this Amended Security and Pledge Agreement and to pledge, deliver and grant to the Lender a continuing security interest in and to the Collateral (as hereinafter defined).

          H. The parties acknowledge that this Amended Security and Pledge Agreement may, in part, be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501 et seq. (the "Riverboat
                                    --------
Gaming Act"). In particular, they acknowledge that the terms of this Amended Security and Pledge Agreement and, if necessary, the enforcement of this Amended Security and Pledge Agreement, may require certain regulatory approvals pursuant to the Riverboat Gaming Act.


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, the Debtor and the Lender hereby agree as follows:

          Section 1.  Definitions.
                      -----------

               a. As used in this Amended Security and Pledge Agreement, the terms "Amended Operating Agreement," "Debtor," "Lender," "Shareholders," "Amended Note," and "Indebtedness" shall have the meanings indicated above.

               b. As used in this Amended Security and Pledge Agreement, the terms "Company" and "Collateral" shall have the respective meaning defined in Section 2 below.

               c. As used in this Amended Security and Pledge Agreement, the term, "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any other agency or political subdivision thereof, or any other form of entity.

          Section 2.  Security Interest.
                      -----------------

               a. To secure the full and punctual payment and performance of any and all present and future Indebtedness of the Debtor to the Lender or any successor or transferee of the Lender under or pursuant to the Amended Note, the Debtor hereby pledges, pawns and transfers to the Lender and grants to the Lender a continuing security interest in and to all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising (collectively the "Collateral"):

                    i) All of the Debtor's interest in the Company and all of the Debtor's right, title and interest in, to, and under the Amended Operating Agreement (including any amendments, supplements, and renewals) including, without limitation, the Debtor's right to receive the value of its share of, or capital account or interest in, the Company, whether upon withdrawal or other cessation of Debtor's membership in the Company or the termination of the Amended Operating
                         Agreement or otherwise, and all other
                         interests issued by or created in the Company that the Debtor acquires or has the right to acquire, from time to time, in any manner, in substitution for or in addition to any of the foregoing, and all certificates, agreements and instruments representing or evidencing all such interests, and all additions to or replacements for any of the foregoing, and all proceeds, fees, revenues, distributions, reimbursements, or other amounts payable to the Debtor and attributable to the Debtor's ownership interest in the Company, and together with all rights, powers and privileges of the Debtor under or with respect to any of the foregoing, including all rights, powers and privileges of the Debtor as a member of the Lender, including all voting, management and other rights under the Amended Operating Agreement;

                    ii) All consulting, management, incentive and other fees of any nature owing or to become owing, to the Debtor by or from the Company, or by or from any Affiliate or Affiliates of the Company, whether pursuant to management agreements, letter agreements, partnership agreements or any other source (including, without limitation, the Amended Operating
                         Agreement, as supplemented or amended from time to time) and all other proceeds, revenues or other amounts payable to the Debtor in connection with services or assets provided to the Company; provided further that upon the occurrence of an event that, with the passage of time, would constitute an Event of Default under the Amended Note, the Company will, at the Lender's direction, suspend all consulting, management, incentive and other fees of any nature owing or to become owing to the Debtor, subject to the Company's obligation to release immediately to the Debtor any and all such suspended payments once the Debtor cures or avoids any such occurrence that, with the passage of time, would constitute an Event of Default under the Amended Note.

          b. Payments made on the Amended Note by any Person will not discharge or diminish the obligations and liability of the Debtor under this Amended Security and Pledge Agreement for any remaining and succeeding Indebtedness.

          Section 3.  Delivery of Collateral.  The Lender hereby accepts the
                      ----------------------
delivery of the Collateral on behalf of itself and on behalf of any future transferee of the Indebtedness. The Debtor will execute and deliver to the Lender all assignments, endorsements, powers and other documents requested at any time and from time to time by the Lender with respect to the Collateral and the rights and powers granted to the Lender hereunder, and will deliver to the Lender any certificates representing the Collateral from time to time, or substitutions of any of the Collateral.

          Section 4.  Representations.  The Debtor has not performed any acts or
                      ---------------
signed any agreements which might prevent the Lender from enforcing any of the terms of this Amended Security and Pledge Agreement or which would limit the Lender in any such enforcement. No security agreement or similar or equivalent document or instrument covering all or any part of the Collateral has been executed by the Debtor and remains in effect. No Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Lender or its designee may have possession of Collateral as contemplated hereby. The Debtor further represents and warrants:

               a. The Collateral is owned legally, directly and beneficially and of record by the Debtor, is not subject to any interest, option or right of any other Person, and the Collateral constitutes all of the interest that Debtor owns in the Company, that being a fifty percent (50.0%) interest in the Lender;

               b. All of the Debtor's interests in the Collateral have been duly and validly issued to and are owned by the Debtor, all in compliance with applicable laws and regulations including, without limitation, applicable state and federal securities and gaming laws and regulations;

               c. Upon delivery of the Collateral to the Lender or an agent for the Lender, and registration of the pledge in the records of the Lender, this Amended Security and Pledge Agreement creates and grants a valid first lien on and perfected security interest in the Collateral, subject to no prior security interest, lien, charge or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Debtor, which include the Collateral;

               d. The Debtor's federal employer identification number is 72-1234682; and

               e. All authorizations, approvals or other actions by, and notices to and filings with, any governmental authority or other third party required for the grant by the Debtor of the security interest in the Collateral and the perfection thereof and the exercise by the Lender of its rights provided for in this Amended Security and Pledge Agreement, including, without limitation, the approval of the Louisiana Riverboat Gaming Commission and the Louisiana State Police, have been identified to the Lender and have been obtained and remain in full force and effect.

          Section 5.  Covenants.
                      ---------

               a. The Debtor hereby covenants that so long as the Indebtedness shall be outstanding and unpaid, in whole or in part, the Debtor will not sell, offer to sell, convey or otherwise transfer or dispose of any of the Collateral or any interest therein, nor will the Debtor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, security interest, restriction on transfer, right to purchase, option, right of first refusal or other impediment to title whatsoever with respect to any of such Collateral other than that created hereby.

               b. The Debtor warrants and will defend the Lender's right, title and security interest in and to the Collateral against the claims of any Person.

          Section 6.  Voting Rights.
                      -------------

               a. So long as no Event of Default shall have occurred under the Amended Note, the Debtor shall have the right, from time to time, to exercise voting and other consensual rights to give approvals, ratifications and waivers pertaining to the Collateral, for any purpose not inconsistent with the terms of, or causing a default under, this Amended Security and Pledge Agreement and the Amended Operating Agreement.

               b. Upon the occurrence of an Event of Default under the Amended Note (but only after the expiration of any cure period or grace period applicable thereto), the Lender shall have the right, at Lender's option, to exercise the voting and other consensual rights to give approvals, ratifications and waivers and to take any other action with respect to all or any of the Collateral with the same force and effect as if the Lender were the absolute and sole owner thereof, and the Debtor's right to exercise such voting and other consensual rights shall, at Lender's option, cease and become vested in the Lender.

          Section 7.  Remedies Upon Default.
                      ---------------------

               a. Upon the occurrence of an Event of Default under the Amended Note, the Lender may exercise all rights of a secured party under the Louisiana Commercial Laws -- Secured Transactions (the "UCC") and other applicable law (including the Uniform Commercial Code, as in effect in any other applicable jurisdiction) and, in addition, the Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law (i) transfer the whole or any part of the Collateral into the name of the Lender or its nominee, (ii) sell the Collateral or any part thereof at a broker's board or on a securities exchange, or (iii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory. The Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law, now existing or hereafter adopted. The Debtor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Lender may determine. The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

               b. The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Debtor does hereby acknowledge the Indebtedness and does hereby confess judgment in favor of the Lender for the full amount of the Indebtedness. The Debtor does by these presents consent, agree and stipulate that upon the occurrence of an Event of Default under the Amended Note it shall be lawful for the Lender, and the Debtor does hereby authorize the Lender, to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at the Lender's sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate portions or parcels as the Lender may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Debtor hereby waives in favor of the Lender: (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the demand and three days delay accorded by

Louisiana Code of Civil Procedure Articles 2639 and 2721; (iii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721;
(iv) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (v) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

               c. The Debtor recognizes that the Lender may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and authorizes the Lender to resort to one or more private sales to a restricted group of bidders and purchasers who will be obligated to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. If the Lender deems it advisable to do so for the foregoing or for other reasons, the Lender is authorized to limit the prospective bidders on or purchasers of any of the Collateral to such a restricted group of purchasers and may cause to be placed on certificates or agreements for any or all of the Collateral a legend to the effect that such security has not been registered under the Act, and may not be disposed of in violation of the provision of said Act, and to impose such other limitations or conditions in connection with any such sale as the Lender deems necessary or advisable in order to comply with said Act or any other securities or other laws. The Debtor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that the Lender has no obligation to delay the sale of such Collateral for the period of time necessary to permit the registration of such Collateral for public sale under any securities laws. The Debtor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval, or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, the Debtor will execute all applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use its best efforts to secure same. In addition, if the Collateral is disposed of pursuant to Rule 144 under the Act, the Debtor agrees to complete and execute a Form 144, or comparable successor form, at the Lender's request; and the Debtor agrees to provide any material adverse information in regard to the current and prospective operations of any company (including, without limitation, the Company) an interest in which constitutes all or a portion of the Collateral of which the Debtor has knowledge and which has not been publicly disclosed, and the Debtor hereby acknowledges that the Debtor's failure to provide such information may result in criminal and/or civil liability.

               d. If the Lender shall determine to exercise its right to sell all or any part of the Collateral and if in the opinion of counsel to Lender it is advisable to have the Collateral or the portion thereof to be sold registered under the provisions of the Act, the Debtor hereby agrees, at its own cost and expense (i) to effectuate a reorganization of the Company (the "Reorganized Company") into the form of entity requested by the Lender or any underwriter in order to best accomplish a public offering, (ii) to execute and deliver, and to use its best efforts to cause the Reorganized Company and its management, the partners or members of the Reorganized Company and such partners' or members' directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Lender, advisable to register the

Collateral, or the portion thereof to be sold, under the provisions of the Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (iii) to use its best efforts to cause the Reorganized Company to agree to make, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of
Section 11(a) of the Act, (iv) to use its best efforts to qualify the Collateral under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the public sale of the Collateral, including all necessary gaming authorities' approvals, as requested by the Lender, and (v) at the request of the Lender, to indemnify and hold harmless the Lender, the holder or holders of the Indebtedness and any underwriters, including any Person controlling any of the foregoing, from and against any loss, liability, claim, damage and expense, including reasonable attorneys' fees incurred in connection therewith, under the Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any actual or alleged untrue statement of a material fact contained in such registration statement or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Lender, the holder or holders of the Indebtedness or any underwriters, including any Person controlling any of the foregoing; provided, however, that the Debtor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished specifically to the Debtor by the Lender, any holder or holder of the Indebtedness or any underwriter.

          Expenses payable by the Debtor in connection with any disposition under the provisions above shall include, but shall not be limited to, all costs of a registration under the Act of any Collateral or of sale of any Collateral pursuant to any applicable regulation under the Act, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale. The Debtor agrees to pay to the Lender on demand following any Event of Default under the Amended Note and in advance of any such registration, sale or other realization on the Collateral, such amount which, in the estimation of counsel to the Lender, will cover all of such costs and expenses described above, and all other costs and expenses of enforcing the Indebtedness and of realizing on the Collateral, including reasonable attorneys' fees and legal expenses.

          Section 8.  Limitation on Duty of Lender.  The security interests are
                      ----------------------------
granted as security only and the execution and delivery of the Amended Note, this Amended Security and Pledge Agreement, and the Amended Guaranty shall not, by their terms and conditions, subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith. The Debtor shall remain liable under the Amended Operating Agreement to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Amended Security and Pledge Agreement had not been executed. The exercise by the Lender of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the Amended Operating Agreement and the Lender shall not have any obligation or liability under the Amended Operating Agreement by reason of this Amended Security and Pledge Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Debtor under the Amended Operating Agreement. The Lender shall not by reason of this Amended Security and Pledge Agreement or the exercise of any remedies hereunder become responsible or liable in any manner or to any extent for any obligations and liabilities of the Debtor, whether now existing or hereafter incurred, including, without limitation, the Indebtedness and any obligations and liabilities under the Amended Operating Agreement. The Debtor specifically understands and agrees that the Lender, solely by reason of having executed this Security and Pledge Agreement, shall have no responsibility for (i) collecting or protecting any income, earnings, or proceeds with regard to the Collateral, (ii) preserving any of the Debtor's rights against parties to the Collateral or against third persons, (iii) ascertaining any maturities, calls, conversion rights, exchanges, offers, tenders or similar matters relating to the Collateral, or (iv) informing the Debtor about any of these matters, whether or not the Lender actually has or is deemed to have knowledge thereof. Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any broker or other agent or bailee selected by the Lender in good faith. The Lender shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if the Lender takes such action for that purpose as the Debtor shall reasonably request in writing; but no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care in the custody thereof. The Debtor hereby agrees to indemnify and hold harmless the Lender and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Amended Security and Pledge Agreement or any action taken or omitted by them hereunder (including such obligations and liabilities of the Debtor), except to the extent that they directly resulted from the gross negligence or willful misconduct of such Persons.

          Section 9.  Appointment of Agent.  At any time or times, in order to
                      --------------------
comply with any legal requirement in any jurisdiction, the Lender may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

          Section 10.  Expenses.  In the event that the Debtor fails to comply
                       --------
with any provision in this Amended Security and Pledge Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any security interest hereunder is thereby diminished or potentially diminished or put at risk, the Lender may, but shall not be required to, effect such compliance on behalf of the Debtor, and the Debtor shall reimburse the Lender for the costs thereof on demand. All insurance expenses and all expenses of protecting, appraising, and preparing the Collateral for sale, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, and all expenses in respect of the sale or other disposition of the Collateral shall be borne and paid by the Debtor; and if the Debtor fails to promptly pay any portion thereof when due, the Lender may, at its option, but shall not be required to, pay the same and charge the Debtor's account therefor, and the Debtor agrees to reimburse the Lender therefor on demand. All sums so paid or incurred by the Lender for any of the foregoing and any and all other sums for which the Debtor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Lender in enforcing or protecting any of the rights or remedies under this Amended Security and Pledge Agreement, together with interest thereon until paid at the rate equal to the Default Rate (as defined in the Amended Note), shall be additional Indebtedness and the Debtor agrees to pay all of the foregoing sums promptly on demand. The Debtor shall be liable for all state, federal, local and other taxes on Debtor's income from the Lender for any and all periods up to and including the date that Lender or its transferee or other purchaser of the Collateral is admitted as a member of the Company.

          Section 11.  Intervention by Shareholders of Debtor.  The Shareholders
                       --------------------------------------
are all of the shareholders of Debtor and, as such, will derive and will continue to derive, benefits from the loan made by the Lender to the Debtor pursuant to the Amended Note. In furtherance of Section 6.6 of the Amended Operating Agreement, the Shareholders agree to intervene in, execute and deliver this Amended Security and Pledge Agreement and to pledge, deliver and grant to the Lender a continuing security interest in and to all right, title and interest the Shareholders, or any of them, has or may have in and to the Collateral, by virtue of their respective interests as shareholders of the Debtor. Accordingly, to secure the full and punctual payment of the Indebtedness, and all extensions, increases and renewals thereof, each Shareholder hereby pledges, pawns and transfers to the Lender and grants to the Lender a continuing security interest in and to all right, title and interest that such Shareholder has or may have, directly or indirectly, whether now existing or hereafter arising, in and to the Collateral, in his capacity as a shareholder of the Debtor (and for purposes hereof all references to "Debtor" in Section 2 of this Amended Security and Pledge Agreement shall be deemed to be references to "Shareholder," as the context requires); and this pledge by each Shareholder shall specifically include, without limitation, all consulting, management, incentive and other fees of any nature directly or indirectly owing to or to become owing to such Shareholder from the Company, or from any Affiliate or Affiliates of the Company. However, the parties hereto acknowledge that this provision does not and is not intended to create personal liability on the part of the Shareholders.

          Section 12.  Termination.  Upon the payment in full of the
                       -----------
Indebtedness and the termination of the Amended Note, this Amended Security and Pledge Agreement shall terminate. Upon request of the Debtor, the Lender shall deliver the remaining Collateral (if any) to the Debtor. Notwithstanding the foregoing, if at any time, any payment or part thereof to the Lender with respect to any of the Indebtedness is rescinded or must otherwise be restored by the Lender pursuant to any insolvency, bankruptcy, reorganization, receivership or any other debt relief granted to the Debtor, this Amended Security and Pledge Agreement and the Debtor's and the Shareholders' obligations hereunder shall automatically and retroactively be reinstated and the Debtor and the Shareholders shall re-deliver the Collateral to the Lender and otherwise comply with the terms and conditions of this Amended Security and Pledge Agreement. In the event that the Lender must rescind or restore any payment received in total or partial satisfaction of the Indebtedness, any prior release or discharge from the terms of this Amended Security and Pledge Agreement and the Debtor's and Shareholders' obligations hereunder shall automatically and retroactively be renewed and reinstated and shall remain in full force and effect to the same degree and extent as if such release or discharge had never been granted and the Debtor and the Shareholders shall re-deliver the Collateral to the Lender and otherwise comply with the terms and conditions of this Amended Security and Pledge Agreement. It is the intention of the Debtor, the Shareholders, and the Lender that the Debtor's and the Shareholders' obligations hereunder shall not be discharged except by the full and complete payment of the Indebtedness, and then only to the extent of such payment and performance.

          Section 13.  Notices.  Any notice or demand which, by provision of
                       -------
this Amended Security and Pledge Agreement, is required or permitted to be given or served by the Lender to or on the Debtor or the Shareholders shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by any such party to the Lender) to such parties as follows:

          If to the Debtor:

                  American Entertainment Corporation
                  8301 West Judge Perez Drive, Suite 305
                  Chalmette, Louisiana 70043
                  Attention:  William E. Beuck

          If to any Shareholder:

                  Joseph H. Georgusis
                  8301 West Judge Perez Drive, Suite 305
                  Chalmette, Louisiana 70043

          Any notice or demand which, by any provision of this Amended Security and Pledge Agreement, is required or permitted to be given or served by any party to or on the Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one calendar day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by the Lender to any such party) to the Lender as follows:

                  Circus Circus Enterprises, Inc.
                  2880 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109
                  Attention: General Counsel

          Section 14.  Amendment.  Neither this Amended Security and Pledge
                       ---------
Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          Section 15.  Waivers.  No course of dealing on the part of the Lender,
                       -------
its members, managers, officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Amended Security and Pledge Agreement shall operate as a waiver thereof.

          Section 16.  Cumulative Rights.  The rights and remedies of the Lender
                       -----------------
under this Amended Security and Pledge Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          Section 17.  Titles of Sections.  All titles or headings to sections
                       ------------------
of this Amended Security and Pledge Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

          Section 18.  Singular and Plural.  Words used herein in the singular,
                       -------------------
where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 19.  Governing Law.  This Amended Security and Pledge
                       -------------
Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

          Section 20.  Severability.  The provisions of this Amended Security
                       ------------
and Pledge Agreement are severable. If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amended Security and Pledge Agreement in any jurisdiction.

          Section 21.  Successors and Assigns.
                       ----------------------

               a. All covenants and agreements contained by or on behalf of the Debtor and the Shareholders in this Amended Security and Pledge Agreement shall bind the Debtor's and the Shareholders' heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

               b. This Amended Security and Pledge Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Amended Security and Pledge Agreement shall be transferable and negotiable with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Amended Security and Pledge Agreement.

               c. The Debtor and the Shareholders specifically agree that upon any transfer of all or any portion of the Indebtedness, the Lender may transfer and deliver all or any of the Collateral to the transferee of such Indebtedness and such Collateral shall secure any and all of the Indebtedness in favor of such a transferee, that such transfer of the Collateral shall not affect the priority and ranking thereof, and that the Collateral shall secure with retroactive rank the then existing Indebtedness of the Debtor to the transferee arising thereafter. After any such transfer has taken place, the Lender shall be fully discharged from any and all future liability and responsibility to the Debtor and the Shareholders with respect to the Collateral and the transferee thereafter shall be vested with all the powers, rights and duties with respect to the Collateral.

          Section 22.  Counterparts.  This Amended Security and Pledge Agreement
                       ------------
may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Debtor, the Shareholders and the Lender have caused this Security and Pledge Agreement to be duly executed as of the date first above written.

                                         DEBTOR:

                                         AMERICAN ENTERTAINMENT CORPORATION



                                      By:       JOSEPH H. GEORGUSIS
                                                -------------------
                                         Name:   Joseph H. Georgusis
                                                 ---------------------------
                                         Title: President
                                                ----------------------------

                                         LENDER:

                                         CIRCUS CIRCUS ENTERPRISES, INC.



                                    By:  CLYDE T. TURNER
                                         -----------------------------------
                                         Name:  Clyde T. Turner
                                                ----------------------------
                                         Title: Chief  Executive Officer
                                                ----------------------------


                                         SHAREHOLDERS:


                                         JOSEPH H.  GEORGUSIS
                                         -----------------------------------
                                         Name: Joseph H. Georgusis

                                         FRANK LEWIS
                                         -----------------------------------
                                         Name: Lewis Frank




                                         DR. CHARLES MARY
                                         -----------------------------------
                                         Name: Dr. Charles Mary

                         AMENDED GUARANTY AGREEMENT


          THIS AMENDED GUARANTY AGREEMENT (this "Amended Guaranty Agreement") dated as of ____________________, 1995, is made by JOSEPH GEORGUSIS (the "Guarantor"), in favor of CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Lender"), who agree as follows:


                                    RECITALS
                                    --------

          A. In connection with the recapitalization of American Entertainment, L.L.C., a Louisiana limited liability company (the "Company"), the members, American Entertainment Corporation ("AEC") and Circus Circus Louisiana, Inc., have entered into an Amended and Restated Operating Agreement, dated as of _________________________, 1995 (the "Amended Operating Agreement"), which amends and restates, in its entirety, that Operating Agreement, dated as of January 14, 1994, as later amended through an Amendment, dated as of February 8, 1994.

          B. Pursuant to Section 6.6 of the Amended Operating Agreement, Circus Circus Enterprises, Inc. ("CCEI") is Lender under the AEC Loan Documents, including (i) that Promissory Note, dated July 22, 1994, between AEC, as Borrower, and the Company, as Lender, in an aggregate principal amount not to exceed Ten Million ($10,000,000.00) Dollars (the "Note"); and (ii) that Guaranty Agreement, dated as of July 22, 1994, by and between Joseph Georgusis, as Guarantor, and the Company, as Lender (the "Guaranty Agreement").

          C. CCEI and AEC have amended and restated the Note in the form of an Amended Note, dated _____________________, 1995 (the "Amended Note").

          D. CCEI and Guarantor have amended and restated the Guaranty Agreement through this Amended Guaranty Agreement, dated ____________________, 1995 (again, the "Amended Guaranty Agreement").

          E. AEC (hereinafter, the "Borrower") is indebted unto the Lender for a loan made pursuant to the terms of the Amended Note (as amended, supplemented, extended, renewed or restated from time to time). As used in this Amended Guaranty Agreement, the term "Loan Documents" means, collectively, any instrument or agreement previously, simultaneously or hereafter executed and delivered by the Guarantor, the Borrower, or any other person or entity as evidence of, security for, guarantee of or in connection with, the Indebtedness (as hereinafter defined), including, without limitation, the Amended Note and the Amended Security and Pledge Agreement, also dated even date herewith, by the Borrower in favor of the Lender, as said instruments or agreements may from time to time be amended, supplemented, extended or restated.

          F. The loan to the Borrower, under the Amended Note, benefits the Guarantor.

          G. The Lender has required, as a condition to making the aforesaid loan, that the Guarantor execute this Guaranty Agreement.

          H. The parties acknowledge that this Amended Guaranty Agreement may, in part, be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La.R.S. 4:501 et seq. (the "Riverboat Gaming Act"). In particular,
             -------
they acknowledge that the terms of this Guaranty Agreement and, if necessary, the enforcement of this Guaranty Agreement, may require certain regulatory approvals pursuant to the Riverboat Gaming Act.

          NOW, THEREFORE, in order to induce the Lender to assume the loan under the Amended Note, the Guarantor covenants and agrees with the Lender as follows:

          Section 1.  Guaranty.  The Guarantor hereby absolutely,
                      --------
unconditionally and irrevocably guarantees to the Lender the full and punctual payment and performance of all present and future amounts, liabilities and obligations of the Borrower to the Lender or to any successor or transferee thereof under or pursuant to the Amended Note, the Amended Security and Pledge Agreement, this Amended Guaranty Agreement, or any other AEC Loan Documents, whether said amounts, liabilities or obligations are liquidated or unliquidated, now existing or hereafter arising, in principal, interest, deferral and delinquency charges, prepayment premiums (if any), costs and attorneys' fees, as therein stipulated, and under and pursuant to all amendments, supplements, renewals and restatements to any of said documents (collectively, the "Indebtedness"). Payments made on the Indebtedness will not discharge or diminish the obligations and liability of the Guarantor under this Amended Guaranty Agreement for any remaining and succeeding Indebtedness. The guarantee provided for in this Amended Guaranty Agreement is an absolute, unconditional, irrevocable continuing guarantee of payment, not of collectability, and is in no way conditioned upon or limited by: (a) any attempt to collect from the Borrower; (b) any attempt to collect from, or the exercise of any rights and remedies against, any person or entity other than the Borrower who may at any time, now or hereafter, be primarily or secondarily liable for any or all of the Indebtedness, and any other maker, endorser, surety, or guarantor of all or a portion of the Indebtedness or any person or entity who is now or hereafter a party to any of the AEC Loan Documents (all of the aforementioned persons in this clause (b) other than the Borrower being herein sometimes called collectively the "Obligors" and, individually, an "Obligor"); or (c) any resort or recourse to or against any security or collateral now or hereafter pledged, assigned, or granted to the Lender under the provisions of any instrument or agreement (including, without limitation, the AEC Loan Documents) or otherwise assigned or conveyed to it. If the Borrower fails to pay any of the Indebtedness, when and as the same shall become due and payable (whether by acceleration, declaration, extension or otherwise, but only after the expiration of any cure period or grace period applicable thereto), the Guarantor shall on demand, pay the same to the Lender in immediately available funds, in lawful money of the United States of America, at its address specified in or pursuant to Section 9 of this Amended Guaranty Agreement.

          Section 2.  Solidary Obligation.  The Guarantor hereby binds and
                      -------------------
obligates said Guarantor and said Guarantor's heirs, executors, administrators and assigns in solido with the Borrower and with the other Obligors for the full and punctual payment and performance of all of the Indebtedness precisely as if the same had been contracted and were due and owing by such Guarantor personally. It is agreed and understood that the Guarantor shall be bound by all of the Indebtedness precisely as if the same had been contracted and were due and owing by such Guarantor personally. It is agreed and understood that the Guarantor shall be bound by all the provisions of this Amended Guaranty Agreement and for the payment and performance of the Indebtedness in the same manner as if he were the only person or entity guarantying the Indebtedness.

          Section 3.  Obligations Absolute.  The indebtedness, liabilities and
                      --------------------
obligations of the Guarantor under this Amended Guaranty Agreement are primary, solidary obligations of the Guarantor, are continuing, irrevocable, absolute, and unconditional, shall not be subject to any counterclaim, recoupment, set-off, reduction, or defense based upon any claim that the Guarantor may have against the Borrower or any of the Obligors, are independent of any other guaranty or guaranties at any time in effect with respect to all or any part of the Indebtedness, and may be enforced regardless of the existence of such other guaranty or guaranties. The indebtedness, liabilities and obligations of Guarantor under this Amended Guaranty Agreement shall not be affected, impaired, lessened, modified, waived or released by the invalidity or unenforceability of any or all of the AEC Loan Documents or by the death of or bankruptcy, reorganization, dissolution, liquidation or similar proceedings affecting the Borrower or one or more of the other Obligors or the sale or other disposition of all or substantially all of the assets of any of the foregoing. The Guarantor hereby solidarily consents that at any time and from time to time, the Lender may, without in any manner affecting, impairing, lessening, modifying, waiving or releasing any or all of the indebtedness, liabilities and obligations of the Guarantor under this Amended Guaranty Agreement, and whether or not any of the following actions shall modify or affect the rights of the Guarantor as to subrogation, reimbursement or indemnity against any other parties (including the other Obligors), do any one or more of the following, all without notice to, or further consent of, the Guarantor:

               a. renew, extend or otherwise change the time or terms for payment of the principal of, or interest on, any of the Indebtedness or any renewals or extensions thereof;

               b. extend or change the time or terms for performance of any other obligations, covenants or agreements under the AEC Loan Documents of the Borrower or any of the Obligors;

               c. amend, compromise, release, terminate, waive, surrender, or otherwise deal with in any manner satisfactory to the Lender:

                   i) any or all of the provisions of any or all of the AEC Loan Documents,

                   ii)  any or all of the Indebtedness,

                   iii) any or all of the indebtedness, liabilities and
                        obligations of the Borrower, or one or more or all of the other Obligors under the Amended Note or under any and all AEC Loan Documents (without remission of any part of the Indebtedness) or any or all property or other security given at any time as collateral by the Borrower or any other

                        Obligor, without affecting, impairing, lessening or releasing any or all of the indebtedness, liabilities and obligations of Guarantor under this Amended Guaranty Agreement or under any and all of the AEC Loan Documents to which Guarantor is a party, and

                   iv)  any or all of the Obligors; and

               d. sell, assign, collect, substitute, exchange or release any or all property or other security now or hereafter serving as collateral for any or all of the Indebtedness or under any or all of the AEC Loan Documents;

               e. receive additional property or other security as collateral for any or all of the Indebtedness or under any or all of the AEC Loan Documents;

               f. fail or delay to enforce, assert or exercise any right, power, privilege or remedy conferred upon the Lender under the provisions of any of the AEC Loan Documents or under applicable laws;

               g. grant consents or indulgences or take action or omit to take action under, or in respect of, any or all of the AEC Loan Documents; and

               h. apply any payment received by the Lender of, or on account of, any of the Indebtedness from the Borrower, from any of the Obligors or from any source other than the Guarantor to the Indebtedness only in the order of priority established under the Amended Note, and any payment received by the Lender from the Guarantor for or on account of this Amended Guaranty Agreement may only be applied by the Lender to any of the Indebtedness in the order of priority established under the Amended Note.

          Section 4.  Waiver by Guarantor.  Guarantor unconditionally waives,
                      -------------------
except as required by the terms and conditions of the Amended Note: (a) notice of the execution and delivery of the AEC Loan Documents; (b) notice of the Lender's acceptance of and reliance on this Amended Guaranty Agreement or of the creation of any of the Indebtedness; (c) presentment, demand, dishonor, protest, notice of non-payment and notice of dishonor of the Indebtedness, the AEC Loan Documents, and any property or other security serving at any time as collateral under the AEC Loan Documents; (d) notice of transfer or assignment of the Indebtedness and this Amended Guaranty Agreement; and (e) all notices required by statute or otherwise to preserve any rights against the Guarantor hereunder or under any of the AEC Loan Documents, including, without limitation, any demand, proof, or notice of non-payment of any of the Indebtedness by the Borrower or any of the Obligors and notice of any failure or default on the part of the Borrower or any of the Obligors to perform or comply with any term of any of the AEC Loan Documents to which the Borrower or any of the Obligors is a party.

          Section 5.  Representations and Warranties.  Guarantor represents and
                      ------------------------------
warrants to the Lender that (a) the execution and delivery of this Amended Guaranty Agreement or of any of the AEC Loan Documents to which such Guarantor is a party will not result in any violation of, or be in conflict with, or constitute a default under any mortgage, indenture, deed of trust, security agreement, lease, contract, agreement, instrument, obligation, judgment, decree, order, statute, regulation, or rule applicable to such Guarantor, (b) this Amended Guaranty Agreement and any of the AEC Loan Documents to which such Guarantor is or may be a party are valid, enforceable, and binding upon such Guarantor in accordance with their respective terms, conditions, and provisions, and (c) such Guarantor has examined or has had an opportunity to examine each of the AEC Loan Documents executed and delivered prior to or on the date hereof.

          Section 6.  Subrogation.  Until such time as the Indebtedness has been
                      -----------
paid and performed in full and the provisions of this Amended Guaranty Agreement are no longer in effect, Guarantor shall not exercise any right to subrogation, reimbursement or contribution against the Borrower or another Obligor resulting from the payment of Indebtedness nor any right to subrogation, reimbursement and indemnity against any property or other security serving at any time as collateral for any or all of the Indebtedness under any of the AEC Loan Documents resulting from the payment of Indebtedness, all of which rights of subrogation, reimbursement, contribution and indemnity the Guarantor solidarily subordinates to the full and punctual payment and performance of the Indebtedness. Notwithstanding any provision of this Amended Guaranty Agreement to the contrary, if Guarantor is or becomes at any time an "insider" as defined from time to time in the Federal Bankruptcy Code with respect to the Borrower or any Obligor or any affiliates thereof, then Guarantor irrevocably and unconditionally agrees not to seek or obtain, and shall have no rights of, subrogation, reimbursement, contribution, indemnification or any similar rights against the Borrower and/or any such Obligor or any affiliates thereof with respect to this Amended Guaranty Agreement, whether such rights arise by an express or implied contract or by operation of law, until the thirteenth (13th) month anniversary date following the full payment and performance of the Indebtedness, it being the intention of the parties that the Guarantor shall not be deemed to be a "creditor" as defined in the Federal Bankruptcy Code of the Borrower or any such Obligor or any affiliates thereof by reason of the existence of this Amended Guaranty Agreement in the event that the Borrower or any such Obligor or any affiliate thereof becomes a debtor in any proceeding under the Federal Bankruptcy Code. The Guarantor agrees not to execute any indemnity, contribution or other agreement of any kind which establishes in favor of the Borrower or any such Obligor or affiliates thereof any rights waived by the preceding sentence so long as any of the Indebtedness remains outstanding or thereafter until the 13th-month anniversary date following the full payment and performance of the Indebtedness.

          Section 7.  Subordination.  In the event that Guarantor should for any
                      -------------
reason advance or lend monies to the Borrower, whether or not such funds are used by the Borrower to make a payment of the Indebtedness, Guarantor hereby agrees that any and all rights that such Guarantor may have or acquire to collect from or to be reimbursed by the Borrower (or from or by any other Obligor of the Indebtedness), shall in all respects, whether or not the Borrower presently is or subsequently becomes insolvent, be subordinate to the rights of the Lender to collect and enforce the payment and performance of the Indebtedness, until such time as the Indebtedness has been fully paid and performed and the provisions of this Amended Guaranty Agreement are no longer in effect.

          Section 8.  Financials.  Guarantor will furnish to the Lender, at such
                      ----------
time as the Lender specifies, such financial statements and other information concerning the financial condition of Guarantor as the Lender may require.

          Section 9.  Remedies.  Upon the failure in the payment or performance
                      --------
of any of the Indebtedness when due (whether by acceleration or otherwise, but only after the expiration of any cure period or grace period applicable thereto) the Lender may institute a judicial proceeding for the collection of the sums or the performance of the Indebtedness so due and unpaid or unperformed, and may prosecute such proceeding to judgment for final decree, and may enforce the same against the Guarantor and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of such Guarantor, wherever situated. In the event of such a failure, the Lender shall have the right to proceed first and directly against the Guarantor under this Amended Guaranty Agreement without proceeding against the Borrower or any other person or entity (including other Obligors), without exhausting any other remedies which it may have and without resorting to any other security held by the Lender.

          Section 10.  Enforcement Expenses.  The Guarantor agrees to indemnify
                       --------------------
and hold harmless the Lender against any loss, liability, or expense, including reasonable attorneys' fees and disbursements and any other fees and disbursements, that may result from any failure of the Borrower to pay any of the Indebtedness when and as due and payable or that may be incurred by or on behalf of the Lender in enforcing any obligation of the Borrower to pay any of the Indebtedness. The Guarantor also agrees to indemnify and hold harmless the Lender against any expense, including reasonable attorneys' fees and disbursements and other fees and disbursements that may be incurred by or on behalf of the Lender in enforcing any obligation or liability of the Guarantor hereunder.

          Section 11.  Notices.  Any notice or demand which, by provision of
                       -------
this Amended Guaranty Agreement, is required or permitted to be given or served by the Lender to or on Guarantor shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by such Guarantor to the Lender) as follows:

                        Mr. Joseph H. Georgusis
                        8301 West Judge Perez Drive, Suite 305
                        Chalmette, Louisiana 70043

          Any notice or demand which, by any provision of this Amended Guaranty Agreement, is required or permitted to be given or served by the Guarantor to or on the Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by the Lender to such Guarantor) as follows:

                        Circus Circus Enterprises, Inc.
                        2880 Las Vegas Boulevard South
                        Las Vegas, Nevada 89109
                        Attention:  General Counsel

          Section 12.  Amendment.  Neither this Amended Guaranty Agreement nor
                       ---------
any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          Section 13.  Waivers.  No course of dealing on the part of the Lender,
                       -------
its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Amended Guaranty Agreement shall operate as a waiver thereof.

          Section 14.  Cumulative Rights.  The rights and remedies of the Lender
                       -----------------
under this Amended Guaranty Agreement and the AEC Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          Section 15.  Titles of Articles, Sections and Subsections.  All titles
                       --------------------------------------------
or headings to articles, sections, subsections or other divisions of this Amended Guaranty Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 16.  Singular and Plural.  Words used herein in the singular,
                       -------------------
where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 17.  Governing Law.  This Amended Guaranty Agreement is a
                       -------------
contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

          Section 18.  Termination.  Upon full and final payment and performance
                       -----------
of the Indebtedness and the termination of the Note, this Amended Guaranty Agreement shall terminate. Notwithstanding the foregoing, if at any time, any payment or part thereof to the Lender with respect to any of the Indebtedness is rescinded or must otherwise be restored by the Lender pursuant to any insolvency, bankruptcy, reorganization, receivership or any other debt relief granted to the Borrower or to any other Obligor, this Amended Guaranty Agreement and the Guarantor's indebtedness, liabilities and obligations hereunder shall automatically and retroactively be reinstated. In the event that the Lender must rescind or restore any payment received in total or partial satisfaction of the Indebtedness, any prior release or discharge from the terms of this Amended Guaranty Agreement and the Guarantor's indebtedness, liabilities and obligations hereunder shall automatically and retroactively be renewed and reinstated and shall remain in full force and effect to the same degree and extent as if such release or discharge had never been granted. It is the intention of the Guarantor, the Borrower and the Lender that the Guarantor's indebtedness, liabilities and obligations hereunder shall not be discharged except by the full and complete payment and performance of such Indebtedness, and then only to the extent of such payment and performance.

          Section 19.  Successors and Assigns.
                       ----------------------

               a. All covenants and agreements contained by or on behalf of the Guarantor in this Amended Guaranty Agreement shall bind Guarantor's heirs, administrators, executors, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

               b. This Amended Guaranty Agreement is for the benefit of the Lender and for such other person or persons as may from time to time become or be the holders of any of the Indebtedness, and, subject to the limitations provided in (c) below, this Amended Guaranty Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Amended Guaranty Agreement.

               c. The Guarantor hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Indebtedness in favor of one or more third party lenders. Upon any transfer of all or any portion of the Indebtedness, the Lender may, upon Guarantor's written consent, transfer and deliver any or all of its rights under this Amended Guaranty Agreement to the transferee of such Indebtedness, and after any such transfer has taken place, the transferee thereafter shall be vested with all the powers, rights and duties with respect hereto. However, the Guarantor further agrees that the Lender may, without Guarantor's consent, transfer and deliver any or all of its rights under this Amended Guaranty Agreement to Circus Circus Louisiana, Inc.

          Section 20.  Counterparts.  This Amended Guaranty Agreement may be
                       ------------
executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Guarantor has caused this Amended Guaranty Agreement to be duly executed as of the date first written above.

                                                 GUARANTOR:


                                                 JOSEPH H. GEORGUSIS
                                                 -------------------
                                                 Joseph H. Georgusis

Accepted by:

LENDER:


CLYDE T. TURNER
- ---------------
Circus Circus Enterprises, Inc.
Clyde T. Turner
Chief Executive Officer

                        INTELLECTUAL PROPERTY AGREEMENT

                   American Entertainment, L.L.C. Riverboat


     THIS AGREEMENT is made and entered into this 8th day of February, 1995, by
                                                  ---        --------
and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation ("CCEI"); AMERICAN ENTERTAINMENT, L.L.C., a Louisiana limited liability company ("Owner"); CIRCUS CIRCUS LOUISIANA, INC., a Louisiana corporation ("Manager"); and AMERICAN ENTERTAINMENT CORPORATION, a Louisiana corporation ("AEC").

                                   RECITALS
                                   --------

     A. Manager and AEC have caused the formation of Owner for the purpose of owning and operating a riverboat gaming Project in St. Bernard Parish, Louisiana. Manager and AEC, as the sole Members of Owner, have entered into an Operating Agreement of American Entertainment L.L.C., a Louisiana Limited Liability Company, dated January 14, 1994, as amended by an Amended and Restated Operating Agreement dated February 8, 1995.

     B. Owner and Manager have entered a Riverboat Casino Management Agreement dated February 8, 1995 ("Management Agreement"), in which Manager has been engaged to manage the Project, including the riverboat and the land site and other related operations incidental to the riverboat gaming operations.

     C. Owner has determined that, because of CCEI's extensive and valuable experience in operating resort, lodging, gaming and related businesses, and because of the valuable goodwill attendant to CCEI's existing business operations, Owner can derive substantial benefit by having the right to use various CCEI

Intellectual Properties in the operation of the Project. CCEI has agreed to make available, at its discretion, certain of its intellectual properties for use by Owner at the Project, as set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

     1.   DEFINITIONS.
          -----------

          1.1 All capitalized terms used in this Agreement and not specifically defined herein shall have the meaning set forth in Article 1 and Exhibit "A" of the Management Agreement.

          1.2 "CCEI" shall mean Circus Circus Enterprises, Inc., a Nevada corporation.

          1.3 "Owner" shall mean American Entertainment, L.L.C., a Louisiana limited liability company.

          1.4 "AEC" shall mean American Entertainment Corporation, a Louisiana corporation.

          1.5 "Manager" shall mean Circus Circus Louisiana, Inc., a Louisiana corporation.

          1.6 "Project" shall mean the vessel and real property including the riverboat and Related Amenities (as said term is defined in the Management Agreement).

          1.7 "CCEI Intellectual Properties" shall mean any patents and patentable inventions; trademarks, service marks, and trade dress of CCEI or its affiliates, whether registered or not; copyrights; rights of publicity; and Confidential

Information, to the extent owned or licensable by CCEI, which are in fact licensed by CCEI to Owner hereunder.

     1.8 "Confidential Information" shall mean such business and/or technical information and knowledge as may be provided by, or on behalf of, CCEI to Owner for use by Owner at the Project, provided:

          (a) that the information is disclosed, or the disclosure is confirmed, in writing or other tangible medium of expression;

          (b)  that information shall not be Confidential Information if:

               (i)    It is in the public knowledge or literature;

               (ii) It is received by Owner without secrecy binder from a person having an unqualified right to make such disclosure; or

               (iii) It is already known to Owner as evidenced by documents in Owner's files shown to CCEI or its designee within fifteen
                      (15) days of its receipt.

     2.   AVAILABILITY OF CCEI INTELLECTUAL PROPERTIES TO PROJECT.
          -------------------------------------------------------

          2.1  Specific Availability.  CCEI shall make available, at its sole
               ---------------------
discretion, such of its intellectual properties as it desires to make available to the Project and as it believes would be helpful or desirable to the business success of the Project. CCEI shall have no obligation to make available any specific item of intellectual property, including any proprietary business systems, nor shall Owner be obligated to accept any item or article of CCEI intellectual property which it elects not to accept. All items of CCEI Intellectual Property and Confidential Information shall be provided to Owner subject to any third party rights which govern CCEI's ability to grant such a license.

          2.2  License Terms.  The licensed CCEI Intellectual Properties shall
               -------------
be made available on a non-exclusive basis for use at the Project only, and only for so long as the Management Agreement is in effect. Furthermore, the CCEI Intellectual Properties shall be provided subject to any preexisting contractual obligations and third-party rights which govern CCEI's ability to grant this license to Owner. Owner shall pay all out-of-pocket costs and reasonable fees for the design, installation, modification, and testing of any CCEI Intellectual Properties, including computer software systems, which may need to be adapted for use by Owner.

     3.   CONFIDENTIAL INFORMATION.
          ------------------------

          3.1  Identification.  Upon receipt of the Confidential Information,
               --------------
Owner, and each recipient designated by CCEI to have possession of the Confidential Information, shall take possession of the Confidential Information subject to the restrictions and obligations set forth herein. At CCEI's option, any non-party recipient approved by CCEI shall be required to execute a separate document reflecting the relevant terms hereof prior to receipt of any such Confidential Information.

          3.2  Non-disclosure Agreement.  Owner shall cause each recipient to
               ------------------------
agree not to disclose any CCEI Confidential Information to any person not similarly bound hereunder, and not to use the Confidential Information except to benefit Owner at the Project location. At the request of CCEI, for Confidential Information which CCEI regards as particularly sensitive or valuable (for example, software source codes or certain credit information), Owner shall limit the availability of such Confidential Information to those personnel who (i) have an absolute need to know the Confidential Information and (ii) if requested by CCEI, are pre-approved by CCEI and/or have executed a separate confidentiality agreement with CCEI.

     4.   TRADEMARK, SERVICE MARK, AND TRADE DRESS LICENSE.
          ------------------------------------------------

          4.1  Identification of Licensed Properties.  CCEI shall grant to Owner
               -------------------------------------
the right to use such trademark, service mark, and trade dress elements of CCEI Intellectual Properties (hereinafter referred to collectively as the "CCEI Trademark Properties") as CCEI, in its discretion, elects to make available and Owner, in its discretion, elects to use at the Project. This license of the CCEI Trademark Properties shall include the goodwill associated with said CCEI Trademark Properties. Use of the CCEI Trademark Properties shall be limited to the Project, and shall not be used by Owner for any purpose not benefiting the Project. Upon agreement by the parties on the specific CCEI Trademark Properties to be used at the Project, the parties shall make a list of such properties and shall append the list to this Agreement as Exhibit "A." The parties shall amend Exhibit "A" from time-to-time to reflect any mutually agreed changes of use of CCEI Trademark Properties at the Project.

          4.2  Rights Exclusively in CCEI.  Owner acknowledges that CCEI is
               --------------------------
the sole and exclusive owner of the CCEI Trademark Properties, and that it will not register or attempt to register the CCEI Trademark Properties or any other marks, names, or trade dress confusingly similar to the CCEI Trademark Properties. Owner may use the CCEI Trademark Properties during the term of this Agreement as part of its trade name, decor, merchandise, and services, but agrees that it shall not acquire or claim any title in or to the CCEI Trademark Properties adverse to CCEI by virtue of this Agreement or Owner's use thereof. Owner agrees that any and all goodwill arising from and in connection with Owner's use of the CCEI Trademark Properties shall inure to the benefit of, and belong exclusively to, CCEI.

          4.3  Marking; Approval of Advertising.  Owner agrees to mark any uses
               --------------------------------
of CCEI Trademark Properties with appropriate indicia of registration or trademark claim as reasonably requested by CCEI. Any advertising or promotional materials produced by Owner which contain CCEI Trademark Properties shall be submitted to CCEI or its designee in advance of said use for CCEI's approval. Each such request shall contain a sample or specimen of the intended use. In the event that CCEI does not respond to any request by Owner within ten (10) days of receipt of such request, CCEI shall be deemed to have approved such use.

          4.4  Quality Maintenance.  Owner understands and appreciates that CCEI
               -------------------
has generated substantial goodwill in the CCEI Trademark Properties, and that CCEI's ongoing business is importantly dependent upon maintaining high standards of quality of products and services which are associated with said Properties. The willingness to make available the CCEI Trademark Properties for the use by Owner is completely dependent upon Manager's sole and exclusive discretion and authority to determine operating policies and procedures, standards of operation, staffing levels and organization, standards of service and maintenance offered and conducted at the Project, food and beverage quality and service, pricing, and other policies affecting the Project and its operation, all as guaranteed by the Management Agreement. CCEI hereby appoints Manager as its agent to conduct such inspections and effect such undertakings as are necessary to protect CCEI's goodwill in the CCEI Trademark Properties.

     5.   GRANT BACK.
          ----------

          Owner hereby agrees to grant to CCEI a non-exclusive, irrevocable, world-wide, paid up right of CCEI and its affiliates to use any improvement made by or for Owner in any business or technical information, system, confidential information, software, hardware, patent, copyright, or any other product or technology provided by CCEI to Owner. This right shall include rights under any applicable patents or copyrights owned or licensable by Owner based on improvements of CCEI Intellectual Properties.

     6.   TERMINATION.
          -----------

          6.1  Coextensive with Management Agreement.  The term of this
               -------------------------------------
Agreement shall be coextensive with the Management Agreement and shall terminate automatically upon expiration or any other termination for any reason whatsoever of the Management Agreement.

          6.2  Events Preceding Termination.  Promptly upon learning of an
               ----------------------------
impending termination of the Management Agreement, and in any event not later than six months prior to expiration of the Management Agreement if said Management Agreement is not to be renewed, the parties shall meet to identify the then-current list of licensed CCEI Intellectual Properties and shall discuss any problems which may arise from cessation of use thereof by the anticipated date of termination. The parties recognize that it may be necessary to phase out various licensed CCEI Intellectual Properties over a period of time so as to not interrupt Owner's business activities at the Project. Accordingly, the parties shall agree in good faith as to which CCEI Intellectual Properties can be phased out prior to termination, and shall compile a list of all CCEI Intellectual Properties which will require a phase-out period extending past the termination date, said latter Properties being referred to herein as "Post-termination Properties." The list of Post-termination Properties shall identify each such property and shall estimate the amount of time required for each such Property to be phased out from use.

          6.3  License of Post-termination Properties.  Prior to termination of
               --------------------------------------
the Management Agreement, CCEI and Owner shall enter into a license agreement for use of the Post-termination Properties which shall provide for phase-out of use of the Post-termination Properties within the time periods set forth in said agreement. In no event shall CCEI be obligated to license use of any of the Post-termination Properties for a period to exceed six months following termination. The Post-termination Properties license agreement shall include provisions acceptable to CCEI suitable for protecting confidentiality of its Confidential Information and quality control of the products and services being offered at the Project during the term of the license. In no event, however, shall CCEI be obligated to permit Owner the continued use of any of its particularly sensitive business information, such as software source codes or customer credit information. Said Post-termination Properties license agreement shall also include a reasonable royalty for continued use of the Post-termination Properties, which royalty shall be two (2%) percent of Project gross income if the "Circus Circus" name is used as a trade name for the Project, and which shall be a negotiated sum less than two (2%) percent of Project gross income, depending on the extent and importance of the Post-termination Properties actually used, if the "Circus Circus" name is not used as a trade name for the Project.

          6.4  Incidents of Termination.  Except for those specific items of
               ------------------------
CCEI intellectual property which are the subject of the Post-termination Properties license agreement, Owner shall cease use of all CCEI Intellectual Properties upon termination of the Management Agreement. Owner's obligations of confidentiality under Section 3.2 hereof shall survive termination and shall continue for so long as said information is Confidential Information.

     7.   MISCELLANEOUS.
          -------------

          7.1  Assignability of Rights.  This Agreement, and any rights provided
               -----------------------
to Owner hereunder, shall not be assignable or extendable to any party or other person without the prior written consent of CCEI. CCEI shall have the sole and exclusive discretion as to whether or not to approve any request for assignment or extension of rights hereunder.

          7.2  Amendment and Waiver.  This Agreement may not be amended or
               --------------------
modified in any way except by an instrument in writing executed by all parties hereto, except for agreement signed by the waiving party. Waiver by a party of any of the terms or provisions of this Agreement shall not constitute a subsequent waiver of any of the terms or provisions of this Agreement.

          7.3  Governing Document.  This Agreement shall govern in the event of
               ------------------
any inconsistencies between this Agreement and any other agreements between or among the parties hereto.

          7.4  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          7.5  Notices.  Any notices or other communications required or
               -------
permitted hereunder shall be sufficiently given if in writing and addressed as shown below and (i) delivered personally, (ii) sent by overnight commercial courier, (iii) sent by registered or certified mail, return receipt requested, postage prepaid or (iv) transmitted by facsimile machine. All notices personally delivered or sent by overnight courier shall be deemed received on the date of delivery. Notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter's receipt of acknowledgement of receipt from the offices of such addressee provided that hard copy sent to the address indicated herein for such addressee is put in the mail with sufficient postage within twenty-four (24) hours of transmission. All notices forwarded by registered or certified mail shall be deemed received on a date five (5) regular United States Postal Service delivery days immediately following date of deposit in the mail. Notwithstanding anything to the contrary herein, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

     If to Owner:

     American Entertainment, L.L.C.
     8301 West Judge Perez Drive
     Suite 305
     Chalmette, Louisiana 70043

     If to Manager:

     Circus Circus Louisiana, Inc.
     2880 Las Vegas Boulevard South
     Las Vegas, Nevada 89109
     Attention:  General Counsel

     If to CCEI:

     Circus Circus Enterprises, Inc.
     2880 Las Vegas Boulevard South
     Las Vegas, Nevada 89109
     Attention:  General Counsel

     If to AEC:

     American Entertainment Corporation
     8301 West Judge Perez Drive
     Suite 305
     Chalmette, Louisiana 70043

     The names and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes.

     7.6  Amendment, Entire Agreement.  This Agreement constitutes the entire
          ---------------------------
agreement among the parties with respect to the subject matter hereof and supersedes and extinguishes all prior agreements and understandings among the parties with respect to the matters covered by this Agreement. This Agreement may only be amended by written agreement by the necessary parties.

     7.7  Governing Law.  This Agreement is made in the state of Nevada, and
          -------------
shall be governed by and construed in accordance with the laws of Nevada. The parties consent to jurisdiction of the courts of Nevada in any legal action arising under, or relating to the subject matter of, this Agreement.

     CIRCUS CIRCUS ENTERPRISES, INC.


     By:  CLYDE T. TURNER                 Date:  February 8, 1995
        ---------------------------------      -----------------------------
          CLYDE T. TURNER, PRESIDENT

     AMERICAN ENTERTAINMENT, L.L.C.


     By:  CLYDE T. TURNER                 Date:  February 8, 1995
        ---------------------------------      -----------------------------
          CLYDE T. TURNER, PRESIDENT

     CIRCUS CIRCUS LOUISIANA, INC.


     By:  CLYDE T. TURNER                 Date:  February 8, 1995
        ---------------------------------      -----------------------------
          CLYDE T. TURNER, PRESIDENT

     AMERICAN ENTERTAINMENT CORPORATION

     By:  JOSEPH H. GEORGUSIS             Date:  February 8, 1995
        ---------------------------------      -----------------------------
           JOSEPH H. GEORGUSIS, PRESIDENT

                                       13